UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Hilltop Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hilltop Holdings Inc. 6565 Hillcrest Avenue Dallas, Texas 75205 Tel: 214.855.2177 Fax: 214.855.2173 www.hilltop-holdings.com NYSE: HTH

NOTICE OF 2020 ANNUAL MEETING

AND PROXY STATEMENT

April 29, 2020

You are cordially invited to attend our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Dallas, Texas, local time, on July 23, 2020. The meeting will be held at the offices of Hilltop Holdings at 6565 Hillcrest Avenue,  5th Floor, Dallas, Texas 75205. Although we currently intend to hold the Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our website at http://ir.hillop-holdings.com and filed with the Securities and Exchange Commission as additional proxy material.

This booklet includes the formal notice of the meeting and our Proxy Statement. The Proxy Statement tells you about the matters to be addressed, and the procedures for voting, at the meeting.

YOUR VOTE IS VERY IMPORTANT. Even if you only have a few shares, we want your shares to be represented.  If your shares are held in a brokerage account, your broker does not have discretion to vote on your behalf with respect to electing directors or certain other non-routine matters. Accordingly, you must provide specific voting instructions to your broker in order to vote. Please vote promptly in order to ensure that your shares are represented at the meeting.

The Notice of Internet Availability of Proxy Materials or this Proxy Statement and the accompanying proxy card, as applicable, Notice of 2020 Annual Meeting of Stockholders and annual report for the year ended December 31, 2019  will be provided to stockholders of record on or about June 5, 2020.

We look forward to seeing you at the meeting.

Very truly yours,

Jeremy B. Ford
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23,  2020.

Our Proxy Statement and our annual report for the fiscal year ended December 31, 2019 are both available at www.proxyvote.com.

Notice of 2020 Annual Meeting of Stockholders

To Be Held on July 23, 2020

2021
WHEN:	Thursday, July 23, 2020, at 10:00 a.m., Dallas, Texas local time

WHERE:	6565 Hillcrest Avenue, 5th Floor
Dallas, Texas 75205

WHY:	At this meeting, you will be asked to:
	1.	Elect 18 directors to serve on our Board of Directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;
	2.	Approve the Hilltop Holdings Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”);
	3.	Approve the Hilltop Holdings Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”);
	4.	Conduct a non-binding advisory vote to approve executive compensation;
	5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and
	6.	Transact any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

WHO MAY VOTE:	Stockholders of record at the close of business on April 28, 2020.

ANNUAL REPORT:	Our 2019 Annual Report is enclosed.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials, including this proxy statement and our annual report for the year ended December 31, 2019, over the Internet. As a result, we are providing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who are not sent a notice will be sent a paper copy of our proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is very important. Please read the Proxy Statement and voting instructions on the enclosed proxy card.  Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please vote by Internet, telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States. Please see “General Information – What should I do if I want to attend the Annual Meeting in person?” for information on how to obtain directions to be able to attend the meeting and vote in person.

By Order of the Board of Directors,

Corey G. Prestidge
Executive Vice President, General Counsel & Secretary

April 29, 2020

Dallas, Texas

Although we currently intend to hold the Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our website at http://ir.hilltop-holdings.com and filed with the SEC as additional proxy material.

PROXY STATEMENT

i

HILLTOP HOLDINGS INC.

6565 Hillcrest Avenue

Dallas, Texas 75205

PROXY STATEMENT

2020 Annual Meeting of Stockholders

To be Held on July 23, 2020

GENERAL INFORMATION

The Notice of Internet Availability of Proxy Materials, or this Proxy Statement and the accompanying proxy card, as applicable, Notice of 2020 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2019  will be provided to stockholders of record on or about June 5, 2020.

Unless the context otherwise indicates, all references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “ours” or similar words are to Hilltop Holdings Inc. and its direct and indirect wholly owned subsidiaries, references to “Hilltop” refer solely to Hilltop Holdings Inc., references to “PlainsCapital” refer to PlainsCapital Corporation (a wholly owned subsidiary of Hilltop), references to “Securities Holdings” refer to Hilltop Securities Holdings LLC (a wholly owned subsidiary of Hilltop), references to “Hilltop Securities” refer to Hilltop Securities Inc. (a wholly owned subsidiary of Securities Holdings), references to the “Bank” refer to PlainsCapital Bank (a wholly owned subsidiary of PlainsCapital), references to “First Southwest” refer to First Southwest Holdings, LLC (a wholly owned subsidiary of Securities Holdings) and its subsidiaries as a whole, references to “PrimeLending” refer to PrimeLending, a PlainsCapital Company (a wholly owned subsidiary of the Bank) and its subsidiaries as a whole, and references to “NLC” refer to National Lloyds Corporation (a wholly owned subsidiary of Hilltop) and its subsidiaries as a whole.

Why am I receiving these proxy materials?

The Board of Directors of Hilltop, or the Board of Directors, has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our 2020 Annual Meeting of Stockholders, or the Annual Meeting, which will take place at 10:00 a.m. (Dallas, Texas local time) on Thursday,  July 23, 2020, at 6565 Hillcrest Avenue, 5th Floor, Dallas, Texas 75205. This Proxy Statement describes matters on which you, as a stockholder, are entitled to vote. This Proxy Statement also gives you information on these matters so that you can make an informed decision with respect to your vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with rules promulgated by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about June 5, 2020, we will provide a Notice of Internet Availability of Proxy Materials, or the Notice, to selected stockholders of record and beneficial owners. These stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the printing and distribution of our proxy materials.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

➢	view our proxy materials for the Annual Meeting on the Internet;
➢	vote your shares after you have viewed our proxy materials;
➢	register to attend the meeting in person;

➢	request a printed copy of the proxy materials; and
➢	instruct us to send our future proxy materials to you electronically by email.

Copies of the proxy materials are available for viewing at www.proxyvote.com.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of printing and distributing our proxy materials. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What am I voting on?

At the Annual Meeting, stockholders will be asked to:

➢	Elect 18 directors to serve on our Board of Directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;
➢	Approve the 2020 Equity Incentive Plan;
➢	Approve the Employee Stock Purchase Plan;
➢	Conduct a non-binding advisory vote to approve executive compensation;
➢	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and
➢	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends that you vote your shares:

➢	FOR each of our director candidates;
➢	FOR the approval of the 2020 Equity Incentive Plan;
➢	FOR the approval of the Employee Stock Purchase Plan;
➢	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
➢	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

Who is entitled to vote?

Holders of record of our common stock at the close of business on April 28, 2020 are entitled to vote at the Annual Meeting. With respect to each matter presented, a stockholder is entitled to cast one vote for each share of common stock owned at the close of business on April 28, 2020. Our stockholders are not entitled to cumulative voting rights, and dissenters’ rights are not applicable to the matters being voted upon.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

➢

In Person.  You may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, we will provide stockholders of record with a ballot at the Annual Meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You always can change your vote at the Annual Meeting.

➢

Via the Internet.  You may vote by proxy via the Internet by visiting www.proxyvote.com. Have your proxy card or Notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

➢	Via Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

➢	Via Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and sending it back in the envelope provided.

If you are the beneficial owner of shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides to you. New York Stock Exchange, or NYSE, rules prohibit your broker from voting for the election of directors, the approval of the 2020 Equity Incentive Plan, the approval of the Employee Stock Purchase Plan and the approval of executive compensation on your behalf without specific voting instructions from you. Many brokers allow stockholders to provide voting instructions by mail, telephone and the Internet.

How do proxies work?

Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the Annual Meeting in the manner you direct. You may vote for all of our director candidates or withhold your vote as to one or more director candidates, and you may vote for or against, or abstain from voting on, the 2020 Equity Incentive Plan, the Employee Stock Purchase Plan, executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

If you are a stockholder of record and (a) you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors or (b) you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates, FOR the approval of the 2020 Equity Incentive Plan, FOR the approval of the Employee Stock Purchase Plan, FOR the approval, on a non-binding advisory basis, of our executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

If you are the beneficial owner of shares held by a broker or other nominee, also referred to as held in “street name,” and you do not provide such broker or nominee with specific voting instructions, under the rules promulgated by the NYSE, the broker or nominee that holds your shares may generally vote on “routine” matters at its discretion, but cannot vote on “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that broker or nominee will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares, which is generally referred to as a “broker non-vote.”

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you also may receive materials from them asking how you want those shares voted. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

Which matters are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 is considered a “routine” matter. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist with respect to this matter. All other matters set forth in this Proxy Statement are matters that we believe will be designated “non-routine” matters. A broker or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on all matters other than the ratification of the appointment of PricewaterhouseCoopers LLP.

Can I change my vote or revoke my proxy after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting (or before any earlier deadline specified in the Notice or the proxy card) by (a) voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (b) signing and returning a new proxy card with a later date or creating a new electronic voting instruction form with a later date or (c) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting, however, will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering, prior to the Annual Meeting, a written notice of revocation to the corporate Secretary at the address listed under “Questions” on page 87.

Will my shares be voted if I don’t sign a proxy?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or attend the Annual Meeting and vote in person. Under certain conditions, shares that you own that are held by a broker or nominee may be voted even if you do not provide voting instructions to the broker or nominee. As discussed above under “General Information— How do proxies work?”, brokerage firms have the authority under applicable rules to vote on certain “routine” matters, including the ratification of the appointment of auditors.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, a quorum must be present. This means that the holders of at least a majority of the outstanding shares eligible to be cast must be represented at the Annual Meeting, either in person or by proxy. Any shares that we hold for our own benefit may not be voted and are not counted in the total number of outstanding shares eligible to be voted. Both abstentions and broker non-votes (described above) are counted as present for purposes of determining the presence of a quorum. On April 28, 2020, we had 90,088,336 shares of common stock outstanding.

How many votes are needed for approval?

Election of Directors

The 18 director candidates receiving the highest number of affirmative votes, or a plurality, will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Stockholders may not cumulate votes in the election of directors.

Approval of the 2020 Equity Incentive Plan

Approval of the adoption of the 2020 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock cast on the proposal. For purposes of the adoption of the 2020 Equity Incentive Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Approval of the Employee Stock Purchase Plan

Approval of the adoption of the Employee Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock cast on the proposal. For purposes of the adoption of the Employee Stock Purchase Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Advisory Vote to Approve Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on a non-binding advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this advisory vote and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Ratification of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. Brokers have the authority to vote on this proposal in the absence of contrary instructions from a beneficial owner. If this appointment is not ratified by our stockholders, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP. With respect to this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Because it is a routine matter, we do not expect any broker non-votes with respect to this proposal.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting the proxies, and we will bear all costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Notice. Copies of proxy materials will be furnished to banks, brokerage houses and other agents and nominees holding shares in their names that are beneficially owned by others so that they may forward the proxy materials to those beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the proxy materials to the beneficial owners. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all proxy materials to the beneficial owners of the shares that they hold of record. Certain of our officers and employees also may solicit proxies on our behalf by mail, email, phone or fax or in person.

What should I do if I want to attend the Annual Meeting in person?

You will need an admission ticket to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to stockholders of record at the close of business on April 28, 2020 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the Annual Meeting, please indicate that you intend to do so when you are voting by telephone or Internet or follow the instructions on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the corporate Secretary at the address listed under “Questions” on page 87. If you do not have an admission ticket, you must show proof of your ownership of the common stock of the Company at the registration table at the door.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

At the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the director candidates named under “— Nominees for Election as Directors” below.

Our Board of Directors oversees our management on your behalf. The Board of Directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the approval of business combination transactions, the authorization of dividends, the selection of the Chief Executive Officer, setting the scope of executives’ authority to manage our day-to-day operations and the evaluation of executives’ performance.

Our Board of Directors is not classified; thus, all of our directors are elected annually. The Nominating and Corporate Governance Committee has recommended, and our Board of Directors has nominated, for re-election 18 persons currently serving as directors whose terms are expiring at the Annual Meeting. Mr. Brinkerhoff will not stand for re-election at the Annual Meeting.

If elected, each of the persons nominated as a director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Biographical information on each of our nominees is given below.

Nominees for Election as Directors

=
Charlotte Jones Anderson Age 53

Ms. Anderson has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. She previously served as a director of PlainsCapital from September 2009 to November 2012. She currently serves as Executive Vice President and Chief Brand Officer for the Dallas Cowboys Football Club, Ltd., a National Football League team. She has worked in various capacities for the Dallas Cowboys organization since 1990. Since 2012, she has served as Chairman of the NFL Foundation and in 2014 she was appointed by the NFL commissioner to be a member of the NFL Personal Conduct Committee. Ms. Anderson is actively involved with a number of charitable and philanthropic organizations, including The Boys and Girls Clubs of America, the Salvation Army, The Rise School, the Southwest Medical Foundation, the Dallas Symphony, The Dallas Center for Performing Arts Foundation, the Shelton School, TACA, and Make-a-Wish North Texas Foundation.

Rhodes R. Bobbitt Age 74

Mr. Bobbitt has served as a director of Hilltop since November 2005. Mr. Bobbitt is retired. From 1987 until June 2004, he served as a Managing Director and the Regional Office Manager of the Private Client Service Group of Credit Suisse First Boston/Donaldson, Lufkin & Jenrette. Mr. Bobbitt was formerly Vice President of Security Sales in the Dallas office of Goldman, Sachs & Company from 1969 until 1987. He also serves on the Board of Directors of First Acceptance Corporation, including the Nominating and Corporate Governance, Investment, and Audit Committees of that company.

Tracy A. Bolt Age 55

Mr. Bolt has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. In 1994, Mr. Bolt co-founded Hartman Leito & Bolt, LLP, an accounting and consulting firm based in Fort Worth, Texas, where he served as a partner and a member of the firm’s leadership committees until its sale in June 2014. Mr. Bolt holds a Bachelor of Science and Master of Science from the University of North Texas, and he is a certified public accountant. He currently serves as a business advisor to numerous management teams, public and private company boards, not for profit organizations and trusts.

J. Taylor Crandall Age 66

Mr. Crandall has served as a director of Hilltop since April 2015. Mr. Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC, or OHCM, and has served OHCM (or its predecessors) since 1986. He has senior responsibility for originating, structuring and managing investments for OHCM’s Media and Telecom and Technology industry groups. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining OHCM, Mr. Crandall was a Vice President with the First National Bank of Boston. Mr. Crandall serves on the board of directors of Intermedia.net, Inc., Wave Division Holdings, LLC, Omada International, Pulsant Limited, Berlin Packaging LLC and Powdr Corporation. Mr. Crandall is the secretary-treasurer of the Anne T. and Robert M. Bass Foundation, the trustee of the Lucile Packard Foundation for Children’s Health and currently serves on the boards of trustees of The Park City Foundation and the U.S. Ski and Snowboard Team Foundation.

Charles R. Cummings Age 83

Mr. Cummings has served as a director of Hilltop since October 2005. Mr. Cummings currently serves as the Co-Manager of Acoustical Control LLC, a provider of noise abatement equipment primarily for the oil and gas industry. Until the companies were sold in September 2018, he served as the Co-Manager of DCB Solutions, LLC, a service provider to the waste industry, and Argyle Equipment, LLC, a lessor of equipment to the waste industry. In addition, Mr. Cummings is the President and Chief Executive Officer of CB Resources LLC, an investor in the oil and natural gas industry, and Container Investments, LLC, a lessor of equipment to the waste industry, each of which positions he has held since 1999 and 1991, respectively. Until its sale in January 2014, he served as the Chairman of Aaren Scientific, Inc., a manufacturer of intraocular lenses used in cataract surgery. From 1998 through 2008, he was the Chairman and Chief Executive Officer of Aaren Scientific, Inc. and its predecessors. In 1994, Mr. Cummings co-founded I.E.S.I. Corporation, a regional, non-hazardous waste management company, and served as a director until its sale in 2005. Prior to that, he served as a Managing Director of AEA Investors, Inc., a private investment firm. Prior to 1979, he was a partner with Arthur Young & Company.

Hill A. Feinberg Age 73

Mr. Feinberg serves as Chairman Emeritus of Hilltop Securities, a transition from Mr. Feinberg’s previous role as Chairman of Hilltop Securities until June 30, 2019. Until February 20, 2019, he served as Chief Executive Officer of Hilltop Securities, a position he had held since 1991 with First Southwest. He has also served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from December 31, 2008 (in conjunction with PlainsCapital’s acquisition of First Southwest) to November 2012. Prior to joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. Mr. Feinberg is a past chairman of the Municipal Securities Rulemaking Board, the self-regulatory organization with responsibility for authoring the rules that govern the municipal securities activities of registered brokers. Mr. Feinberg was a member of the board of directors of Energy XXI (Bermuda) Limited, a public company that filed bankruptcy in 2016. Mr. Feinberg also formerly served as a member of the board of directors of Compass Bancshares, Inc. and Texas Regional Bancshares, Inc., as an advisory director of Hall Phoenix Energy, LLC and as the non-executive chairman of the board of directors of General Cryogenics, Inc.

Gerald J. Ford Age 75

Mr. Gerald J. Ford has served as Chairman of the Board of Hilltop since August 2007, and has served as a director of Hilltop since June 2005. Mr. Gerald J. Ford served as interim Chief Executive Officer of Hilltop from January 1, 2010 until March 11, 2010. Mr. Gerald J. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the Southwestern United States, over the past 45 years. In that capacity, he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period, he also led investment consortiums that acquired numerous financial institutions, forming in succession, First Gibraltar Bank, FSB, First Madison Bank, FSB and First Nationwide Bank. Mr. Gerald J. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from 1998 to 2002. He currently serves as Chairman of the Board of Freeport McMoRan Copper and Gold Inc. and as a director of Mechanics Bank. Mr. Gerald J. Ford previously served as Chairman of Pacific Capital Bancorp and a director of Scientific Games Corporation, First Acceptance Corporation, SWS Group, Inc. and McMoRan Exploration Co. Mr. Gerald J. Ford also currently serves on the Board of Trustees of Southern Methodist University, is the Co-Managing Partner of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., private equity funds. Hilltop’s President and Chief Executive Officer, Jeremy B. Ford, is the son of Mr. Gerald J. Ford, and Hilltop’s Executive Vice President, General Counsel and Secretary, Corey G. Prestidge, is the son-in-law of Mr. Gerald J. Ford.

Jeremy B. Ford Age 45

Mr. Jeremy B. Ford is the Chief Executive Officer of Hilltop and has served as the Chief Executive Officer or Co-Chief Executive Officer of Hilltop since March 2010. Mr. Jeremy B. Ford also has served as President and a director of Hilltop since 2010. Mr. Jeremy B. Ford has worked in the financial services industry for over 23 years, primarily focused on investments in, and acquisitions of, depository institutions and insurance and finance companies. He has been actively involved in numerous potential acquisitions for Hilltop prior to 2010, and the divestiture of the mobile home communities business in 2007. Mr. Jeremy B. Ford also is currently Chairman of the Board of First Acceptance Corporation. Prior to becoming President and Chief Executive Officer of Hilltop, he was a principal of Ford Financial Fund, L.P., a private equity fund. From 2004 to 2008, he worked for Diamond A-Ford Corporation, where he was involved in various investments made by a family limited partnership. Prior to that, he worked at Liberté Investors Inc. (now First Acceptance Corporation), California Federal Bank, FSB (acquired by Citigroup Inc.), and Salomon Smith Barney (acquired by Citigroup Inc.). Jeremy B. Ford is the son of Gerald J. Ford, Hilltop’s Chairman of the Board, and the brother-in-law of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary.

J. Markham Green Age 76

Mr. Green has served as a director of Hilltop since February 2004. Mr. Green is a private investor. From 2001 to 2003, he served as Vice Chairman of the Financial Institutions and Governments Group in investment banking at JP Morgan Chase. From 1993 until joining JP Morgan Chase, Mr. Green was involved in the start-up, and served on the boards, of eight companies, including Affordable Residential Communities Inc., the predecessor company to Hilltop. From 1973 to 1992, Mr. Green served in various capacities at Goldman, Sachs & Co. in investment banking. He was a general partner of Goldman, Sachs & Co. and co-head of its Financial Services Industry Group. Mr. Green previously served on the board of directors of MENTOR/The National Mentoring Partnership and as Chairman of the Board of PowerOne Media LLC. He actively supports many academic and philanthropic organizations, primarily in Texas.

William T. Hill, Jr. Age 77

Mr. Hill has served as a director of Hilltop since April 2008. He currently has his own law firm. Prior to 2012, Mr. Hill was of counsel at Fitzpatrick Hagood Smith & Uhl, a criminal defense firm. Prior to that, Mr. Hill served as the Dallas District Attorney and the Chief Prosecuting Attorney of the Dallas District Attorney’s office. During his tenure at the District Attorney’s office, Mr. Hill restructured the office of 250 lawyers and 150 support personnel, including the computerization of the office in 1999. For more than four decades, Mr. Hill has been a strong community leader serving on a number of charitable boards and receiving numerous civic awards, including President of the SMU Mustang Board of Directors and Chairman of the Doak Walker Running Back Award for its first year. Mr. Hill currently serves on the board of directors of Oncor Electric Delivery Company LLC, Oncor Electric Delivery Holdings Company LLC and Baylor Hospital Foundation, and is actively involved in the Mercy Street Mission. Mercy Street is a Christian-based organization serving West Dallas children by placing mentors with the children.

Lee Lewis Age 68

Mr. Lewis has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1989 to November 2012. He founded in 1976, and currently serves as the Chief Executive Officer of, Lee Lewis Construction, Inc., a construction firm based in Lubbock, Texas. Mr. Lewis is a member of the American General Contractors Association, West Texas Chapter, Chancellors Council for the Texas Tech University System, and Red Raider Club.

Andrew J. Littlefair Age 59

Mr. Littlefair has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. He is a co-founder of Clean Energy Fuels Corp., a provider of compressed and liquefied natural gas in the United States and Canada that is publicly traded on the NASDAQ Global Select Market, and has served as that company’s President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, he served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. He served as the Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011.

W. Robert Nichols, III Age 75

Mr. Nichols has served as a director of Hilltop since April 2008. Mr. Nichols has been a leader in the construction machinery business since 1966. He was the president of Conley Lott Nichols, a dealer for several manufacturers of construction machinery, until its sale in 2012. In 2013, he purchased an oilfield services company in Midland, Texas, for which he served as Chairman and President until January 2020. He has served on numerous bank and bank holding company boards, including United New Mexico Bancorp and Ford Bank Group. Mr. Nichols is active in civic and charitable activities, serving as an active director at M.D. Anderson Hospital, The Nature Conservancy of Texas and Mercy Street.

Kenneth D. Russell Age 71

Mr. Russell has served as a director of Hilltop since August 2010. Mr. Russell currently serves as the Chief Executive Officer of First Acceptance Corporation. Prior to that, he served as the President and Chief Executive Officer of Mechanics Bank from June 2015 to October 2016.  Mr. Russell has been a Principal of Ford Financial Fund II, L.P., a private equity fund based in Dallas, Texas, since 2010. Over a long career at KPMG, he rose from a staff accountant in the U.S. division to become a member of KPMG Germany’s managing Board of Directors. During 20 years in KPMG LLP’s Dallas office, he led the engagement efforts with the firm’s regional banking, thrift and other financial service clients. In 1993, Mr. Russell joined KPMG’s national office in New York and led their financial services advisory unit, which supported many of the nation’s largest banks. In 2001, he joined the Managing Board for KPMG in Germany, where he served as the global lead partner in the firm’s relationship with Deutsche Bank. That position entailed managing and consulting on banking operations in over 50 countries for the multi-national German bank. Mr. Russell retired from the KPMG Germany Managing Board in 2008 in order to lead a new Partner Mentoring Program for KPMG’s offices throughout Europe, working to help young professionals become category and practice leaders. He also serves on the Board of Directors of First Acceptance Corporation and Mechanics Bank.

A. Haag Sherman Age 54

Mr. Sherman has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. Mr. Sherman is the Chief Executive Officer of Tectonic Holdings LLC, a registered investment advisor, and Sanders Morris Harris LLC, a broker-dealer. Mr. Sherman also is the Chairman of T Bancshares, Inc. and a director of T Bank. Prior thereto, Mr. Sherman co-founded and served in various executive positions (including Chief Executive Officer and Chief Investment Officer) of Salient Partners, LP, a Houston-based investment firm. In addition, he previously served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio. He previously served as a director of Miller Energy Resources and ZaZa Energy Corp. Mr. Sherman has served as an adjunct professor of law at The University of Texas School of Law. Mr. Sherman previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm. Mr. Sherman is an attorney and certified public accountant.

Jonathan S. Sobel Age 53

Mr. Sobel has served as a director of Hilltop since July 2019. Mr. Sobel is a partner of Ford Management II, L.P. and Ford Management III, L.P., the general partner of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., respectively, Dallas-based private equity funds. He also is the Managing Member of DTF Holdings, LLC, an investment manager to the Company and several other entities affiliated with Mr. Gerald J. Ford. Prior to forming DTF Holdings, LLC, Mr. Sobel was an employee of Goldman Sachs & Co. from 1987 to 2008, and was a Partner Managing Director from 1998 to 2008. While at Goldman Sachs, Mr. Sobel was Global Head of the Mortgage Department, Global Head of Money Markets, head of the firm’s Global Bank Group, and the Chief Risk Officer for Goldman Sachs Asset Management. Mr. Sobel also was a member of Goldman Sachs’ Capital, Risk and Finance Committees. He is a trustee of the Hospital for Special Surgery and the Whitney Museum. He also is a member of the Executive Committee of the Columbia College Alumni Association.

Robert C. Taylor, Jr. Age 72

Mr. Taylor has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1997 to November 2012. He has been engaged in the wholesale distribution business in Lubbock, Texas since 1971. In February 2009, Mr. Taylor was appointed to serve as Chief Executive Officer for United Supermarkets, LLC, a retail grocery business in Texas since 1915 and has served as its President since its acquisition by Albertsons LLC. He also serves on the board of directors of United Supermarkets, LLC. Prior to that appointment, Mr. Taylor served as the Vice President of Manufacturing and Supply Chain for United Supermarkets since 2007. From 2002 to 2007, Mr. Taylor was the President of R.C. Taylor Distributing, Inc., a business engaged in the distribution of general merchandise, candy and tobacco to retail outlets in West Texas and Eastern New Mexico. He is chairman of the Lubbock Downtown Tax Increment Finance Redevelopment Committee and serves on the Texas Tech Chancellors Advisory Board.

Carl B. Webb Age 70

Mr. Webb has served as a director of Hilltop since June 2005. Mr. Webb is a Co-Managing Member of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., private equity funds  based in Dallas, Texas. From August 2010 until December 2012, Mr. Webb served as the Chief Executive Officer of Pacific Capital Bancorp and as Chairman of the Board and Chief Executive Officer of Santa Barbara Bank & Trust, N.A. He was a Senior Principal of Ford Financial Fund, L.P., a private equity fund that was the parent company of SB Acquisition Company LLC, the majority stockholder of Pacific Capital Bancorp prior to its sale to UnionBanCal Corporation. In addition, Mr. Webb has served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. He served as the Co-Chairman of Triad Financial Corporation, a privately held financial services company, from July 2007 to October 2009, and was the interim President and Chief Executive Officer from August 2005 to June 2007. Previously, Mr. Webb was the President and Chief Operating Officer and a Director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and Chief Executive Officer of First Madison Bank, FSB (1993 to 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and a Director of First National Bank at Lubbock (1983 to 1988). Mr. Webb also is the Chairman of Mechanics Bank and a director of Prologis, Inc. He is a former director of Pacific Capital Bancorp, M&F Worldwide Corp. and Plum Creek Timber Company.

Director Independence

Our Board of Directors has affirmatively determined that 11 of the 18 nominees for election as directors at the Annual Meeting have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and are independent within the meaning of the director independence requirements of the listing standards of the NYSE. The independent directors are Charlotte Jones Anderson, Rhodes Bobbitt, Tracy A. Bolt, J. Taylor Crandall, Charles R. Cummings, J. Markham Green, William T. Hill, Jr., Andrew J. Littlefair, W. Robert Nichols, III, A. Haag Sherman and Robert C. Taylor, Jr.

In conducting its annual review of director independence, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company. The Board of Directors considered that one director it determined to be independent —Mr. Littlefair — had, or a member of his immediate family or an affiliated company in which he is employed or in which he is a principal equity holder had, received a loan from the Bank in the ordinary course of business, which our Board of Directors does not view as compensation. In our management’s opinion, this loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with other unaffiliated persons and does not involve more than normal risk of collectability. This loan was repaid in full and terminated on December 3, 2019. In addition, the Board of Directors considered transactions between the Bank and Clean Energy Finance, Inc., a subsidiary of Clean Energy Fuels Corp., a company for which Andrew J. Littlefair serves as a director and president and chief executive officer. Mr. Littlefair also beneficially owned 1.2% of the outstanding shares of common stock of Clean Energy Fuels Corp. at March 25, 2020. From late 2011 through December 31, 2018, the Bank purchased, in a series of transactions, an aggregate of approximately $16.4 million in original principal amount of promissory notes issued by unaffiliated third parties from Clean Energy Finance, Inc. Although purchased at a premium to the outstanding principal balance on the notes, at the time of purchase, the interest rates on the notes exceeded the market rates charged by the Bank on similar-type loans that it originated. Clean Energy Finance, Inc. performs the servicing on the notes at no cost to the Bank, and the Bank purchased these notes with recourse to Clean Energy Finance, Inc. in the event of default. The aggregate yearly payments of the purchase prices in these transactions constituted less than 2% of the consolidated gross revenues of each of Clean Energy Fuels Corp. and the Company in the applicable year purchased and were made in the ordinary course of business in arms-length transactions. Mr. Littlefair did not have a direct financial interest in any of the transactions with Clean Energy Finance, Inc. The Bank did not purchase promissory notes issued by unaffiliated third parties from Clean Energy Finance, Inc. during 2019.

The Board of Directors also considered the lease transactions and relationships between companies affiliated with Ms. Anderson, a director of the Company, and the Company. The Audit Committee of the Board of Directors reviewed and approved each of these leases and determined such leases were on an arms-length basis. Accordingly, the Board of Directors determined that Ms. Anderson is, and continues to be, an independent director of the Company given, among other things, the arrangement and the immaterial nature of the leases to Ms. Anderson and the Company.

Meeting Attendance

Our Board of Directors met six times during 2019.  No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served, if applicable, during 2019. Our Board of Directors has not adopted a formal policy with regard to director attendance at the annual meetings of stockholders. We, however, encourage members of the Board of Directors to attend annual meetings. Eighteen directors, former directors,  or newly elected directors, Messrs. Rhodes Bobbitt, Tracy Bolt, Joris Brinkerhoff, J. Crandall, Hill A. Feinberg, Gerald J. Ford, Jeremy B. Ford, Mark Green, William Hill, Lee Lewis, Andrew Littlefair, Robert Nichols, Clifton Robinson, Kenneth Russell, Haag Sherman, Jonathan Sobel, Robert Taylor and Carl Webb, attended the 2019 annual meeting of stockholders.

Vote Necessary to Elect Directors

The 18 director candidates receiving the highest number of affirmative votes, or a plurality, will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable NYSE rules, a broker or other nominee does not have the authority to vote for the director nominees in the absence of instructions from the beneficial owner of the relevant shares. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

Director Compensation

General

Members of our Board of Directors who also are full-time employees do not receive any compensation for their service on the Board of Directors or any committee of the Board of Directors. During 2019, the Chairman of the Board of Directors and all other directors received the following compensation for their service on the Board of Directors:

	Annual Fee	Annual Fee
Committee	for Chairperson ($)	for Other Members ($)
Board of Directors	210,000	48,000
Audit Committee	70,000	8,000
Nominating and Corporate Governance Committee	15,000	5,000
Compensation Committee	15,000	5,000
Investment Committee	30,000	5,000
Risk Committee	50,000	8,000
Merger and Acquisition Committee	15,000	5,000
Executive Committee (a)	—	5,000

(a)

Subsequent to the retirement of Mr. Alan B. White, former Co-Chief Executive Officer of the Company, on April 1, 2019, Jeremy B. Ford, President and Chief Executive Officer of the Company, was appointed chairman of the Executive Committee. Because he is an employee of the Company, no fee is or was paid to the chairman of the Executive Committee.

Members of our Board of Directors may elect to receive their aggregate Board of Directors and board committee compensation:

•	entirely in the form of cash;
•	entirely in the form of common stock; or
•	one-half in cash and one-half in common stock.

Any elections, or changes in elections, by directors regarding the form of compensation to be received may only occur during a “trading window” and only become effective at the “trading window” immediately following such election or change in election. Cash and shares of common stock are paid and issued, respectively, on a calendar quarterly basis, with no vesting requirements. Customarily, these payments and issuances occur by the fifth day of the month following the applicable calendar quarter-end. The value of the common stock awarded is based upon the average closing price per share of our common stock for the last ten consecutive trading days of the applicable calendar quarter.  In lieu of fractional shares of common stock that would otherwise be issuable to a  director, we pay cash to the director based upon the value of those fractional shares at the value of the shares awarded to the director. If a director does not serve for the entire calendar quarter, that director is compensated based upon the time of service during the applicable calendar quarter.

Under our stock ownership policy, directors are expected to own shares with a value greater than five times their annual retainer for serving on the Board of Directors of the Company, unless they are subject to certain restrictions on receiving director fees or in fees in the form of stock.

In addition to the fees paid to our Chairman of the Board of Directors described above, we also grant the Chairman of the Board of Directors a restricted stock unit, or RSU, award representing 30,000 shares each year. This RSU award cliff vests on the third anniversary of the date of grant. The RSU award agreement also provides for pro rata vesting upon termination without cause, death or disability. Commencing in 2019, all equity award agreements, including the RSU awards granted to the Chairman of the Board of Directors, contain “double trigger” provisions, which require termination without cause within the six months preceding or the twelve months following a change in control in order for the equity awards to vest in connection with a change in control. Further discussion of the change in control payments that may be made pursuant to the 2012 Equity Incentive Plan may be found in the “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” section below. The Compensation Committee evaluates the compensation of directors annually, including grants of RSUs to the Chairman of the Board of Directors. Given the experience and involvement of the Chairman of the Board of Directors, we believe that the compensation paid to the Chairman of the Board of Directors is considerably less than the cost that we would incur to employ or retain someone else of his caliber to provide guidance and advice to us as frequently as he does.

Each member of our Board of Directors is reimbursed for out-of-pocket expenses associated with his or her service on, and attendance at, Board of Directors or board committee meetings. Other than as described above, members of our Board of Directors receive no additional compensation for their service on the Board of Directors or board committees.

Political Action Committee Matching Program

The Hilltop Holdings Inc. PAC and the NLASCO Political Action Committee, or the PACs,  are separate segregated funds that were formed to make political contributions. To encourage participation in the PACs by eligible participants, for each contribution made to the PACs by an eligible individual contributor, Hilltop or NLC, as applicable, makes a matching contribution to any Section 501(c)(3) organization of the contributor’s choice, dollar for dollar, up to the maximum amount an eligible individual can contribute to the PACs in a given calendar year. Under this program, no contributor to the PACs receives any financial, tax or other tangible benefit or premium from either the recipient charities or us. These programs are completely voluntary.

2019 Director Compensation

Director Compensation Table for 2019

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation		Total
Name	($)(a)	($)(a)	($)		($)
Charlotte Jones Anderson	29,030	28,970	—		58,000
Rhodes R. Bobbitt	88,000	—	—		88,000
Tracy A. Bolt	41	110,959	—		111,000
W. Joris Brinkerhoff	53,000	—	—		53,000
J. Taylor Crandall	68,000	—	—		68,000
Charles R. Cummings	123,000	—	—		123,000
Hill A. Feinberg	—	—	—		—
Gerald J. Ford (b)	49	214,951	581,100	(c)	796,100
Jeremy B. Ford	—	—	—		—
J. Markham Green	69,000	—	—		69,000
William T. Hill, Jr.	31,544	31,456	—		63,000
Lee Lewis	53,000	—	—		53,000
Andrew J. Littlefair	26,557	26,443	—		53,000
W. Robert Nichols, III	68,000	—	—		68,000
C. Clifton Robinson (d)	36,000	—	—		36,000
Kenneth D. Russell	56,000	—	—		56,000
A. Haag Sherman	51	67,949	—		68,000
Jonathan S. Sobel (e)	10,025	9,975	—		20,000
Robert C. Taylor, Jr.	29,030	28,970	—		58,000
Carl B. Webb	52	52,948	—		53,000
Alan B. White (f)	—	—	—		—

(a)

Fees earned for services performed in 2019 include annual retainers and chairperson remuneration. Aggregate fees paid to non-employee directors for annual retainers and committee chairmanships were paid quarterly. Cash was paid in lieu of the issuance of fractional shares. Service for any partial quarter is calculated and paid on the basis of time served during the applicable calendar quarter. Non-employee directors are solely responsible for the payment of taxes payable on remuneration paid by the Company. The number of shares awarded was determined based upon the average closing price per share of our common stock for the last ten consecutive trading days of the calendar quarter during which the stock was earned, and the dollar value reported in the table represents the aggregate dollar amount of cash fees forgone.

(b)	Mr. Gerald J. Ford held an aggregate 90,000 unvested RSUs as of December 31, 2019.
(c)

Reflects grant date fair value of a  stock award calculated in accordance with the provisions of the Stock Compensation Topic of the Accounting Standards Codification (“ASC”). Such award represents a time-based RSU that will cliff vest upon the earlier of February 27, 2022 and a change of control.

(d)	Mr. Robinson resigned as a member of the Board of Directors effective September 26, 2019.
(e)	Mr. Sobel was elected to the Board of Directors on July 25, 2019.
(f)	Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.

As described above, the 2019 stock awards were issued to each non-employee director who elected to receive all or part of his or her director compensation in the form of our common stock generally within five days following each applicable calendar quarter-end. All of our personnel, as well as non-employee directors, are subject to trading restrictions with regard to our common stock, and trading may only occur during a “trading window.” Provided that any such party does not possess material, non-public information about us, this trading period commences on the next trading day following two calendar days after the public release of quarterly or annual financial information and continues until the close of business on the 10th calendar day of the last month of the fiscal quarter.

The following numbers of shares of our common stock were issued to our directors as director fees for services performed during 2019:

Number of
Name	Shares
Charlotte Jones Anderson	1,352
Tracy A. Bolt	5,178
Gerald J. Ford	10,031
William T. Hill, Jr.	1,468
Andrew J. Littlefair	1,234
A. Haag Sherman	3,171
Jonathan S. Sobel	402
Robert C. Taylor, Jr.	1,352
Carl B. Webb	2,471

For further information about the stockholdings of these directors and our management, see “Security Ownership of Certain Beneficial Owners and Management” commencing on page 25 of this Proxy Statement.

Board Committees

General

The Board of Directors appoints committees to assist it in carrying out its duties. In particular, committees work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors. Each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee, the Investment Committee, the Merger and Acquisition Committee, and the Executive Committee. A more detailed description of these committees is set forth below. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management. The Board of Directors has adopted a written charter for each of these committees. Current copies of the charters for each of the foregoing committees, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, or the General Code of Ethics and Business Conduct, and Code of Ethics for Chief Executive and Senior Financial Officers, or the Senior Officer Code of Ethics, may be found on our website at ir.hilltop-holdings.com, under the heading “Investor Relations  — Corporate Information — Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at the address listed under “Questions” on page 87.

Committee Membership

The following table shows the current membership of, and the 2019 fiscal year meeting information for, each of the committees of the Board of Directors.

	Audit		Compensation		Nominating and Corporate		Risk		Investment		Merger and		Executive
Name	Committee		Committee		Governance Committee		Committee		Committee		Acquisition Committee		Committee
Charlotte Jones Anderson *													
Rhodes Bobbitt *									Chairman				
Tracy A. Bolt *							Chairman						
W. Joris Brinkerhoff *													
J. Taylor Crandall *											Chairman		
Charles R. Cummings *	Chairman												
Hill A. Feinberg													
Gerald J. Ford													
Jeremy B. Ford													Chairman
J. Markham Green *													
William T. Hill, Jr. *													
Lee Lewis													
Andrew J. Littlefair *													
W. Robert Nichols, III *					Chairman								
C. Clifton Robinson *†													
Kenneth D. Russell													
A. Haag Sherman *			Chairman										
Jonathan S. Sobel ††													
Robert C. Taylor, Jr.*													
Carl B. Webb													
Alan B. White †††												
Meetings in Fiscal 2019	8		7		4		6		4		1		4

*Denotes independent director.

†  Mr. Robinson resigned as a member of the Board of Directors effective September 26, 2019.

††  Mr. Sobel was elected as a member of the Board of Directors on July 25, 2019.

†††Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.

Audit Committee

We have a standing Audit Committee established within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee helps our Board of Directors ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. In furtherance of those matters, the Audit Committee assists in the establishment and maintenance of our internal audit controls, selects, meets with and assists the independent registered public accounting firm, oversees each annual audit and quarterly review and prepares the report that federal securities laws require be included in our annual proxy statement, which appears on page 49. Mr. Cummings has been designated as Chairman, and Messrs. Green and Bolt are members, of the Audit Committee. Our Board of Directors has reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board of Directors has determined that each of Mr. Cummings and Mr. Bolt qualifies as an “audit committee financial expert,” as defined by the rules of the SEC, and each member of the Audit Committee is independent in accordance with the listing standards of the NYSE. Currently, none of our Audit Committee members serve on the audit committees of three or more public companies.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers the Hilltop Holdings Inc. 2012 Annual Incentive Plan, or the Annual Incentive Plan, and the Hilltop Holdings Inc. 2012 Equity Incentive Plan, or the 2012 Equity Incentive Plan, and produces the annual report on executive compensation for inclusion in our annual proxy statement, which appears on page 49. Each member is independent in accordance with the listing standards of the NYSE.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose is as follows:

•	Identify, screen and recommend to our Board of Directors individuals qualified to serve as members, and on committees, of the Board of Directors;
•	Advise our Board of Directors with respect to the composition, procedures and committees of the Board of Directors;
•	Advise our Board of Directors with respect to the corporate governance principles applicable to the Company; and
•	Oversee the evaluation of the Board of Directors and our management.

Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of the NYSE.

Risk Committee

The purpose of the Risk Committee is to provide assistance to the Board of Directors in its oversight of:

•	The Company’s risk governance structure;
•	The Company’s risk tolerance;
•	The Company’s risk management and risk assessment guidelines and policies regarding market, credit, operational, liquidity, funding, strategic, regulatory and such other risks as necessary;
•	The Company’s capital and liquidity and funding; and
•	The performance of the Company’s enterprise risk function.

The duties assigned to the Risk Committee are meant to ensure that there is an effective system reasonably designed to evaluate and control risk throughout the Company.

Investment Committee

The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures that we utilize in determining that funds are invested in accordance with policies and limits approved by the Investment Committee; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities.

Merger and Acquisition Committee

The purpose of the Merger and Acquisition Committee is to review potential mergers, acquisitions or dispositions of material assets or a material portion of any business proposed by management and to report its findings and conclusions to the Board of Directors. Each member of the Merger and Acquisition Committee is independent in accordance with the listing standards of the NYSE.

Executive Committee

The Executive Committee, with certain exceptions, has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors.

Corporate Governance

General

We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to maintain our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education and executive sessions. A copy of the corporate governance guidelines may be found at our corporate website at ir.hilltop-holdings.com under the heading “Investor Relations — Corporate Information — Governance Documents.” A copy also may be obtained upon request from our corporate Secretary at the address listed under “Questions” on page 87.

Board Leadership Structure

We have separated the offices of Chief Executive Officer and Chairman of the Board as a means of separating management of the Company from our Board of Director’s oversight of management. Separating these roles also enables an orderly leadership transition when necessary. We believe, at this time, that this structure provides desirable oversight of our management and affairs. We have in the past appointed, and will continue to appoint, lead independent directors as circumstances require. No lead independent director is appointed at this time.

Risk Oversight

Our Board of Directors and the Risk Committee of the Board of Directors oversee an enterprise-wide approach to risk management, including cybersecurity risks, intended to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Our Board of Directors and the Risk Committee are actively involved in establishing and refining our business strategy, including assessing management’s appetite for risk and determining the appropriate level of overall risk for the Company. The Company conducts continual assessments through its enterprise risk function.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors outside of the Risk Committee also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and, from time to time, discusses and evaluates matters of risk, risk assessment and risk management with our management team. The Compensation Committee is responsible for overseeing the management of risk associated with our compensation policies and arrangements. The Nominating and Corporate Governance Committee ensures that the internal rule processes by which we are governed are consistent with prevailing governance practices and applicable laws and regulations. Finally, the Investment Committee ensures that our funds are invested in accordance with policies and limits approved by it. Our Senior Officer Code of Ethics, General Code of Ethics and Business Conduct, committee charters and other governance documents are reviewed by the appropriate committees annually to confirm continued compliance, ensure that the totality of our risk management processes and procedures is appropriately comprehensive and effective and that those processes and procedures reflect established best practices.

Board Performance

Our Board of Directors conducts an evaluation of performance with a view to improving effectiveness of the Board of Directors. In addition, the full Board of Directors reviews annually the qualifications and effectiveness of the Audit Committee and its members.

Director Qualifications for Service

As described below, the Nominating and Corporate Governance Committee considers a variety of factors when evaluating a potential candidate to fill a vacancy on the Board of Directors or when nomination of an incumbent director for re-election is under consideration. The Nominating and Corporate Governance Committee and the Board of Directors strive to balance a diverse mix of experience, perspective, skill and background with the practical requirement that the Board of Directors will operate collegially, with the common purpose of overseeing our business on behalf of our stockholders. All of our directors possess relevant experience, and each of them approaches the business of the Board of Directors and his or her responsibilities with great seriousness of purpose. The following describes, with respect to each director, his or her particular experience, qualifications, attributes and skills that qualify him or her to serve as a director:

Charlotte Jones Anderson	Ms. Anderson has significant managerial and executive officer experience with large entrepreneurial businesses and brand management.

Rhodes R. Bobbitt	Mr. Bobbitt has an extensive investment background. This is particularly important given the investment portfolios at our subsidiaries.

Tracy A. Bolt	Mr. Bolt has significant experience concerning accounting and risk matters that is essential to our Audit Committee’s, Risk Committee’s and Board of Directors’ oversight responsibilities.

J. Taylor Crandall	Mr. Crandall has significant experience in finance and management and board governance, including his experience serving on the boards of directors of public and private companies.

Charles R. Cummings	Mr. Cummings has an extensive operational and accounting background. His expertise in these matters brings considerable strength to our Audit Committee and Board of Directors in these areas.

Hill A. Feinberg

Mr. Feinberg has extensive knowledge and experience concerning the broker-dealer segment and the industry in which it operates through his extended period of service to First Southwest and Hilltop Securities.

Gerald J. Ford

Mr. Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 45 years. His extensive banking industry experience and educational background provide him with significant knowledge in dealing with financial and regulatory matters, making him a valuable member of our Board of Directors. In addition, his service experience on the boards of directors and audit and corporate governance committees of a variety of public companies gives him a deep understanding of the role of the Board of Directors.

Jeremy B. Ford

Mr. Jeremy B. Ford has extensive executive officer experience and knowledge of our operations. Additionally, he has been actively involved in numerous acquisitions, including those consummated by Hilltop.

J. Markham Green

Mr. Green has an extensive background in financial services, as well as board service. His investment banking background also provides our Board of Directors with expertise surrounding acquisitions and investments.

William T. Hill, Jr.

Mr. Hill’s experience with legal and compliance matters, along with his management of a large group of highly skilled professionals, have given him considerable knowledge concerning many matters that come before our Board of Directors. Mr. Hill also serves on several civic and charitable boards, which has given him invaluable experience in corporate governance matters.

Lee Lewis

Through his service on our Board of Directors and former service on PlainsCapital’s Board of Directors, Mr. Lewis has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Lewis as an owner and chief executive officer of a Texas-based company also provides unique insight to the Board of Directors.

Andrew J. Littlefair

Mr. Littlefair has significant experience serving as a chief executive officer and as a director of publicly traded companies and provides the Board of Directors with the perspective of one of PlainsCapital’s customers.

W. Robert Nichols III	Mr. Nichols has broad experience in managing and leading enterprises. This significant experience provides our Board of Directors with additional perspectives on our operations.

Kenneth D. Russell	Mr. Russell’s extensive background in accounting and operating entities provides valuable insight to our Board of Directors, including merger and acquisition activities.

A. Haag Sherman	Mr. Sherman has significant experience concerning investing, legal and accounting matters that is essential to our Board of Director’s oversight responsibilities.

Jonathan S. Sobel

Mr. Sobel has significant experience in the banking, mortgage and broker-dealer industries, as well as risk management. He also possesses extensive knowledge regarding the Company and its operations, which makes him a valuable member of the Board of Directors.

Robert C. Taylor, Jr.

Through his service on our Board of Directors and former service on PlainsCapital’s Board of Directors, Mr. Taylor has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Taylor as a manager of a Texas-based company also provides unique insight to the Board of Directors.

Carl B. Webb

Mr. Webb possesses particular knowledge and experience in strategic planning and the financial industry, as well as expertise in finance, that strengthen the Board of Directors’ collective qualifications, skills and experience.

Executive Board Sessions

The current practice of our Board of Directors is to hold an executive session of its non-management directors at least once per quarter. The individual who serves as the chair at these executive sessions is the Chairman of the Board of Directors. Executive sessions of the independent directors of the Board of Directors also are held at least once per fiscal year, and at each executive session the independent directors select the independent director to preside over such executive session.

Communications with Directors

Our Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, the non-management directors or any group or committee of directors by mail. To communicate with our Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. The correspondence should be sent to Hilltop Holdings Inc., c/o Corporate Secretary, 6565 Hillcrest Avenue, Dallas, Texas 75205.

All communications received as set forth in the preceding paragraph will be opened by the corporate Secretary or assistant corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board of Directors or any group or committee of directors, the corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the corporate Secretary or other appropriate person.

Code of Business Conduct and Ethics

We have adopted a Senior Officer Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. We also have adopted a General Code of Ethics and Business Conduct applicable to all officers, directors and employees. Both codes are available on our website at ir.hilltop-holdings.com under the heading “Investor Relations — Corporate Information — Governance Documents.” Copies also may be obtained upon request by writing our corporate Secretary at the address listed under “Questions” on page 87. We intend to disclose any amendments to, or waivers from, our Senior Officer Code of Ethics and our General Code of Ethics and Business Conduct at the same website address provided above.

Hedging and Other Securities Transaction Policy

The Company has adopted a written Insider Trading Policy, or the Trading Policy, which sets forth the Company’s policies and procedures. Directors and executive officers are required to receive the permission of the General Counsel prior to entering into any transactions in our securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods for directors, executive officers and certain employees. Directors and employees who are subject to trading restrictions, may enter into a trading plan under Rule 10b5-1 under the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the General Counsel. We require trading plans to include a waiting period and the trading plans may not be amended during their term. Such director or employee bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

All employees also are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities. Additionally, all employees are prohibited from hedging or pledging unvested RSUs.  The Trading Policy is available on our website at ir.hilltop-holdings.com under the heading “Investor Relations — Corporate Information — Governance Documents.”

All employees are prohibited from hedging or pledging unvested restricted stock units.

Policies and Procedures for Approval of Related Party Transactions

Transactions with related persons are governed by our General Code of Ethics and Business Conduct, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions.

The Company also has adopted a written Related Party Transaction Policy, or the Related Party Policy, which sets forth the Company’s policies and procedures for reviewing and approving transactions with related persons – namely, our directors, executive officers, their respective immediate family members and 5% stockholders. The transactions covered by the Policy include any financial transaction, arrangement or relationship in which the Company is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Related Party Policy, the related person is required to report all relevant facts with respect to the transaction to the Chief Executive Officer or General Counsel of Hilltop. Upon determination by the Company’s legal department that a transaction requires review under the Related Party Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Audit Committee. The transaction is then reviewed by the disinterested members of the Audit Committee, who determine whether approval of the transaction shall be granted. In reviewing a transaction, the Audit Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.

Certain types of transactions are pre-approved in accordance with the terms of the Related Party Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Company, including loans, provided that such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

Stockholder Rights and Protections

The Company’s Amended and Restated Charter and By-laws provide stockholders with important rights and protections, including:

•	The ability to call a special meeting by stockholders holding at least 15% of the outstanding shares of our common stock, subject to a one-year ownership requirement and certain other requirements.
•	No “poison pill” in effect.
•	No super-majority vote requirements in our Amended and Restated Charter or By-laws (other than for an action by written consent).

The Company’s Amended and Restated Charter and By-laws are available as exhibits to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, as filed with SEC.

Director Nomination Procedures

The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the Board of Directors should have a demonstrated ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the Board of Directors, the Nominating and Corporate Governance Committee also seeks to have the Board of Directors nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

The Nominating and Corporate Governance Committee expects, in the future, to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee also will consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee expects to collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, and if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee expects to request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In addition to formally nominating individuals for election as directors in accordance with our Third Amended and Restated Bylaws, as summarized below on page 86 under “Stockholder Proposals for 2021,” stockholders may send written recommendations of potential director candidates to the Nominating and Corporate Governance Committee for its consideration. Such recommendations should be submitted to the Nominating and Corporate Governance Committee “c/o Corporate Secretary” at Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205. Director recommendations submitted by stockholders should include the following information regarding the stockholder making the recommendation and the individual(s) recommended for nomination:

•	name, age, business address and residence address;
•

the class, series and number of any shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop owned, beneficially or of record (including the name of the nominee holder if beneficially owned);

•	the date(s) that shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop were acquired and the investment intent of such acquisition;
•

any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any securities of Hilltop or any affiliate of Hilltop;

•

whether and the extent to which such person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the prior six months has engaged in, any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (a) manage risk or benefit of changes in the price of Hilltop securities or any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement or (b) increase or decrease the voting power of such person in Hilltop disproportionately to such person’s economic interest in Hilltop securities (or, as applicable, any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement);

•

any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with us), by security holdings or otherwise of such person in us or in any of our affiliates, other than an interest arising from the ownership of securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

•

the investment strategy or objective, if any, of the stockholder making the recommendation and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors, or potential investors, in such stockholder (if not an individual);

•	to the extent known by the stockholder making the recommendation, the name and address of any other stockholder supporting the nominee for election or reelection as a director;
•

a certificate executed by the proposed nominee that certifies that the proposed nominee is not, and will not, become a party to any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and that the proposed nominee consents to being named in a proxy statement and will serve as a director if elected;

•	completed proposed nominee questionnaire (which will be provided upon request by writing or telephoning our corporate Secretary at the address or phone number listed under “Questions” on page 87); and
•

all other information that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules promulgated thereunder.

The stockholder recommendation of potential director candidates and information described above must be delivered to the corporate Secretary not earlier than the 120th day and not later than 5:00 p.m., Dallas, Texas local time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the first anniversary of the date of the preceding year’s annual meeting, the stockholder recommendation and information must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Dallas, Texas local time, on the later of the 90th day prior to the date of such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which public announcement of the date of such annual meeting is first made. In the event, however, the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder recommendation also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the corporate Secretary not later than 5:00 p.m., Dallas, Texas local time, on the 10th day following the day on which the public announcement is first made.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates for nomination to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

No fee was paid to any third party or parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee did not receive the name of any stockholder recommendations for director nominees with respect to the Annual Meeting.

The Nominating and Corporate Governance Committee did not receive any recommendations for director nominees from any non-management stockholder or group of stockholders that beneficially owns more than 5% of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding our common stock beneficially owned as of April 28, 2020 by any person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to beneficially own more than five percent of the outstanding shares of our common stock.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (a)
Gerald J. Ford (b)	15,703,455	17.4%
6565 Hillcrest Avenue, 6th Floor
Dallas, Texas 75205
The Vanguard Group (c)	6,406,191	7.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP (d)	5,489,300	6.1%
Building One
6300 Bee Cave Road
Austin, Texas 78746
BlackRock, Inc. (e)	5,001,634	5.6%
55 East 52nd Street
New York, New York 10055

(a)

Based on 90,088,336 shares of common stock outstanding on April 28, 2020. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 28, 2020 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(b)

The shares of common stock beneficially owned by Mr. Gerald J. Ford include 60,915 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor and trustee of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole member of Diamond HTH Stock Company GP, LLC, which is the sole general partner of Diamond HTH Stock Company, LP, which is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford is the sole limited partner of Diamond HTH Stock Company, LP. Each of Mr. Gerald J. Ford, Diamond A Financial, LP, Diamond HTH Stock Company, LP and Diamond HTH Stock Company GP, LLC may be deemed to have shared voting and dispositive power of these shares. Excludes 90,000 RSUs that will not vest within 60 days of April 28, 2020.

(c)

Based on the Schedule 13G (Amendment No. 4) filed with the SEC by The Vanguard Group on February 12, 2020. According to the Schedule 13G (Amendment No. 4), The Vanguard Group has sole voting power over 70,730 shares of our common stock, shared voting power over 9,980 shares of our common stock, sole dispositive power over 6,337,361 shares of our common stock and shared dispositive power over 68,830 shares of our common stock. The Schedule 13G (Amendment No. 4) reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 58,850 shares of our common stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 21,860 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

(d)

Based on the Schedule 13G (Amendment No. 3) filed with the SEC by Dimensional Fund Advisors LP on February 12, 2020. According to the Schedule 13G (Amendment No. 3), Dimensional Fund Advisors LP has sole voting power over 5,395,393 shares of our common stock and sole dispositive power over 5,489,300 shares of our common stock. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Hilltop that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Hilltop held by the Funds. However, according to the Schedule 13G (Amendment No. 3), all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the Schedule 13G (Amendment No. 3) disclaims that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G (Amendment No. 3) for any purposes other than Section 13(d) of the Securities Exchange Act of 1934.

(e)

Based on the Schedule 13G (Amendment No. 1) filed with the SEC by BlackRock, Inc. on February 5, 2020. According to the Schedule 13G (Amendment No. 1), BlackRock, Inc. has sole voting power over 4,829,612 shares of our common stock and sole dispositive power over 5,001,634 shares of our common stock. According to the Schedule 13G (Amendment No. 1), BlackRock, Inc. is a parent holding company or control person, and various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. However, no single subsidiary of BlackRock, Inc. holds an interest in our common stock that is more than five percent of our total outstanding shares of common stock.

Security Ownership of Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of April 28, 2020, by:

•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers presently serving, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is c/o Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205. Except as otherwise indicated in the footnotes to this table, the persons named in the table have specified that they have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to any applicable community property law.

	Common Stock
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (a)
Charlotte Jones Anderson	12,693		*
Rhodes Bobbitt	126,059	(b)	*
Tracy A. Bolt	31,744		*
W. Joris Brinkerhoff	25,228		*
J. Taylor Crandall	—		*
Charles R. Cummings	37,476		*
Hill A. Feinberg	753,034	(c)	*
Gerald J. Ford	15,703,455	(d)	17.4%
6565 Hillcrest Avenue, 6th Floor
Dallas, Texas 75205
Jeremy B. Ford	777,944	(e)	*
William B. Furr	41,223	(f)	*
J. Markham Green	114,763		*
William T. Hill, Jr.	34,624	(g)	*
Lee Lewis	656,199	(h)	*
Andrew J. Littlefair	15,770		*
W. Robert Nichols, III	11,000	(i)	*
Kenneth D. Russell	—		*
Todd L. Salmans	37,549	(j)	*
A. Haag Sherman	20,598		*
Jonathan S. Sobel	822		*
Robert C. Taylor, Jr.	38,158		*
Carl B. Webb	118,794		*
Alan B. White	346,126	(k)	*
M. Bradley Winges	—		*

All Directors and Executive Officers,
as a group (26 persons)	18,795,994	(l)	20.9%

*     Represents less than 1% of the outstanding shares of such class.

(a)

Based on 90,088,336 shares of common stock outstanding on April 28, 2020. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 28, 2020 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(b)	Includes 62,100 shares of common stock held in an IRA account for the benefit of Mr. Bobbitt.
(c)

Includes 25,776 shares of common stock held directly by Mr. Feinberg’s wife. Also includes 776 shares of common stock held by the Max McDermott Trust for the benefit of Mr. Feinberg’s stepson. Mr. Feinberg’s wife is the trustee of the trust. Excludes 16,110 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020.

(d)

The shares of common stock beneficially owned by Mr. Gerald J. Ford include 60,915 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole member of Diamond HTH Stock Company GP, LLC, which is the sole general partner of Diamond HTH Stock Company, LP, which is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford is the sole limited partner of Diamond HTH Stock Company, LP. Each of Mr. Gerald J. Ford, Diamond A Financial, LP, Diamond HTH Stock Company, LP and Diamond HTH Stock Company GP, LLC may be deemed to have shared voting and dispositive power of these shares. Excludes 90,000 restricted stock units, or RSUs, that will not vest within 60 days of April 28, 2020.

(e)

Jeremy B. Ford is a beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, LP (see footnote (d)). Excludes 289,441 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020 and 15,544,674 shares of common stock held by Diamond A Financial, LP.

(f)	Excludes 74,415 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020.
(g)	Includes 14,550 shares of common stock held in a SEP IRA account for the benefit of Mr. Hill.
(h)

Includes 603,417 shares of common stock held by Lee Lewis Construction. Mr. Lewis is the sole owner of Lee Lewis Construction and may be deemed to have voting and/or investment power with respect to the shares owned by Lee Lewis Construction.

(i)	Includes 11,000 shares of common stock held in an IRA account for the benefit of Mr. Nichols.
(j)	Excludes 34,746 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020.
(k)

Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors. Excludes 5,482 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020.

(l)	Represents 26 persons. Excludes 800,811 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2020.

MANAGEMENT

Executive Officers

General

We have identified the following officers as “executive officers,” consistent with the definition of that term as used by the SEC, as of April 28, 2020:

Name	Age	Position	Officer Since
Keith E. Bornemann	47	Executive Vice President, Principal Accounting Officer and Corporate Controller	2017
Jeremy B. Ford	45	President and Chief Executive Officer	2010
William B. Furr	42	Executive Vice President, Chief Financial Officer	2016
Darren E. Parmenter	57	Executive Vice President, Chief Administrative Officer	2007
Corey G. Prestidge	46	Executive Vice President, General Counsel and Secretary	2008
Jerry L. Schaffner	62	President and Chief Executive Officer of PlainsCapital Bank	2012
Stephen Thompson	58	President and Chief Executive Officer of PrimeLending	2020
M. Bradley Winges	52	President and Chief Executive Officer of Hilltop Securities	2019

Business Experience of Executive Officers

Information concerning the business experience of Mr. Jeremy B. Ford is set forth above under “Proposal One — Election of Directors — Nominees for Election as Directors” beginning on page 6.

Keith E. Bornemann.  Mr. Bornemann has served as the Executive Vice President and Principal Accounting Officer of Hilltop since November 2017 and Corporate Controller of Hilltop since February 2017. He also served as Senior Vice President and Director of Accounting and Reporting of Hilltop from January 2016 to January 2017 and Vice President of Financial Reporting of Hilltop from January 2013 to January 2016. Prior to joining Hilltop in 2013, Mr. Bornemann was the Vice President and Corporate Controller at First Acceptance Corporation and spent nine years working for the accounting firm Ernst & Young LLP.

William B. Furr.  Mr. Furr has served as the Chief Financial Officer of Hilltop since September 2016. Prior to joining Hilltop, Mr. Furr served as Executive Vice President and Community Bank Chief Financial Officer for KeyCorp from November 2012 to August 2016. Before joining KeyCorp, Mr. Furr served in various financial leadership roles at Regions Financial Corporation and Bank of America Corporation.

Darren E. Parmenter. Mr. Parmenter has served as Executive Vice President and Chief Administrative Officer of Hilltop since September 2016. Mr. Parmenter previously served as Executive Vice President and Principal Financial Officer of Hilltop from February 2014 to September 2016 and as Senior Vice President of Finance of Hilltop from June 2007 to February 2014. From January 2000 to June 2007, Mr. Parmenter was with Hilltop’s predecessor, Affordable Residential Communities Inc., and served as the Controller of Operations from April 2002 to June 2007. Prior to 2000, Mr. Parmenter was employed by Albertsons Inc. as an Assistant Controller.

Corey G. Prestidge.  Mr. Prestidge has served as an Executive Vice President of Hilltop since February 2014 and General Counsel and Secretary of Hilltop since January 2008. From November 2005 to January 2008, Mr. Prestidge was the Assistant General Counsel of Mark Cuban Companies. Prior to that, Mr. Prestidge was an associate in the corporate and securities practice group at Jenkens & Gilchrist, a Professional Corporation, which is a former national law firm. Mr. Prestidge is the son-in-law of our Chairman of the Board, Gerald J. Ford, and the brother-in-law of our President and Chief Executive Officer, Jeremy B. Ford.

Jerry L. Schaffner.  Mr. Schaffner has served as the President and Chief Executive Officer of PlainsCapital Bank since November 2010. He currently serves as a director of PlainsCapital Bank and various other subsidiaries, and previously served as a director of PlainsCapital from 1993 until March 2009. Mr. Schaffner joined PlainsCapital in 1988 as part of its original management group.

Stephen Thompson.  Mr. Thompson has served as the President and Chief Executive Officer of PrimeLending since January 2020, a continuation of his previous role as President of PrimeLending since 2017. Mr. Thompson joined PrimeLending in 2011 and has held the roles of Regional Production Leader, Divisional Production Leader and National Production Leader. Mr. Thompson has over 30 years of mortgage banking experience.

M. Bradley Winges. Mr. Winges has served as the President and Chief Executive Officer of Hilltop Securities since February 2019.  Prior to joining Hilltop Securities, Mr. Winges most recently served as Senior Executive Managing Director at Piper Jaffray, where he had worked since February 1991. While at Piper Jaffray, he was a member of the firm’s leadership team and held the roles of Head of Fixed Income Services and Firm Investments and Trading, President of Piper Jaffray Investment Management, Firm Risk Management, Head of Hopewood Lane Trading, Co-Head of Piper Jaffray Financial Products, Head of Municipal Sales and Trading and Institutional Municipal Sales Representative. Mr. Winges also is a member of the Board of the Bond Dealers of America and a committee member of the Fixed Income Market Structure at the SEC.

Terms of Office and Relationships

Our executive officers are elected by our Board of Directors annually or, as necessary, to fill vacancies or newly created offices. Each executive officer holds office until his successor is duly elected and qualified or, if earlier, until his death, resignation or removal. Any officer or agent elected or appointed by our Board of Directors may be removed by our Board of Directors whenever, in its judgment, our best interests will be served, but any removal will be without prejudice to the contractual rights, if any, of the person so removed.

Except as disclosed under “Proposal One — Election of Directors — Nominees for Election as Directors” commencing on page 6 and under “Management — Executive Officers — Business Experience of Executive Officers” on page 27, (a) there are no familial relationships among any of our current directors or executive officers and (b) none of our director nominees hold, or in the last five years have held, directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Except as set forth in this Proxy Statement, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or that officer was selected.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or this CD&A, section reviews the compensation program for our named executive officers, or NEOs, which include our principal executive officers, principal financial officer and our three other most highly-compensated executive officers who served during the year ended December 31, 2019.

For 2019, our NEOs were:

Named Executive Officer	Title/Role
Jeremy B. Ford	President and Chief Executive Officer
William B. Furr	Executive Vice President, Chief Financial Officer
M. Bradley Winges	President and Chief Executive Officer of Hilltop Securities
Todd L. Salmans (a)	Chairman of PrimeLending
Alan B. White (b)	Former Vice Chairman and Co-Chief Executive Officer
Hill A. Feinberg (c)	Chairman Emeritus of Hilltop Securities

(a)	Mr. Salmans was Chief Executive Officer of PrimeLending through December 31, 2019.
(b)	Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.
(c)	Mr. Feinberg was Chief Executive Officer of Hilltop Securities through February 19, 2019, and Chairman of Hilltop Securities through June 30, 2019.

Executive Summary

2019 Business Highlights

2019 was an exceptional year for Hilltop, with robust financial results and key organizational enhancements that position us for further growth.

Key Financial Results

The charts below illustrate our strong financial and market performance in 2019. Additional details regarding our results can be found in our Annual Report on Form 10-K for the year ended December 31, 2019.

In addition to the results shown above, we also achieved the following in 2019:

•	Average loans grew by $376 million, or 6%, and average deposits grew by $525 million, or 6%, compared to December 31, 2018.
•	Mortgage origination volume increased by 14% to $15.6 billion as the business capitalized on the rate environment.
•	Hilltop Securities reported a pre-tax margin of 19.7% in 2019 compared to 9.2% in 2018, as Structured Finance, Capital Markets and Public Finance all realized significant net revenue growth.
•	Book value per share at December 31, 2019 grew by 11% versus the prior year to $23.20.
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio of 12.71% and a Common Equity Tier 1 Capital Ratio of 16.70% at December 31, 2019.
•	Net charge-offs equated to $5.6 million, or 8 basis points of average loans held for investment, for the full year 2019.

Strategic Highlights

During 2019, we had several key accomplishments in support of our business strategy:

•

We launched our Platform for Growth and Efficiency in January 2019, designed to deliver $84 million in run-rate Pre-Provision Net Revenue (“PPNR”) improvements by the year end 2021, and we achieved approximately $45 million of our goal through year-end 2019 through actions including:

➢	Streamlining our mortgage operations;

➢	Enhancing our capital markets / securitized products platform;
➢	Executing on targeted leadership changes and succession planning;
➢	Implementing multiple enhanced programs for our strategic sourcing efforts; and
➢	Consolidating functions across our organization.

•

We conducted a thorough sales process for our NLC business, which resulted in the announcement on January 31, 2020, to sell NLC to Align Financial for $150 million, subject to purchase price adjustments. A sale at $150 million will represent a premium to book value. The sale will enable Hilltop to focus time, effort and capital on our core businesses in support of our vision to be a premier regional bank holding company. This sale remains subject to regulatory approvals.

Leadership Transitions

We also completed several leadership transitions successfully in 2019 through continued effective succession planning including:

•	Mr. Jeremy B. Ford becoming our sole Chief Executive Officer effective April 1, 2019, following the departure of Mr. White.
•

Mr. Winges becoming President and Chief Executive Officer of Hilltop Securities effective February 20, 2019, in connection with the transition of Mr. Feinberg to the role of Chairman (effective February 20, 2019) and Chairman Emeritus (effective July 1, 2019) of Hilltop Securities.

•	Mr. Steve Thompson becoming President and Chief Executive Officer of PrimeLending effective January 1, 2020, in connection with the transition of Mr. Salmans to the role of Chairman of PrimeLending.

In connection with the commencement of our shared service initiative in 2016, we developed a succession plan for anticipated leadership transitions. Below is a timeline of management changes since July 1, 2016, which reflects the successful execution of that succession plan.

The execution of our succession plan and the implementation of shared services has resulted in the following current reporting structure for our operating subsidiaries:

Executive Compensation Highlights

Over the past several years, we have completed leadership transitions, including those noted above, and streamlined our executive team. As illustrated in the graphs to the right, these changes have resulted, and are expected to continue to result, in a substantial reduction in total executive compensation expense as compared to 2016. It is important to note that even with 2019 results triggering maximum annual incentive payouts, aggregate Section 16 officer compensation in 2019 was lower than aggregate Section 16 officer compensation in 2016, when annual incentive payouts were below maximum levels. Additionally, these leadership transitions have resulted in the termination of certain legacy compensation arrangements and allowed us to align all of our executive team with our pay-for-performance compensation program outlined in this CD&A.

* 2019 Annual Incentive Compensation payout was at maximum based upon strong business results for 2019. Total Direct Compensation includes base salary, annual incentive payouts and the grant date value of equity awards.

Our 2019 Executive Compensation Program

The Compensation Committee, or, as used in this CD&A, the Committee, has the responsibility to establish, implement and monitor adherence with our compensation philosophy. The Committee ensures that the total compensation paid to executive officers is fair, reasonable, market competitive, performance-based and aligned with stockholder interests. The Committee administers the Company’s executive compensation program in light of our unique structure and acquisition activity. As a holding company that conducts its operations through its subsidiaries, we provide performance-based compensation to the chief executives of each of our business units that is based on both the results of the business unit and the consolidated Company.

Elements of Total Direct Compensation

Base Salary

•    Intended to compensate the individual fairly for the responsibility level of the position held.

Annual Incentives

•    Variable component of pay intended to motivate and reward the individual’s contributions to achieving our short-term/annual objectives;

•    Payouts are determined based on financial results (weighted 70%) and each executive’s performance with respect to strategic and individual goals (weighted 30%); and

•    Financial results are based on our consolidated net income and, for executives of our subsidiaries, the net income of their respective business unit.

Long-Term Incentives

•    Variable component of pay intended to retain, motivate and reward the individual’s contributions to achieving our long-term objectives and creating stockholder value;

•    Delivered through an equal grant value mix of Performance-Based Restricted Stock Units, or PRSUs, and Time-Based Restricted Stock Units, or TRSUs; and

•    The vesting of PRSUs varies based on performance results with respect to cumulative EPS goals over a three-year period, with a modifier based on our 3-year total shareholder return, or TSR, relative to other banks in the KBW Regional Banking Index.

As illustrated in the chart, total variable compensation represents 77% of the Chief Executive Officer’s total direct compensation.

Governance Highlights

The Committee maintains strong governance features for our executive compensation program as outlined below and further discussed in this CD&A.

What We Do		What We Don’t Do
☑	We tie a significant portion of NEO compensation to our performance through a balance of annual and long-term incentives with multiple performance measures	☒	Executive officers are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities
☑	We maintain robust stock ownership guidelines for executive officers and directors	☒	We do not provide for any excise tax gross-ups in any new employment agreements
☑	We require all equity awards to executive officers to be held for one year following vesting	☒	Commencing at the beginning of 2019, RSU grants have double trigger (as opposed to single trigger) change of control provisions
☑	We maintain a clawback policy for incentive compensation	☒	We do not pay dividends on unvested equity awards
☑	We subject annual incentives to downward adjustment for improper risk taking or significant compliance issues	☒	We do not provide excessive perquisites
☑	We annually conduct a risk assessment of our compensation programs
☑	We retain an independent compensation consultant reporting directly to the Committee

Role of Stockholder Say-on-Pay Votes and Stockholder Engagement

The Company provides its stockholders with the opportunity to cast an annual non-binding advisory vote on executive compensation. At the Company’s annual meeting of stockholders held in July 2019, over 72% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal were voted in favor of the proposal. The Committee recognized this result as similar to the 73% support received in 2018 and continued to seek to understand stockholder perspectives on our executive compensation program.

From our stockholder outreach conducted in prior years, we understand the negative votes on our executive compensation program were driven by concerns with the legacy employment arrangements for Mr. White, our former Co-Chief Executive Officer, including the payments made in connection with his departure in April 2019 that were discussed in last year’s CD&A. In our outreach efforts previously conducted, we have explained that these arrangements were based on the retention agreement that we entered into with Mr. White upon our acquisition of PlainsCapital Corporation in 2012 and subsequently amended in 2016 upon his promotion to Co-Chief Executive Officer of the Company. The severance provisions were designed to keep Mr. White whole for amounts which would otherwise have been due to him immediately upon any termination of his employment following our acquisition of PlainsCapital, and these provisions were negotiated in connection with our acquisition of PlainsCapital, the company Mr. White founded. The Committee intends to avoid similar provisions in any new employment arrangement going forward.

The Committee remains committed to understanding the perspectives of our stockholders on our executive compensation program and being responsive to their feedback. During our previously conducted stockholder outreach, stockholders generally conveyed that they were supportive of the design of our executive compensation program. Following Mr. White’s retirement in April 2019, all of our NEOs are subject to compensation arrangements consistent with our current performance-based compensation philosophy described in this CD&A. The Committee will continue to consider the outcome of the Company’s say-on-pay votes and stockholder feedback when making future compensation decisions for the NEOs.

Compensation Program Philosophy and Objectives

Our compensation program continues to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. The Committee regularly reviews the Company’s compensation programs to ensure they are consistent with sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

With this in mind, the following principles help guide our decisions regarding compensation of our NEOs:

•

Compensation opportunities should be competitive with market practices.    We are committed to providing competitive total annual compensation opportunities in order to attract and retain executives with the experience and skills necessary to lead our Company and motivate them to deliver strong performance to our stockholders.

•

A significant portion of compensation should be performance-based.  Our executive compensation program emphasizes pay-for-performance. Both our annual and long-term incentives are earned based on a combination of corporate, business unit and individual performance. Our annual incentive compensation also can be reduced based upon improper risk taking and non-compliance with applicable laws and regulations.

•

Management’s interests should be aligned with those of our stockholders.    Our long-term incentive compensation is delivered in the form of RSUs to support our goals for alignment, ownership and retention. Half of the RSUs awarded vest upon achievement of predefined performance goals. The percentage of these awards that vest is based first on cumulative EPS over a three-year period and then multiplied by a modifier based on our total stockholder return, or TSR, relative to members of the KBW Regional Banking Index during the same period. The calculation for the vesting of performance RSUs is as follows:

•	Compensation should be perceived as fair. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally.
•

Our compensation program should be balanced and mitigate risk taking.    We have a balanced approach to total compensation that includes a mix of fixed and performance-based pay, including cash and equity compensation and short- and long-term incentive compensation. We believe this approach effectively aligns our pay with performance, while discouraging inappropriate risk taking.

Elements of our Executive Compensation Program

This section describes the 2019 compensation arrangements for our NEOs who served through the end of 2019. Compensation for Mr. White, whose employment ended during 2019, and Mr. Feinberg, whose position changed in 2019, are discussed separately below.

Base Salary

We provide base salaries for each NEO commensurate with the services he provides to us. We believe a portion of total direct compensation should be provided in a form that is fixed and liquid. In reviewing base salaries, the Committee evaluated the salaries of other executive officers of the Company and its peers and any increased level of responsibility, among other items. The following table lists the base salaries for our NEOs in 2018 and 2019:

	Base Salaries
Name	2018	2019		% Increase
Jeremy B. Ford	$750,000	$750,000		—
William B. Furr	$450,000	$485,000	(a)	7.8%
M. Bradley Winges	$—	$500,000	(b)	—
Todd L. Salmans	$750,000	$750,000		—

(a)

Mr. Furr’s base salary increase became effective on April 1, 2019. The increase was approved by the Committee in February 2019 based on Mr. Furr’s performance, including the successful implementation of strategic plans, and market data for his position.

(b)	Mr. Winges’s base salary was established in connection with the commencement of his employment on February 20, 2019.

Mr. Salmans’s base salary was reduced to $500,000 effective January 1, 2020, in connection with his transition to the role of Chairman of PrimeLending. In February 2020, the Committee assessed base salaries of the other NEOs and decided to provide the following increases beginning on March 29, 2020: $25,000 for Mr. Jeremy B. Ford (new salary $775,000) and $15,000 for Mr. Furr (new salary $500,000). These increases were determined to be appropriate given performance by these individuals and relative to market data for their respective positions.

Annual Incentive Program

Target Incentive Opportunities

Target incentive awards are defined at the start of the year in consideration of market data provided by the Committee’s consultant, each NEO’s total compensation package and the entity’s budgetary considerations. The Committee increased the annual incentive target (as a percent of salary) for Mr. Furr following a review of market practices and in order to place more emphasis on pay-for-performance. The following table sets forth information concerning Annual Incentive Plan opportunities for 2019:

	Annual Incentive Opportunity
		Target
	Threshold	Amount		% of	Maximum
Name	($)	($)		Base Salary	($) (a)
Jeremy B. Ford	375,000	750,000		100%	1,125,000
William B. Furr	217,500	435,000		90%	652,500
M. Bradley Winges	—	1,000,000	(b)	200%	1,500,000
Todd L. Salmans	375,000	750,000		100%	1,125,000

(a)	Awards are capped at 150% of the target amount.
(b)

Pursuant to Mr. Winges’s employment agreement, he was guaranteed $1.0 million of his incentive award for his first year of employment during 2019. No further guarantees were provided with respect to his incentive awards going forward.

Plan Structure and Performance Measures

Each NEO had pre-defined performance objectives based upon measurable performance of both the Company and the individual. At least 70% of each executive’s incentive was based on the net income of the Company and/or their relevant business unit. The Committee and management believe that by using these metrics we are encouraging profitable top line growth and value for stockholders without creating excessive risk.

The measures and weights of the performance objectives for 2019 are summarized in the following graph:

In addition to the above criteria, all payouts under the Annual Incentive Plan are subject to forfeiture and clawback in the event of any improper risk management or non-compliance with applicable laws and regulations.

2019 Goals and Results

The Committee, in its sole discretion, determines the final amount of each participant’s annual cash incentive award based on attainment of the applicable performance goals and assessments of individual and strategic performance.

Each element of the annual cash incentive award is independent of the other. Accordingly, the executive officer may achieve certain performance goals, while at the same time failing to achieve others. In that case, the executive officer will be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which threshold performance is not achieved. Potential awards ranged from 50% for threshold performance to a maximum of 150% for stretch performance.

Early in 2019, the Committee established earnings goals for Hilltop and each business unit. Our 2019 goals were intended to be realistic and reasonable but challenging in order to drive performance. At the end of the fiscal year, the Committee determined a payout based on net income performance. 2019 performance goals and actual net income performance were as follows (dollars in millions):

2019 Performance Goal (a)	Threshold ($)	Target ($)	Maximum ($)	Actual ($)	Achievement (b)
Hilltop Adjusted Net Income	82.2	137.0	205.5	232.9	150%

Hilltop Securities Pre-Tax Income	29.3	48.8	73.2	91.5	150%

PrimeLending Pre-Tax Income	13.3	22.2	27.7	71.2	150%

(a)

The Compensation Committee establishes goals and determines performance results based on adjusted non-GAAP results that exclude the impact of items including leadership changes, business realignment and efficiencies that are not indicative of ongoing operations.

(b)	Awards are capped at 150% of the target amount under the plan.

The individual and strategic objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommendations based upon the business needs. The Committee reviews the proposed goals and revises/amends them at its discretion, ensuring that goals are aligned with the Board of Director’s strategic focus.

The following strategic and individual goals, among others, were established for the NEOs in 2019:

Executive	Key Objectives	Key Outcomes
Jeremy B. Ford

•   Provide leadership of succession plans for subsidiaries

•   Execute Strategic Plan to drive revenue growth and manage expenses

   Execute platform initiatives, including subsidiary compensation plans, enhanced business operations, strategic sourcing and shared services

•   Execute capital management through M&A sourcing and shareholder returns

•   Lead strategic projects

•   Provided effective leadership through successful succession transitions

•   Executed Strategic Plan and platform initiatives, including institutionalizing compensation programs across HTH

•   Delivered quantifiable benefits of efficiency initiatives, capital management and M&A

William B. Furr

•   Provide leadership for implementation of multiple systems

•   Execute implementation of CECL for 2020

•   Enhance strategies for Government Deposits and Mortgage Banking

•   Provide leadership of cost reduction initiatives and Finance shared services optimization

•   Provided effective leadership of Finance function

•   Successfully led implementation of multiple significant efficiency initiatives and CECL

•   Delivered quantifiable benefits of efficiency projects and balance sheet optimization

M. Bradley Winges	• Transition into CEO role of Hilltop Securities • Develop and execute future state plan for Hilltop Securities • Actively support Hilltop shared services initiatives

•   Effectively transitioned into Hilltop Securities CEO role

•   Developed and executed on strategic plan

•   Restructured core business and expense base

•   Delivered quantifiable benefits from future state plan

Todd L. Salmans

•   Drive PrimeLending strategic plan, budget and initiatives

•   Foster growth initiatives in focus areas

•   Drive succession planning and talent management

•   Actively support Hilltop shared services initiatives

•   Provided effective leadership of PrimeLending

•   Executed seamless succession plan to new PrimeLending CEO

•   Fostered growth initiatives, drove culture improvements and oversaw implementation of strategic priorities

The Committee evaluated the individual performance of each executive, including the factors noted in the table above, and recognized the results of each executive that drove the Company’s outstanding performance in 2019. Based upon these evaluations of each NEO’s individual performance in 2019, the Committee awarded each NEO the maximum of 150% for his strategic and individual goals. The Committee also assessed risk and compliance performance for each NEO and determined that no reductions were warranted.

Based on the above financial and individual performance measures and the Committee’s discretion, the 2019 annual cash incentive payments were awarded as follows relative to the 2019 target value:

	2019 Annual	% of 2019 Target
Name	Incentive Payment ($)	Annual Incentive
Jeremy B. Ford	1,125,000	150%
William B. Furr	652,500	150%
M. Bradley Winges	1,500,000	150%
Todd L. Salmans	1,125,000	150%

See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Annual Incentive Plan” for more information with respect to our stockholder-approved Annual Incentive Plan.

Long-Term Incentives

As described above, we believe that a portion of each NEO’s compensation should be tied to the performance of our stock price, aligning the officer’s interest with that of our stockholders. In this regard, the Committee determined that the award vehicle mix should provide an equal mix of PRSUs and TRSUs.

PRSUs granted in 2019 will be earned and cliff vest subject to certain performance goals being met after the three-year performance period from January 1, 2019 through December 31, 2021. The PRSUs provide that the percentage of performance-based shares that will vest at the end of the performance period will be determined based on Hilltop’s cumulative EPS relative to pre-established performance objectives, multiplied by a modifier that is determined based on Hilltop’s TSR relative to banks in the KBW Regional Banking Index. The EPS component of the performance calculation ranges from 50% at threshold (for results at 75% of the EPS goal) to 150% at maximum (for results at 125% of the EPS goal), and the TSR modifier ranges as follows:

Accordingly, the total number of shares earned from the performance awards can range from 40% to 180% of the target number of PRSUs granted. No shares will be awarded if EPS results are below threshold. The calculation for the vesting of PRSUs is as follows:

For example, if EPS is above stretch performance and Relative TSR is below threshold, the payout percentage would be as follows:

TRSUs cliff vest on the third anniversary of the date of grant.

All shares of common stock delivered pursuant to the RSUs are subject to a one-year holding period requirement after vesting. Since the adoption of the 2012 Equity Incentive Plan, all equity-based awards, including those made to the NEOs, have been made pursuant to the 2012 Equity Incentive Plan. All equity-based awards made to the NEOs are approved by the

Committee and not pursuant to delegated authority. Further discussion of the 2012 Equity Incentive Plan pursuant to which such RSUs were awarded is found under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

2019 Long-Term Incentive Grants

In 2019, long-term incentive awards were made in consideration of each executive’s role, competitive market practice, and performance. Grants were made in the form of RSUs on February 27, 2019, to the following NEOs as set forth below:

	TRSUs	PRSUs Awarded	Total RSUs
Name	Awarded	(at Target)	Awarded
Jeremy B. Ford	45,173	45,173	90,346
William B. Furr	11,358	11,358	22,716
Todd L. Salmans	10,325	10,325	20,650

Mr. Winges received equity grants in 2019 in connection with the negotiations for him to join Hilltop Securities as the Chief Executive Officer. Based on the terms of his employment agreement, on February 20, 2019 he received an equity grant of 83,000 TRSUs to offset compensation forfeited from his prior employer, and an additional 10,363 TRSUs as a sign-on award. These awards cliff vest on the third anniversary of the date of grant. The employment agreement  also provided that if Mr. Winges had been terminated without “cause” or due to death or disability within one year of the effective date of his employment agreement, he would have received a payment of $2,000,000 less any salary and incentives received during his employment, and this payment would be in lieu of any shares vesting from the grant of TRSUs.

On September 5, 2019, Mr. Furr received an additional grant of 13,600 TRSUs that will cliff vest on the third anniversary of the date of grant. The additional TRSUs were granted in connection with Mr. Furr agreeing to extend his employment agreement for three years, including the addition of a 24-month customer non-solicitation provision and an increase in the employee non-solicitation provision from twelve months to 24 months.

2020 Long-Term Incentive Grants

On February 20, 2020, the Committee continued the same mix of long-term incentive awards and approved a grant of RSUs to the NEOs, as set forth below:

	TRSUs	PRSUs Awarded	Total RSUs
Name	Awarded	(at Target)	Awarded
Jeremy B. Ford	67,782	67,781	135,563
William B. Furr	11,297	11,297	22,594
M. Bradley Winges	13,557	13,556	27,113

In determining the grant values for 2020, the Committee gave consideration to the Company’s exceptional results in 2019 that were well above the maximum performance levels allowed for in the Annual Incentive Plan (150% cap on target amount). In particular, the Committee gave special consideration to Mr. Ford’s leadership in driving the Company’s financial performance and successful execution of multiple key strategic priorities, as well as him assuming the role of the sole Chief Executive Officer.  The consideration given by the Committee described above is expected to be non-recurring; however, such considerations will be evaluated by the Committee as it deems necessary.

Mr. Salmans did not receive an equity grant in 2020 due to his transition out of the role of Chief Executive Officer for PrimeLending. Mr. Feinberg did not receive equity grants in either 2019 or 2020 due to his transition to Chairman Emeritus of Hilltop Securities.

Payout of the 2017-2019 PRSUs

The following table provides the calculation of the payout for the PRSUs granted in 2017, which resulted in 120% of the target number of shares being earned. Similar to the 2019 awards described above, payouts for the PRSUs granted in 2017 cliff vested in early 2020 based on three-year cumulative EPS performance multiplied by a modifier of the payout based on our three-year TSR relative to the banks in the KBW Regional Banking Index.

Metric	Threshold	Target	Maximum	Actual
Cumulative EPS	$3.00	$4.00	$5.00	$5.08
% of Target Payout	50%	100%	150%	150%

Relative TSR percentile ranking	25th	50th	75th	13th
Modifier	80%	100%	120%	80%

Final Payout				120%

2019 Compensation for Former Executives

Pursuant to his Separation and Release Agreement, Mr. White received his base salary through April 1, 2019. He did not participate in the 2019 Annual Incentive Program or receive any equity grants in 2019. Mr. White did receive additional payments in connection with his termination as described below under “Severance and Other Post-Termination Arrangements.”

Pursuant to the Retention Agreement entered into with Mr. Feinberg in connection with his transition from the role of President and Chief Executive Officer of Hilltop Securities to Chairman and then Chairman Emeritus of Hilltop Securities (discussed in more detail below under “Severance and Other Post-Termination Arrangements”), Mr. Feinberg received a base salary of $500,000 in 2019 and a one-time payment of $900,000 in March 2019 for his 2018 performance, which was in accordance with his incentive award. Given the tenure Mr. Feinberg held his role and his knowledge of the operations and personnel of Hilltop Securities, the Feinberg Retention Agreement was designed to compensate Mr. Feinberg for the assistance being provided to Mr. Winges in the transition. Mr. Feinberg provided significant support to Mr. Winges throughout 2019 and continues to do so. Mr. Feinberg did not receive any equity grants in 2019 or 2020 in light of his transition to Chairman Emeritus of Hilltop Securities.

Perquisites and Other Benefits

We provide various perquisites and other benefits to certain NEOs. Mr. Jeremy B. Ford is provided access to company aircraft for personal use and such personal use is treated as income to him..  Prior to his departure, Mr. White was provided personal access to company aircraft.  Messrs. White and Salmans were provided with a monthly car allowance and reimbursement for country club membership dues. In addition, Mr. White is provided bank-owned life insurance. Otherwise, our NEOs generally receive only medical benefits, life insurance and long-term disability coverage, as well as supplemental contributions to the Company’s 401(k) program, on the same terms and conditions as generally available to all employees.  See “Executive Compensation — All Other Compensation Table” below.

Severance and Other Post-Termination Arrangements

We generally do not currently maintain any severance or change in control programs other than the change in control provisions in our 2012 Equity Incentive Plan (with exceptions noted below). We have, however, historically paid severance, the amount of which is generally determined based on both length of tenure and level of compensation, when termination occurs other than for cause and pursuant to which certain benefits may be provided to the NEOs. Absent the negotiation of specific agreements with the NEOs, severance benefits would be provided on the same basis as provided to other employees of the Company.

Furr Employment Agreement

Pursuant to our employment agreement with Mr. Furr, as amended, upon termination of his employment by us other than for cause, Mr. Furr is entitled receive a lump-sum cash payment equal to the sum of (i) his annual base salary rate immediately prior to the effective date of such termination, and (ii) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. If his employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” he will be entitled to receive a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provide that Mr. Furr executes and delivers a release to the Company. The immediately foregoing cash amount represents a “double trigger” benefit. Finally, if any payment made as a result of a change in control would constitute a “parachute payment” as defined under Section 280G of the Internal Revenue Code, or the Code, then the benefits payable will be reduced to $1 below the parachute limit.

As noted above, Mr. Furr’s employment agreement was amended on August 30, 2019, to extend the term of the agreement to August 31, 2022, add a customer non-solicitation provision and extend the employee non-solicitation provision, among other changes to be consistent with other employment agreements with the Company.

Winges Employment Agreement

The Company entered into an employment agreement with Mr. Winges effective upon commencement of his employment with us on February 20, 2019, which will remain in effect until February 20, 2022. Pursuant to the employment agreement, Mr. Winges is entitled to an annual base salary of $500,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Committee, or whomever is delegated such authority by the Board, and (2) any long-term incentive award programs adopted by the Committee, or whomever is delegated such authority by the Board. With respect to calendar year 2019, the employment agreement provided that Mr. Winges is entitled to a minimum annual cash incentive bonus of $1,000,000 and the value of his long-term incentive award to be granted in 2020 will be at least $500,000.

Additionally, pursuant to his employment agreement,  Mr. Winges received  a sign-on cash bonus of $1,500,000 on the effective date of his employment. This sign-on bonus was paid to offset bonus compensation forfeited at his prior employer. As discussed in more detail below, this sign-on bonus also would have offset any amounts payable if Mr. Wingers had been terminated in the first year of his employment. Mr. Winges’s employment agreement also provides for the reimbursement of up to $400,000 of out-of-pocket costs related to Mr. Winges’s relocation to Dallas, Texas and a gross-up of any such expenses not deductible by him. We believed this amount to be reasonable given our requirement that he move to the Dallas, Texas metroplex on an expedited basis.

As discussed above, the employment agreement provided for a grant of 83,000 TRSUs to offset compensation forfeited from his prior employer. The employment agreement provided that if Mr. Winges had been terminated without “cause” or due to death or disability within one year of the effective date of his employment agreement, he would have received a payment of $2,000,000 less any salary and incentives received during his employment, and this payment would be in lieu of any shares vesting from the grant of TRSUs. Following the first anniversary of his employment, if he is terminated without cause he will receive a lump-sum cash payment equal to one times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company. Any unvested portion of the equity grant of 83,000 TRSUs awarded to offset compensation forfeited from his former employer also will vest in full if such termination, or a termination as a result of death or disability, occurs on or after the first anniversary of the effective date of his employment.

If Mr. Winges’s employment is terminated without “Cause” following the first anniversary of his employment and within the 12 months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Winges will be entitled to receive a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company. Any unvested RSU awards also will vest if Mr. Winges is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control.”  Notwithstanding, any amounts payable to Mr. Winges upon a “Change in Control” shall not constitute a “parachute payment” and will be reduced accordingly.

The Employment Agreement also includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions.

Salmans Retention Agreement

On October 25, 2019, the Company entered into a retention agreement with Mr. Salmans to set forth the terms of his ongoing role with PrimeLending. The retention agreement provided that, as of January 1, 2020, Mr. Salmans would resign as Chief Executive Officer of PrimeLending and from all other positions with the Company and its subsidiaries, other than as Chairman of the Board of Directors of PrimeLending. Pursuant to the Retention Agreement, Mr. Salmans will continue to serve as the Chairman of the Board of Directors of PrimeLending.

For his services, Mr. Salmans is entitled to receive an annual salary of $500,000. Mr. Salmans also was entitled to receive a one-time cash payment of $1,250,000 on January 31, 2020. The one-time payment was designed to promote the execution of the succession planning, as well as provide compensation for work performed to transition the role of Chief Executive Officer of PrimeLending to Mr. Thompson. As of January 1, 2020, Mr. Salmans is not entitled to participate in the Company’s annual incentive cash bonus program and long-term incentive award program; provided, however, (i) he remained entitled to receive his annual incentive bonus pursuant to his performance under the annual incentive bonus program for fiscal 2019, and (ii) the RSUs previously granted to him will continue to vest until he resigns or is terminated. Additionally, following his resignation or termination, Mr. Salmans will be paid an amount equal to the cost of COBRA for his immediate family and himself for a period of twelve months. Mr. Salmans may resign or be terminated at any time.

Mr. Salmans’s Retention Agreement also includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions.

White Separation and Release Agreement

On February 21, 2019, the Company entered into a Separation and Release Agreement, or the Separation Agreement, with Mr. White in connection with his termination of employment effective April 1, 2019, or the Retirement Date. Pursuant to the Separation Agreement, effective as of the Retirement Date, Mr. White resigned from all positions with the Company and its subsidiaries, including, without limitation, Vice-Chairman of the Board of Directors of the Company and Co-Chief Executive Officer of the Company. The Separation Agreement also provided that the Retention Agreement by and between the Company and Mr. White, as amended, or the White Retention Agreement, terminated on the Retirement Date, except for certain provisions that address, among other items, non-competition, non-solicitation, confidential information and arbitration. Additional information about the White Retention Agreement is provided below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Pursuant to the Separation Agreement, and in accordance with the White Retention Agreement, Mr. White is entitled to receive, subject to any delay required under Section 409A of the Code, the payments listed below. These payments were in accordance with the provisions of the White Retention Agreement, which was originally negotiated in connection with our acquisition of PlainsCapital, the company founded by Mr. White, and the terms of the original White Retention Agreement were approved, on a non-binding, advisory basis by PlainsCapital stockholders in connection with the acquisition.

•	Salary up to and including the Retirement Date;
•	$1,450,000 as a cash bonus based upon the Company’s 2018 performance;
•

Commencing 60 days following the Retirement Date, $5,770,000, which amounts to two times his annual base salary and average three-year bonus, in installments over two years following the Retirement Date in accordance with current payroll practices of the Company;

•

$6,672,372 that constitutes the payment due under Mr. White’s employment agreement with PlainsCapital plus interest thereon, which has been held in a separate interest-bearing account since the acquisition of PlainsCapital Corporation by the Company;

•	$23,000 for COBRA assistance; and
•	Continued payment of premiums with respect to a Split-Dollar Life Insurance Policy, which policy is for the benefit of Mr. White and the Company.

In addition, the Separation Agreement provided that all of Mr. White’s unvested RSUs continued to vest, or remained eligible for vesting on a pro rata basis, through April 1, 2019. The unvested portion of the RSUs, based upon pro rata vesting as of April 1, 2019, were forfeited. The Separation Agreement also contained a mutual release between Mr. White and the Company.

Feinberg Retention Agreement

On February 19, 2019, the Company entered into a Retention Agreement with Hill A. Feinberg, or the Feinberg Retention Agreement, to set forth the terms of his ongoing role with Hilltop Securities. The Feinberg Retention Agreement provides that, as of February 20, 2019, Mr. Feinberg resigned as President and Chief Executive Officer of Hilltop Securities and from all other positions with the Company and its subsidiaries, other than as Chairman of the Board of Directors of Hilltop Securities, as a member of the Board of Directors of the Company and a member of Executive Committee of the Board of Directors of the Company. Pursuant to the Feinberg Retention Agreement, he continued to serve as the Chairman of the Board of Directors of Hilltop Securities until June 30, 2019, at which time he became Chairman Emeritus of Hilltop Securities and resigned from his membership on the Executive Committee of the Board of Directors of the Company.

For his services, Mr. Feinberg is entitled to receive an annual salary of $500,000 per year, plus the excess of commission payouts over his annual salary in any given calendar year. Under the terms of the agreement, Mr. Feinberg also received a one-time payment of $900,000 in March 2019 and a one-time payment of $500,000 on March 12, 2020. Mr. Feinberg may resign or be terminated at any time. Mr. Feinberg will no longer participate in the Annual Incentive Plan or be granted additional equity awards.

Incentive Plans

The 2012 Equity Incentive Plan, under which we have granted awards to the NEOs, contains specific termination and change in control provisions. We originally determined to include a change in control provision in the plan to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and so that employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the 2012 Equity Incentive Plan, if a change in control (as defined below in the discussion of the plan under “Executive Compensation — Potential Payments Upon Termination or Change-in-Control”) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved. For equity grants after January 1, 2019, all equity award agreements contain “double trigger” provisions, which require termination without cause within the six months preceding or the twelve months following a change in control for the equity awards to vest in connection with a change in control.  Further discussion of the change in control payments that may be made pursuant to the 2012 Equity Incentive Plan may be found in the “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” section below.

The Annual Incentive Plan, pursuant to which annual incentive bonuses are awarded, does not contain specific change in control provisions. Accordingly, the Committee, in its discretion, may determine what constitutes a change in control and what effects such an event may have on any awards made pursuant to such plan.

Executive Compensation Process

Role of the Compensation Committee

The Committee is responsible for reviewing and approving all aspects of the compensation programs for our NEOs and making all decisions regarding specific compensation to be paid or awarded to them. The Committee is responsible for, among its other duties, the following:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;
•	Evaluation of individual performance results in light of these goals and objectives;
•	Evaluation of the competitiveness of the total compensation package; and
•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts and retention programs.

The Committee is responsible for determining all aspects of compensation of the Chief Executive Officer, as well as assessing his individual performance.

In setting the compensation of our NEOs, the Committee, in its discretion, considers (i) the transferability of managerial skills, (ii) the relevance of each NEO’s experience to other potential employees, and (iii) the readiness of the NEO to assume a different or more significant role, either within our organization or with another organization. When the Committee makes pay-related decisions, the Committee considers our acquisition and growth strategy, our desire to attract, retain and motivate talent, and the importance of compensation in supporting the achievement of our strategic objectives.

Information about the Committee and its composition, responsibilities and operations can be found under the “Board Committees” section above.

Role of the Chief Executive Officer in Compensation Decisions

The Chief Executive Officer provides input and recommendations to the Committee regarding compensation decisions for his direct reports, including the other NEOs. These recommendations are made within the framework of the compensation programs approved by the Committee and based on market data provided by the Committee’s independent consultant. The input includes base salary changes, annual incentive and long-term incentive opportunities and payouts, specific individual performance objectives, and individual performance assessments. The Chief Executive Officer makes recommendations based on his assessment of the individual officer’s performance, performance of the officer’s respective business or function and employee retention considerations. The Committee reviews and considers the Chief Executive Officer’s recommendations when determining any compensation changes affecting our executive officers.

Role of Compensation Consultant

Pursuant to its charter, the Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2019, the Committee continued its engagement of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian is engaged directly by the Committee.

Pursuant to its engagement, Meridian provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Meridian keeps the Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the NEOs. A representative of Meridian generally attends meetings of the Committee, is available to participate in executive sessions of the Committee and communicates directly with the Committee and the chairman of the Committee.

Pursuant to the Committee’s charter, if the Committee elects to use a compensation consultant, the Committee must assess the consultant’s independence, taking into account the following factors:

•	The provision of other services to the Company by the consultant;
•	The amount of fees the consultant received from the Company;
•	The policies and procedures the consultant has in place to prevent conflicts of interest;
•	Any business or personal relationships between the consulting firm and the members of the Committee;
•	Any ownership of Company stock by the individuals at the firm performing consulting services for the Committee; and
•	Any business or personal relationship of the firm with an executive officer of the Company.

Meridian has provided the Committee with appropriate assurances and confirmation of its independent status pursuant to these and other factors. The Compensation Committee evaluated whether the work provided by Meridian raised any conflict of interest, and determined that Meridian has been independent throughout its service for the Committee and no conflict of interest was raised by the work of Meridian described in this Proxy Statement.

Peer Group and Benchmarking Approach

The Committee regularly assesses the components of the executive compensation program with advice from its independent compensation consultant. In October 2018, Meridian provided an analysis of base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry. Meridian considered individual compensation elements as well as the total compensation package. This analysis was considered by the Committee when it established 2019 pay opportunities for executives.

In performing this analysis, Meridian developed market data using publicly-disclosed compensation information from a peer group of comparable financial institutions, as well as compensation surveys. Survey data reflected financial institutions of similar size to Hilltop and our operating subsidiaries. The Committee did not review the specific companies included in the survey data.

The compensation peer group includes institutions of generally similar asset size and, to the extent possible, organizations with significant other operating segments and non-interest income. In evaluating the peer group, the Committee considers that our combination of businesses adds complexity relative to other banks with similar asset sizes.

The following banks were included in the peer group for Meridian’s market study in October 2018:

Atlantic Union Bankshares Corporation	LegacyTexas Financial Group, Inc.	Texas Capital Bancshares, Inc.
BancorpSouth Bank	Old National Bancorp	TowneBank
First Financial Bankshares, Inc.	Pinnacle Financial Partners, Inc.	Trustmark Corporation
First Midwest Bancorp, Inc.	Prosperity Bancshares, Inc.	UMB Financial Corporation
Hancock Whitney Corporation	Simmons First National Corporation	Umpqua Holdings Corporation
IBERIABANK Corporation	South State Corporation	WesBanco, Inc.
Independent Bank Group, Inc.	TCF Financial Corporation	Wintrust Financial Corporation
International Bancshares Corporation

With Meridian’s assistance, the Committee reviewed the peer group in July 2019 and determined to make changes to the group based upon merger and acquisition and other activity among the peers.

The review resulted in the following changes to the peer group:

Removed	Added
Atlantic Union Bankshares Corporation	Ameris Bancorp
IBERIABANK Corporation	BancFirst Corporation
LegacyTexas Financial Group, Inc.	Cadence Bancorporation
Old National Bancorp	Commerce Bancshares, Inc.
Pinnacle Financial Partners, Inc.	First Financial Bancorp.
TCF Financial Corporation	Flagstar Bancorp, Inc.
Wintrust Financial Corporation	Renasant Corporation

Risk Considerations in Our Compensation Program

We do not believe that our compensation policies and practices for 2019 give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion for 2019, we considered the following factors:

•

Base salary is fixed and the only compensation components that are variable are the annual incentives and  PRSUs awarded to NEOs, which were awarded based upon attainment of pre-determined levels of earnings.

•

Annual Incentive Plan payments to the NEOs were determined or approved following the completion of the audit of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. Thus, the Committee had ample knowledge of the financial condition and results of the Company, as well as reports of other committees of the Board of Directors, upon which to base its decisions.

•

We have a balanced program that includes multiple performance goals, rewards short-term and multi-year performance, pays in cash and equity and provides a meaningful portion of pay in stock, which is tied to our long-term performance.

•	Annual Incentive Plan and 2012 Equity Incentive Plan awards are subject to clawback and adjustments for improper risk taking and significant compliance issues.
•	Each year the Committee reviews all compensation programs to ensure existing programs are not reasonably likely to have a material adverse effect on the Company.

Executive Compensation Programs and Policies

Stock Ownership Guidelines

In February 2014, the Committee recommended, and the Board of Directors adopted, a stock ownership policy applicable to our executive officers and directors. Within five years of the later of appointment or the date the policy was adopted, executive officers are required to achieve ownership of a defined market value of Company common stock equal to a minimum number of equity or equity-based securities as follows:

•	Six times annual base salary for the Chief Executive Officer; and
•	Three times annual base salary for the other executive officers.

Under this policy, directors are expected to own shares with a value greater than five times their annual retainer for serving on the Board of Directors of the Company, unless they are subject to certain restrictions on receiving director fees, or fees in the form of stock. Our director compensation program permits directors to elect to receive their director compensation in cash, Company common stock or a combination of cash and Company common stock.

In calculating equity ownership for purposes of the stock ownership guidelines, we include all shares beneficially owned by an individual, such as shares owned by an individual in the Company’s benefit plans (e.g., 401(k)), shares of restricted stock and shares with respect to which an individual has voting or investment power. Shares underlying unexercised stock options and unearned performance shares are excluded when determining ownership for these purposes.

Executive officers are expected to hold 50% of any net shares received through compensatory equity-based grants until the ownership guidelines are achieved. Once such officer achieves the ownership requirement, he or she is no longer restricted by this holding requirement, provided his or her total stock ownership level does not fall below the ownership guidelines.

In addition, all awards of RSUs granted since February 2014 to NEOs are, subject to certain exceptions, required to be held for one year after vesting.

As of April 29, 2020, all NEOs are on track to meet the ownership guidelines.

Clawback Policy

Our compensation program also includes a clawback from any annual cash or long-term incentive award for improper risk taking and significant compliance issues. Under our clawback policy, the Company may recover all or a portion of any annual cash or equity incentive award from our NEOs in the event we are required to restate our financial statements due to errors, omissions, fraud or misconduct. Annual Incentive Plan and 2012 Equity Incentive Plan awards are subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to Hilltop or its subsidiaries or (ii) set forth in any policies adopted or maintained by Hilltop or any of its subsidiaries.

Trading Controls and Hedging, Short Sale and Pledging Policies

Executive officers, including the NEOs, are required to receive the permission of the General Counsel prior to entering into any transactions in our securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 under the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the General Counsel. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The NEO bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities. All employees are prohibited from hedging or pledging unvested RSUs.

Tax Considerations

Section 162(m) of the Code imposes a $1.0 million limit on the tax-deductibility of compensation paid to certain named executive officers. Prior to the Tax Cuts and Jobs Act of 2017, or the Tax Legislation, exceptions were provided for compensation that is “performance-based” and paid pursuant to a plan meeting certain requirements of Section 162(m) of the Code. The Committee has historically considered the implications of Section 162(m) of the Code in the design of its executive compensation programs. The Committee, however, reserved the flexibility, where appropriate, to approve compensation arrangements that may not have been tax deductible to the Company, such as base salary and awards of TRSUs.

The performance-based exception from 162(m) deductibility limits have been repealed, effective for taxable years beginning after December 31, 2017. The Tax Legislation included certain transition relief for historical arrangements that were in place as of November 2, 2017, so long as such arrangements were not materially modified after that date. To the extent that compensation is payable pursuant to such a historical arrangement, if the Company determines that Section 162(m) of the Code will apply to any such awards, the Company generally intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. The Committee continues to reserve flexibility to provide compensation arrangements that it believes are consistent with its compensation philosophy even if the arrangements will result in non-deductible compensation.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Hilltop Holdings Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

A. Haag Sherman (Chairman)	Rhodes Bobbitt	W. Joris Brinkerhoff
William T. Hill, Jr.	Andrew Littlefair

Executive Compensation

The following tables set forth information concerning the compensation earned for services performed during 2019,  2018 and 2017 by the NEOs, who were either serving in such capacities on December 31, 2019, during 2019, or are reportable pursuant to applicable SEC regulations.

Summary Compensation Table

Fiscal Years 2019,  2018 and 2017

									Change in Pension
								Non-Equity	Value and
					Stock		Option	Incentive Plan	Nonqualified Deferred	All Other
		Salary	Bonus (a)		Awards (b)		Awards	Compensation (c)	Compensation	Compensation (e)
Name and principal position	Year	($)	($)		($)		($)	($)	Earnings (d) ($)	($)	Total ($)
Jeremy B. Ford	2019	750,000	—		1,718,833		—	1,125,000	—	91,172	3,685,005
President and	2018	729,327	—		1,576,229		—	625,000	—	91,923	3,022,479
Chief Executive Officer	2017	718,500	—		1,582,502		—	790,000	—	70,310	3,161,312

Alan B. White	2019	395,962	—		—		—	—	96,295	9,891,905	10,384,163
Former Vice Chairman and	2018	1,409,615	1,450,000		699,444		—	—	77,795	173,225	3,810,079
Co-Chief Executive Officer (f)	2017	1,387,500	1,450,000		702,209		—	—	44,519	170,383	3,754,611

William B. Furr	2019	475,577	—		757,212		—	652,500	—	10,580	1,895,869
Executive Vice President and	2018	435,096	—		384,679		—	390,000	—	11,230	1,221,005
Chief Financial Officer	2017	425,000	—		351,119		—	425,000	—	117,270	1,318,389

M. Bradley Winges	2019	419,231	2,500,000	(h)	1,801,906	(i)	—	500,000	—	577,219	5,798,356
President and Chief Executive	2018	—	—		—		—	—	—	—	—
Officer of Hilltop Securities (g)	2017	—	—		—		—	—	—	—	—

Todd L. Salmans	2019	750,000	—		392,866		—	1,125,000	—	50,755	2,318,621
Chairman of	2018	735,577	—		349,722		—	500,000	—	47,318	1,632,617
PrimeLending	2017	750,000	—		351,119		—	825,000	—	43,095	1,969,214

Hill A. Feinberg	2019	500,000	900,000	(j)	—		—	—	—	7,416	1,407,416
Chairman Emeritus of	2018	490,385	—		399,689		—	900,000	—	11,582	1,801,656
Hilltop Securities	2017	500,000	—		351,119		—	900,000	—	25,176	1,776,295

(a)	Represents bonuses paid for services during 2019, 2018 and 2017, as applicable.
(b)

Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC, in accordance with the assumptions described in Note 21 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The value of performance-based stock awards is based on the probable outcome of the applicable performance conditions. The following table presents the value of performance-based awards included in the table above based on the achievement of both probable and maximum outcomes:

		Performance-Based Stock Awards
Name	Year	(Probable Achievement) ($)	(Maximum Achievement) ($)
Jeremy B. Ford	2019	843,832	1,265,747
	2018	787,479	1,181,219
	2017	793,747	1,190,621

Alan B. White	2019	—	—
	2018	349,440	524,160
	2017	352,198	528,297

William B. Furr	2019	212,167	318,251
	2018	192,172	288,258
	2017	176,099	264,148

M. Bradley Winges	2019	—	—
	2018	—	—
	2017	—	—

Todd L. Salmans	2019	192,871	289,307
	2018	174,720	262,080
	2017	176,099	264,148

Hill A. Feinberg	2019	—	—
	2018	199,683	299,525
	2017	176,099	264,148

(c)

For 2019, represents cash awards earned under the Annual Incentive Plan for services during 2019, but paid in March 2020. For 2018, represents cash awards earned under the Annual Incentive Plan for services during 2018, but paid in March 2019. For 2017, represents cash awards earned under the Annual Incentive Plan for services during 2017, but paid in March 2018.

(d)

Represents interest earned on non-qualified deferred compensation contributions to Mr. White during 2019, 2018 and 2017, as applicable. For additional information, see “— Non-Qualified Deferred Compensation.”

(e)

Includes amounts paid during 2019,  2018 and 2017, as applicable, for group life insurance premiums, auto allowance, gym and club expenses, use of a company car and aircraft, moving expenses, and cellular phone reimbursement. For Mr. White, reflects payments pursuant to the Separation Agreement, and in accordance with the White Retention Agreement. The table following these footnotes sets forth a breakdown of all other compensation included in the “Summary Compensation Table” for the NEOs.

(f)	Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.
(g)	Mr. Winges began serving as President and Chief Executive Officer of Hilltop Securities effective February 20, 2019.

(h)	Includes sign-on bonus of $1.5 million and guaranteed annual cash incentive award for 2019 under his employment contract of $1.0 million.
(i)

Includes sign-on grants of equity of 10,363 time-based restricted stock units and 83,000 time-based restricted stock units to offset compensation forfeited by Mr. Winges for terminating his employment with his former employer.

(j)	Represents bonus paid pursuant to the Feinberg Retention Agreement.

All Other Compensation
			Gross-Ups or
			Other
			Amounts	Company
			Reimbursed	Contributions
		Perquisites	for the	to Defined
		and Personal	Payment of	Contribution	Insurance			Total All Other
Name	Year	Benefits (a) ($)	Taxes ($)	Plans ($)	Policies (b) ($)	Other ($)		Compensation ($)
Jeremy B. Ford	2019	80,502	—	9,500	1,170	—		91,172
	2018	81,893	—	9,250	780	—		91,923
	2017	60,164	366	9,000	780	—		70,310

Alan B. White (c)	2019	14,170	117	9,500	58,323	9,809,795	(d)	9,891,905
	2018	98,163	—	9,250	65,812	—		173,225
	2017	95,699	80	9,000	65,604	—		170,383

William B. Furr	2019	300	—	9,500	780	—		10,580
	2018	1,200	—	9,250	780	—		11,230
	2017	71,659	36,161	9,000	450	—		117,270

M. Bradley Winges	2019	343,694	222,990	9,500	1,035	—		577,219
	2018	—	—	—	—	—		—
	2017	—	—	—	—	—		—

Todd L. Salmans	2019	33,839	—	9,500	7,416	—		50,755
	2018	22,000	—	9,250	16,068	—		47,318
	2017	22,000	2,189	9,000	9,906	—		43,095

Hill A. Feinberg	2019	—	—	—	7,416	—		7,416
	2018	—	—	4,167	7,415	—		11,582
	2017	—	108	9,000	16,068	—		25,176

(a)

Year 2019: For Mr. Jeremy B. Ford, reflects $1,200 gym membership allowance and personal use of company airplane of $79,302. For Mr. White, reflects car allowance of $9,000, personal use of company airplane of $4,873 and personal use of company automobile of $296. For Mr. Furr, reflects a cellular phone reimbursement of $300. For Mr. Salmans, reflects a car allowance of $12,000 and club expenses of $21,839.  For Mr. Winges, reflects taxable moving expenses of $343,694, which were provided for in his employment agreement.  Personal use of company aircraft is calculated on a per mile basis utilizing SIFL rates published by the IRS.

(b)

Reflects group term life insurance premiums paid during 2017 for Messrs. Ford, Furr, Feinberg and Salmans, as applicable. For Mr. White, represents bank-owned life insurance of $836, group term life insurance of $4,687 and key man life insurance of $52,800. Group term life insurance was not included in “All Other Compensation” during 2019 and 2018 as this is a benefit that is available to all employees of the Company.

(c)	Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.
(d)	Reflects payments to Mr. White pursuant to the Separation Agreement, and in accordance with the White Retention Agreement,

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

Fiscal Year 2019

									All Other
									Stock Awards:	Grant Date
		Estimated Future Payouts Under Non-Equity				Estimated Future Payouts Under Equity			Number of	Fair Value of
		Incentive Plan Awards (a)				Incentive Plan Awards (b)			Shares of	Share and
		Threshold	Target		Maximum	Threshold	Target	Maximum	Stock or Units	Option Awards
Name	Grant Date	($)	($)		($)	(#)	(#)	(#)	(c) (#)	(d) ($)
Jeremy B. Ford	2/27/2019								45,173	875,001
	2/27/2019					22,587	45,173	67,760		843,832
	2/27/2019	375,000	750,000		1,125,000

Alan B. White (e)	2/27/2019								—	—
	2/27/2019					—	—	—		—
	2/27/2019	—	—		—

William B. Furr	9/5/2019								13,600	325,040
	2/27/2019								11,358	220,004
	2/27/2019					5,679	11,358	17,037		212,167
	2/27/2019	217,500	435,000		652,500

M. Bradley Winges	2/20/2019								83,000	1,601,900
	2/20/2019								10,363	200,006
	2/27/2019	—	1,000,000	(f)	1,500,000

Todd L. Salmans	2/27/2019								10,325	199,995
	2/27/2019					5,163	10,325	15,488		192,871
	2/27/2019	375,000	750,000		1,125,000

Hill A. Feinberg	2/27/2019								—	—
	2/27/2019					—	—	—		—
	2/27/2019	—	—		—

(a)

Represent the value of potential payments under the Annual Incentive Plan to the NEOs based on 2019 performance. Management incentive award amounts shown above represent potential awards that may have been earned based on performance during 2019. The actual amounts earned pursuant to Annual Incentive Plan awards for 2019 are reported in the “Summary Compensation Table” above. For more information regarding the Annual Incentive Plan, see below and also refer to “Compensation Discussion and Analysis” in this Proxy Statement.

(b)

Represents performance-based RSUs that vest based upon the achievement of certain performance goals during the three-year period beginning January 1, 2019 and ending December 31, 2021. These RSUs were issued pursuant to the 2012 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2012 Equity Incentive Plan and the form of award agreement. For additional information, see “Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentive Awards.”

(c)

Represents time-based RSUs that cliff vest upon the third anniversary of the date of grant. These RSUs were issued pursuant to the 2012 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2012 Equity Incentive Plan and the form of award agreement. For additional information, see “Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentives.”

(d)

Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. The value of the performance-based stock awards is based on the probable outcome of the applicable performance conditions. For more information regarding outstanding awards held by the NEO, refer to section “Outstanding Equity Awards at Fiscal Year-End” below.

(e)	Mr. White retired effective April 1, 2019, from all positions with the Company, including as a member of the Board of Directors.
(f)	Mr. Winges was guaranteed to receive at least $1.0 million per his employment agreement provided that a termination of employment had not occurred prior to the payment date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts and Incentive Plans

Set forth below is a summary of our retention agreements with Messrs. White, Feinberg and Salmans and our employment agreements with Messrs. Furr and Winges. We do not have an employment agreement with Mr. Jeremy B. Ford. Also set forth below is a description of our incentive plans, pursuant to which the awards included in the “Outstanding Equity Awards at Fiscal Year-End Table” below were made to our NEOs. The Compensation Committee believes that the arrangements described below serve our interests and the interests of our stockholders because they help secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment.

Employment Contracts

Mr. White

On November 30, 2012, in connection with our acquisition of PlainsCapital, we entered into the White Retention Agreement. We amended the White Retention Agreement on September 12, 2016 solely for the purpose of recognizing his promotion to Co-Chief Executive Officer of Hilltop, including a corresponding change to compensate him based upon the consolidated results of Hilltop, as opposed to PlainsCapital. The term of the White Retention Agreement was for three years, with automatic one-year renewals at the end of the second year of the agreement and each anniversary thereof unless notice had been given otherwise. Pursuant to the White Retention Agreement, Mr. White’s annual base salary was at least $1,350,000. He was also entitled to an annual bonus that varied based upon the performance of the Company. If Hilltop’s annual net income was less than or equal to $70,000,000 but greater than $15,000,000, Mr. White was entitled to a bonus equal to the average of his annual bonus in the prior three calendar years. If Hilltop’s annual net income exceeded $70,000,000, he was entitled to a bonus equal to 100% of his annual base salary. Additionally, in accordance with the White Retention Agreement, Mr. White was entitled to participate in all of the Company’s employee benefit plans and programs. Further, the White Retention Agreement provided that the Company would provide Mr. White with the use of a corporate aircraft and an automobile allowance, each at the same level that such benefits were available to Mr. White immediately prior to our acquisition of PlainsCapital. He continued to have bank-owned life insurance and access to the country club that was available to him through PlainsCapital’s membership prior to our acquisition of PlainsCapital. The White Retention Agreement also included, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. White’s non-competition and non-solicitation obligations would terminate thirty-six (36) months after his termination.

On February 21, 2019, the Company entered into the Separation Agreement with Mr. White in connection with his termination of employment effective April 1, 2019, or the Retirement Date. Pursuant to the Separation Agreement, effective as of the Retirement Date, Mr. White resigned from all positions with the Company and its subsidiaries, including, without limitation, Vice-Chairman of the Board of Directors of the Company and Co-Chief Executive Officer of the Company. The Separation Agreement also provided that the White Retention Agrement, terminated on the Retirement Date, except for certain provisions that address, among other items, non-competition, non-solicitation, confidential information and arbitration.

Pursuant to the Separation Agreement, and in accordance with the White Retention Agreement, Mr. White is entitled to receive, subject to any delay required under Section 409A of the Code, the payments listed below. These payments were in accordance with the provisions of the White Retention Agreement, which was originally negotiated in connection with our acquisition of PlainsCapital, the company founded by Mr. White, and the terms of the original White Retention Agreement were approved, on a non-binding, advisory basis by PlainsCapital stockholders in connection with the acquisition.

•	Salary up to and including the Retirement Date;
•	$1,450,000 as a cash bonus based upon the Company’s 2018 performance;
•

Commencing 60 days following the Retirement Date, $5,770,000, which amounts to two times his annual base salary and average three year bonus, in installments over two years following the Retirement Date in accordance with current payroll practices of the Company;

•

$6,672,372 that constitutes the payment due under Mr. White’s employment agreement with PlainsCapital plus interest thereon, which has been held in a separate interest bearing account since the acquisition of PlainsCapital Corporation by the Company;

•	$23,000 for COBRA assistance; and
•	Continued payment of premiums with respect to a Split-Dollar Life Insurance Policy, which policy is for the benefit of Mr. White and the Company.

In addition, the Separation Agreement provided that all of Mr. White’s unvested RSUs continued to vest, or remained eligible for vesting on a pro rata basis, through April 1, 2019. Pursuant to certain RSU award agreements, an aggregate of 5,482 vested RSUs at April 28, 2020 require deferral of the settlement in shares and statutory tax obligations to a future date. The unvested portion of the RSUs, based upon pro rata vesting as of April 1, 2019, were forfeited. The Separation Agreement also contained a mutual release between Mr. White and the Company.

Mr. Furr

In connection with the appointment of Mr. Furr as Chief Financial Officer of the Company, the Company and Mr. Furr entered into an employment agreement effective as of September 1, 2016. The employment agreement remained in effect until the third anniversary of the effective date. In August 2019, the employment agreement was amended to extend its term until August 31, 2022.  Pursuant to this amended agreement, Mr. Furr is entitled to an annual base salary of $485,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board of Directors, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board of Directors. Mr. Furr also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Furr’s non-competition and non-solicitation obligations continue for 24 months following the earlier of (i) his termination and (ii) the termination of his employment agreement. In consideration for the addition of the 24-month customer non-solicitation provision and the increased time period of the employee non-solicitation provision from twelve to 24 months, as well as other additional provisions, the employment agreement provides that Mr. Furr was entitled to receive a grant of RSUs having an aggregate fair market value of $325,000 on the date of grant. For a description of compensation and benefits to which Mr. Furr is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Winges

The Company entered into an employment agreement with Mr. Winges effective upon commencement of his employment with us on February 20, 2019, which will remain in effect until February 20, 2022. Pursuant to the employment agreement, Mr. Winges is entitled to an annual base salary of $500,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. With respect to calendar year 2019, the employment agreement provided that Mr. Winges is entitled to a minimum annual cash incentive bonus of $1,000,000 and the value of his long-term incentive award to be granted in 2020 will be at least $500,000.

Additionally, pursuant to his employment agreement, Mr. Winges received a sign-on cash bonus of $1,500,000 on the effective date of his employment. This sign-on bonus was paid to offset bonus compensation forfeited at his prior employer. As discussed in more detail below, this sign-on bonus also would have offset any amounts payable if Mr. Wingers had been terminated in the first year of his employment. Mr. Winges’s employment agreement also provides for the reimbursement of up to $400,000 of out-of-pocket costs related to Mr. Winges’s relocation to Dallas, Texas and a gross-up of any such expenses not deductible by him. We believed this amount to be reasonable given our requirement that he move to the Dallas, Texas metroplex on an expedited basis.

Mr. Winges’s employment agreement also provided for a grant of 83,000 TRSUs to offset compensation forfeited from Mr. Winges’s prior employer. The employment agreement provided that if Mr. Winges had been terminated without “cause”

or due to death or disability within one year of the effective date, he would have received a payment of $2,000,000 less any salary and incentives received during his employment, and this payment would be in lieu of any shares vesting from the grant of TRSUs. Following the first anniversary of his employment, if he is terminated without cause he will receive a lump-sum cash payment equal to one times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. Any unvested portion of the 83,000 TRSUs also will vest in full if such termination, or a termination as a result of death or disability, occurs on or after the first anniversary of the effective date of his employment. For a description of compensation and benefits to which Mr. Winges is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Salmans

On October 25, 2019, the Company entered into a retention agreement with Mr. Salmans to set forth the terms of his ongoing role with PrimeLending. The Company appointed Steve Thompson to succeed Mr. Salmans as Chief Executive Officer of PrimeLending effective January 1, 2020. Mr. Salmans’s retention agreement provides that, as of January 1, 2020, Mr. Salmans resigned as Chief Executive Officer of PrimeLending and from all other positions with the Company and its subsidiaries, other than as Chairman of the Board of Directors of PrimeLending. Pursuant to his retention agreement, Mr. Salmans will assist and advise the Chief Executive Officer of PrimeLending, attend events hosted by PrimeLending and remain active in the mortgage industry.

For his services, Mr. Salmans is entitled to receive an annual salary of $500,000 per year. Mr. Salmans also received a one-time payment of $1,250,000 on January 31, 2020. The one-time payment was designed to promote the execution of the succession planning, as well as provide compensation for work performed to transition the role of Chief Executive Officer of PrimeLending to Mr. Thompson. Mr. Salmans may resign or be terminated at any time. Mr. Salmans will no longer participate in the Annual Incentive Plan or be granted additional awards under the 2012 Equity Incentive Plan.

Mr. Feinberg

On February 19, 2019, the Company entered into the Feinberg Retention Agreement to set forth the terms of Mr. Feinberg’s ongoing role with Hilltop Securities. The Feinberg Retention Agreement provides that, as of February 20, 2019, Mr. Feinberg resigned as President and Chief Executive Officer of Hilltop Securities and from all other positions with the Company and its subsidiaries, other than as Chairman of the Board of Directors of Hilltop Securities, as a member of the Board of Directors of the Company and a member of Executive Committee of the Board of Directors of the Company. Pursuant to the Feinberg Retention Agreement, Mr. Feinberg continued to serve as the Chairman of the Board of Directors of Hilltop Securities until June 30, 2019, at which time he became Chairman Emeritus of Hilltop Securities and resigned from his membership on the Executive Committee of the Board of Directors of the Company.

For his services, Mr. Feinberg is entitled to receive an annual salary of $500,000 per year, plus the excess of commission payouts over his annual salary in any given calendar year. Mr. Feinberg also received a  one-time payment of $900,000 in March 2019 and a one-time payment of $500,000 on March 12, 2020. Mr. Feinberg may resign or be terminated at any time.

Equity Incentive Plans

On September 20, 2012, our stockholders approved the 2012 Equity Incentive Plan, which provides for the grant of equity-based awards, including restricted shares of our common stock, RSUs, stock options, grants of shares, stock appreciation rights, or SARs, and other equity-based incentives, to our directors, officers and other employees and those of our subsidiaries selected by our Compensation Committee. At inception, 4,000,000 shares were authorized for issuance pursuant to the 2012 Equity Incentive Plan. On June 15, 2017, our stockholders reapproved the performance goals contained in the 2012 Equity Incentive Plan. All shares granted and outstanding pursuant to the 2012 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. All other awards, including RSUs, are not entitled to dividends nor to vote. No participant in our 2012 Equity Incentive Plan may be granted performance-based equity awards in any fiscal year representing more than 500,000 shares of our common stock or stock options or SARs representing in excess of 750,000 shares of our common stock. The maximum number of shares underlying incentive stock options granted under the 2012 Equity Incentive Plan may not exceed 2,000,000.

The 2012 Equity Incentive Plan is administered by our Compensation Committee, which has the discretion to, among other things, determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and performance goals and other terms and conditions of the awards. Such performance goals may be applied to our Company as a whole, any of our subsidiaries or affiliates, and/or any of our divisions or strategic business units, and may be used to evaluate performance relative to a market index or a group of other companies. Further, the Compensation Committee has the authority to adjust the performance goals in recognition of unusual or non-recurring events. The 2012 Equity Incentive Plan provides that in no event will the Compensation Committee be authorized to re-price stock options, or to lower the base or exercise price of any SARs granted under such plan, without obtaining the approval of our stockholders.

Stock options granted under the 2012 Equity Incentive Plan may be either “incentive stock options” within the meaning of Section 422 of the Code, or nonqualified stock options. Generally, holders of restricted stock will be entitled to vote and receive dividends on their restricted shares, but our Compensation Committee may determine, in its discretion, whether dividends paid while the shares are subject to restrictions may be reinvested in additional shares of restricted stock. Except as otherwise permitted by our Compensation Committee, awards granted under the 2012 Equity Incentive Plan will be transferable only by will or through the laws of descent and distribution, and each stock option will be exercisable during the participant’s lifetime only by the participant or, upon the participant’s death, by his or her estate. Director compensation paid in the form of our common stock, whether at our or the director’s election, is issued through the 2012 Equity Incentive Plan.

Annual Incentive Plan

On September 20, 2012, our stockholders originally approved the Annual Incentive Plan. Our stockholders then reapproved the performance goals contained in the Annual Incentive Plan on June 15, 2017. The Annual Incentive Plan provides for a cash bonus to key employees who are selected by the Compensation Committee for participation in the plan. The Annual Incentive Plan is intended to permit the payment of “performance-based compensation” and is designed to reward executives whose performance during the fiscal year enabled us to achieve favorable business results and to assist us in attracting and retaining executives. A participant may receive a cash bonus under the Annual Incentive Plan based on the attainment, during each performance period, of performance objectives in support of our business strategy that are established by our Compensation Committee. These performance objectives may be based on one or more of the performance criteria outlined in the Annual Incentive Plan.

The performance objectives may be applied with respect to Hilltop or any one or more of our subsidiaries, divisions, business units or business segments and may be applied to performance relative to a market index or a group of other companies. The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events.

Participation in the Annual Incentive Plan does not guarantee the payment of an award. All awards payable pursuant to the Annual Incentive Plan are discretionary and subject to approval by our Compensation Committee. After the performance period ends, the Compensation Committee determines the payment amount of individual awards based on the achievement of the performance objectives. No participant in the Annual Incentive Plan may receive an award that exceeds $10,000,000 per year. Except as otherwise provided in a participant’s employment or other individual agreement, the payment of a cash bonus to a participant for a performance period is conditioned upon the participant’s active employment on the date that the final awards are paid. We may amend or terminate the Annual Incentive Plan at any time.

Outstanding Equity Awards at Fiscal Year End

The following table presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2019.

	Stock Awards
				Equity Incentive		Equity Incentive
				Plan Awards:		Plan Awards:
			Market	Number of		Market or
	Number of		Value of	Unearned		Payout Value of
	Shares or		Shares or	Shares, Units		Unearned
	Units of		Units of	or Other		Shares, Units
	Stock That		Stock That	Rights That		or Other Rights
	Have Not		Have Not	Have Not		That Have Not
	Vested		Vested	Vested		Vested
Name	(#)		(a) ($)	(a) (#)		(a) ($)
Jeremy B. Ford	27,734	(b)	691,409	27,734	(c)	691,409
	31,766	(d)	791,926	31,766	(e)	791,926
	45,173	(f)	1,126,163	45,173	(g)	1,126,163

Alan B. White	—		—	8,888	(c)	221,578
	—		—	5,482	(e)	136,666

William B. Furr	3,315	(h)	82,643	—		—
	6,154	(b)	153,419	6,153	(c)	153,394
	7,753	(d)	193,282	7,752	(e)	193,257
	11,358	(f)	283,155	11,358	(g)	283,155
	13,600	(i)	339,048	—		—

M. Bradley Winges	83,000	(j)	2,069,190	—		—
	10,363	(k)	258,350	—		—

Todd L. Salmans	6,154	(b)	153,419	6,153	(c)	153,394
	7,048	(d)	175,707	7,048	(e)	175,707
	10,325	(f)	257,402	10,325	(g)	257,402

Hill A. Feinberg	6,154	(b)	153,419	6,153	(c)	153,394
	8,055	(d)	200,811	8,055	(e)	200,811

(a)

Value based upon the closing price of $24.93 for our common stock on December 31, 2019. With respect to performance-based RSUs, the number of shares underlying each award was calculated based on the achievement of target level performance due to certain modifiers utilized in the performance calculation.

(b)	Represents time-based RSUs that cliff vested on February 23, 2020.
(c)

Represents shares underlying performance-based RSUs that vested on February 23, 2020 upon the achievement of certain performance goals during the three-year period beginning January 1, 2017 and ending December 31, 2019.  The amount disclosed in the table is based on applicable target performance during the noted period.  Actual shares issued under performance awards were 120.0% of unvested shares reported in the table above at December 31, 2019, as approved by the Compensation Committee on February 20, 2020.

(d)	Represents time-based RSUs that cliff vest upon the earlier of March 5, 2021 and a change of control.
(e)	Represents performance-based RSUs that vest upon the achievement of certain performance goals during the three-year period beginning January 1, 2018 and ending December 31, 2020.
(f)

Represents time-based RSUs that cliff vest upon the earlier of February 27, 2022 and a termination of employment without cause within the twelve months following or six months preceding a change of control.

(g)	Represents performance-based RSUs that vest upon the achievement of certain performance goals during the three-year period beginning January 1, 2019 and ending December 31, 2021.
(h)	Represents outstanding time-based RSUs that vest upon the earlier of (i) February 15, 2020 or (ii) a change in control.
(i)

Represents time-based RSUs that cliff vest upon the earlier of September 5, 2022 and a  termination of employment without cause within the twelve months following or six months preceding a change of control.

(j)

Represents time-based RSUs that cliff vest upon the earlier of February 20, 2022 and a termination of employment due to death or disability, a termination of employment without cause, and a termination of employment without cause within the twelve months following or six months preceding a change of control.

(k)

Represents time-based RSUs that cliff vest upon the earlier of February 20, 2022 and a  termination of employment without cause within the twelve months following or six months preceding a change of control.

Option Exercises and Stock Vested in 2019

The following table presents information pertaining to any outstanding RSU awards held by the NEOs that vested during 2019. There were no option awards outstanding during 2019.

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting (#)	Vesting ($)
Jeremy B. Ford	45,766	912,116	(a)

Alan B. White	60,137	1,179,848	(b)

William B. Furr	19,572	413,799	(c)

M. Bradley Winges	—	—

Todd L. Salmans	22,883	456,058	(a)

Hill A. Feinberg	19,614	390,907	(a)

(a)	Value based upon the closing price of $19.93 for our common stock on February 23, 2019 multiplied by the number of vested RSUs.
(b)	Value based upon the closing prices of $19.93 and $18.63 for our common stock on February 23, 2019 and April 1, 2019, respectively, multiplied by the respective number of vested RSUs.
(c)

Value based upon the closing prices of $18.93, $19.93 and $2,376 for our common stock on February 15, 2019, February 23, 2019 and September 6, 2019, respectively, multiplied by the respective number of vested RSUs.

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during the fiscal year ended December 31, 2019.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	Fiscal Year End
Name	Year ($)	Year ($)	Year (a) ($)	($)	End (b) ($)
Jeremy B. Ford	—	—	—	—	—

Alan B. White	—	—	96,295	6,768,668	—

William B. Furr	—	—	—	—	—

M. Bradley Winges	—	—	—	—	—

Todd L. Salmans	—	—	—	—	—

Hill A. Feinberg	—	—	—	—	—

(a)

Represents interest earned on 2012 deferred compensation contributions of $6,430,890 for Mr. White. All amounts reported as aggregate earnings in the last fiscal year are reported as compensation in the last completed fiscal year in the Summary Compensation Table.

(b)	All amounts were reported as compensation in the Summary Compensation Table for the last completed fiscal year or prior fiscal years.

In connection with our acquisition of PlainsCapital, we entered into the White Retention Agreement. Pursuant to the White Retention Agreement, we agreed to contribute an amount in cash equal to $6,430,890 as deferred compensation to Mr. White in satisfaction of his rights under Section 6 (Termination Upon Change of Control) of his previous employment agreement with PlainsCapital. Such amount accrued interest at the prevailing money market rates and was payable to Mr. White following termination of his employment, subject to any delay required by Section 409A of the Internal Revenue

Code. As of a result of the termination of Mr. White’s employment on April 1, 2019, Mr. White received such amount on or about October 1, 2019.

Potential Payments Upon Termination or Change-in-Control

The 2012 Equity Incentive Plan, under which we have granted awards to the NEOs, contains specific termination and change in control provisions. We determined to include a change in control provision in the plan to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and so that employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the plan, if a change in control (as defined below in the discussion of the plan) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved. For equity grants after January 1, 2019, all equity award agreements contain “double trigger” provisions, which require termination of employment within the six months preceding or the twelve months following a change in control in order for the equity awards to vest in connection with a change in control.

White Separation and Release Agreement

A  description of payments made to Mr. White under the Separation Agreement in connection with his termination of employment effective April 1, 2019 is provided above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Employment Contracts

Mr. Furr

If Mr. Furr’s employment agreement is terminated (1) by Mr. Furr, (2) by the Company for “cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Furr’s death or disability, Mr. Furr (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination. With respect to a termination resulting from Mr. Furr’s death or disability, the unvested portion of the equity grants granted to him upon commencement of his employment also will vest, subject to certain conditions.

If Mr. Furr’s employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in the employment agreement)), Mr. Furr will be entitled to receive the amounts in the foregoing paragraph and, subject to his execution and delivery to the Company of a release, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination. Any unvested portion of the equity grants granted to him upon commencement of his employment also will vest.

If Mr. Furr’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” Mr. Furr will be entitled to receive the same amount upon a termination for “cause” and a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. Any unvested portion of the equity grants also will vest. Notwithstanding, any amounts payable to Mr. Furr upon a change in control shall not constitute a “parachute payment” and shall be reduced accordingly.

Mr. Winges

If Mr. Winges’s employment agreement is terminated (1) by Mr. Winges, (2) by the Company for “cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Winges’s death or disability, Mr. Winges (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the Employment Agreement, restricted stock unit award agreements or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination. With respect to a termination resulting from Mr. Winges’s death or disability, the unvested portion of the 83,000 TRSUs grant will vest, subject to certain conditions.

If Mr. Winges’s employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in his employment agreement)), Mr. Winges will be entitled to receive the amounts set forth in the foregoing paragraph and, subject to his execution and delivery to the Company of a release, the following amount: (1) before the first anniversary of the effective date of his employment, $2,000,000, less the aggregate amount of any salary and Incentive Bonus paid to Mr. Winges prior to such date in lieu of the vesting of 83,000 TRSUs grant, which will forfeit in full; or (2) on or after the first anniversary of the effective date of his employment, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination.  Any unvested portion of the 83,000 TRSUs grant also will vest in full if such termination occurs on or after the first anniversary of the effective date of his employment.

If Mr. Winges’s employment is terminated without “cause” within the twleve months immediately following, or the six months immediately preceding, a “change in control,” Mr. Winges will be entitled to receive the amounts set forth in the first paragraph of this section and, if such change in control is on or after the first anniversary of the effective date of his employment, a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company. Any unvested RSU awards, including the specifically set forth in his employment agreement, also will vest if Mr. Winges is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control.” Notwithstanding, any amounts payable to Mr. Winges upon a “change in control” shall not constitute a “parachute payment” and will be reduced accordingly.

Definitions of “Cause” and “Disability” Under Employment Contracts

For the purposes of the employment agreements of Messrs. Furr and Winges, “cause” means:

•	an act of fraud, embezzlement or theft;
•

the Company is required to remove or replace executive by formal order or formal or informal instruction, including a requested consent order or agreement, from the Federal Reserve or any other regulatory authority having jurisdiction;

•	intentional wrongful damage to property of the Company;
•	intentional wrongful disclosure of trade secrets or confidential information of the Company;
•	intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order;
•	intentional breach of fiduciary duty involving personal profit;
•	intentional action or inaction that causes material economic harm to the Company;
•	a material violation of the Company’s written policies, standards or guidelines applicable to executive; or
•	the failure or refusal of executive to follow the reasonable lawful directives of the Board or, in case of Mr. Furr, his supervisors.

For the purposes of the employment agreement with Messrs. Furr and Winges, “disability” is defined in accordance with our disability policy in effect at the time of the disability.

Set forth below are the amounts that Messrs. Jeremy B. Ford, Furr, Winges, Salmans and Feinberg would have received if the specified events had occurred on December 31, 2019.

Termination due
	Termination for	to Death or	Termination	Change of
Jeremy B. Ford	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	2,899,550	2,899,550	5,218,996
Welfare benefits	—	—	—	—
Total	$—	$2,899,550	$2,899,550	$5,218,996

(a)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2019. If a change of control under the 2012 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2019. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
William B. Furr	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	875,000	1,750,000
Restricted stock units (b)	—	799,579	799,579	775,996
Welfare benefits	—	—	—	—
Total	$—	$799,579	$1,674,579	$2,525,996

(a)

Cash severance calculation if Mr. Furr is terminated without cause is based upon the sum of: (i) Mr. Furr’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Furr in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated without cause upon a change of control, the cash severance calculation is based upon two times the sum of: (i) Mr. Furr’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Furr in respect of the calendar year immediately preceding the year of the date of termination.

(b)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2019. If a change of control under the 2012 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2019. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
M. Bradley Winges	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	1,580,769	1,580,769	—
Restricted stock units (b)	—	2,327,540	2,327,540	2,327,540
Welfare benefits	—	—	—	—
Total	$—	$3,908,309	$3,908,309	$2,327,540

(a)

If Mr. Winges is terminated without cause prior to the first anniversary of the date of his employment, he is entitled to $2.0 million, less the amount of any salary or Incentive Bonus paid to him prior to such termination of employment.

(b)

83,000 time-based RSUs vest upon the death or disability of the participant or termination of the participant without cause. Remaining RSUs granted to Mr. Winges vest pro rata upon his death or disability or termination without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2019. If a change of control under the 2012 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change of control,, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2019. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
		to Death or
		Disability or by
	Termination for	Executive for any	Termination	Change of
Todd L. Salmans	Cause	Reason	without cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment (a)	1,250,000	1,250,000	1,250,000	1,250,000
Cash severance	—	—	—	—
Restricted stock units (b)	—	647,522	647,522	1,173,031
Welfare benefits	—	—	—	—
Total	$1,250,000	$1,897,522	$1,897,522	$2,423,031

(a)	Cash payment refers to a one-time lump-sum cash payment on January 31, 2020 in connection with Mr. Salmans’s retention agreement.
(b)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2019. If a change of control under the 2012 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2019. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
Hill A. Feinberg	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment (a)	500,000	500,000	500,000	500,000
Cash severance	—	—	—	—
Restricted stock units (b)	—	535,204	535,204	708,436
Welfare benefits	—	—	—	—
Total	$500,000	$1,035,204	$1,035,204	$1,208,436

(a)	Cash payment refers to a one-time lump-sum cash payment prior to March 31, 2020 in connection with the Feinberg Retention Agreement.
(b)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2019. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2019. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Incentive Plans

Each of the incentive plans has a complex definition of “change in control.” Generally speaking under the 2012 Equity Incentive Plan, a change in control occurs if: (i) with certain exceptions, any person becomes the owner of 33% or more of the outstanding shares of our common stock or the combined voting power of our outstanding stock and other voting securities; (ii) a majority of the directors serving on our Board of Directors are replaced other than by new directors approved by at least two-thirds of the members of our Board of Directors; (iii) we are not the surviving company after a merger or consolidation or sale of all or substantially all of our assets; or (iv) with certain exceptions, our stockholders approve a plan of complete liquidation or dissolution.

Awards granted through 2018 under our 2012 Equity Incentive Plan were  “single trigger” awards, meaning that accelerated vesting occurs upon a change in control even if the award holder remains with us after the change in control, regardless of whether awards are assumed or substituted by the surviving company. In 2019, the Compensation Committee of the Board of Directors adopted new forms of award agreements that provide for a “double trigger”, which requires termination within the six months preceding or twelve months following a change in control in order for the equity awards to vest in connection with a change in control.  We believe the “double trigger” is in line with current practices of public companies. We believe a “double trigger” change in control provision is appropriate because it allows management to pursue all alternatives for us without undue concern for their own financial security.

In the event of a change in control, with respect to awards granted pursuant to the 2012 Equity Incentive Plan prior to 2019: (i) all outstanding stock options and SARs will become fully vested and exercisable; (ii) all restrictions on any restricted stock, RSUs or other stock-based awards that are not subject to performance goals will become fully vested; and (iii) all restrictions on any restricted stock, RSUs, performance units or other stock-based awards that are subject to performance goals will be deemed to be fully achieved. For awards granted in 2019 and going forward, awards only vest upon a change in control if the grantee is terminated within the six months preceding or the twelve months following a change in control. Accordingly, grantees will not receive any additional benefit if their employment continues following a change in control.

In addition to acceleration of benefits upon a change in control event, the non-qualified stock option agreements pursuant to which all option awards are granted provide for acceleration of vesting upon the death of the option holder. No other rights of acceleration are provided for under the terms of the Company’s benefit plans. However, in 2015, we revised our form of award for time-based and performance-based RSUs to include a non-solicitation provision that lasts for twelve months following a participant’s termination for any reason. In the event of a breach of the non-solicitation provision, the participant’s RSUs granted under the form of award will immediately cease vesting and any unvested RSUs or vested RSUs that have not been converted into shares of common stock will be forfeited. In order to avoid ambiguity, in 2020, we removed the non-solicitation provisions from the form agreement for time-based and performance-based RSUs as a result of obtaining separate non-solicitation agreements from our employees.

CEO Pay Ratios

Item 402(u) of Regulation S-K, implementing a requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that we disclose a ratio that compares the annual total compensation of our median employee to that of our CEO.

In order to determine the median employee, we prepared a list of all employees as of December 31, 2019, along with their gross income as reported on IRS form W-2 for 2019. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Gross income as reported on IRS form W-2 for 2019 was annualized for those employees that were permanent employees but were not employed for the full year. No assumptions, adjustments or estimates were made with respect to total compensation. We believe that W-2 income is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

The annual compensation for 2019 for Jeremy B. Ford, who served as our President and Chief Executive Officer, was  $2,330,019. The annual compensation for the median employee for 2019 was $66,241. The resulting ratios of Mr. Jeremy B. Ford’s pay to that of our median employee for 2019  was 35:1.

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, directors Rhodes R. Bobbitt, W. Joris Brinkerhoff, William T. Hill, Jr., Andrew J. Littlefair and A. Haag Sherman served on the Compensation Committee. During fiscal year 2019:

•	none of the members of our Compensation Committee is, or has ever been, one of our officers or employees;
•	none of the members of our Compensation Committee had any relationships with the Company requiring disclosure under “Certain Relationships and Related Party Transactions”;
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;
•	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

During 2019, each of Mr. Jeremy Ford, Hilltop’s President and Chief Executive Officer, and Mr. Feinberg, Chairman Emeritus of Hilltop Securities, served as a director of Hilltop. Mr. White, Hilltop’s former Vice Chairman and Co-Chief Executive Officer, retired effective April 1, 2019, from all positions with the Company, including as a director of Hilltop. Hilltop’s Compensation Committee is comprised of independent directors, reviews and sets the compensation of each of Messrs. Jeremy Ford and Feinberg and does not believe that these interlocks pose any risks that are likely to have a material adverse effect on us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than ten percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on a review of the reports filed with the SEC and representations from our officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 31, 2019, applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except that (i) Mr. Sobel,  a director,  failed to file a Form 3 and three Forms 4 related to the granting of  three awards for services provided during 2019, and Mr. Thompson, President and Chief Executive Officer of PrimeLending, failed to file a Form 3 and a Form 4 related to the grant of a time-based equity award.

Based on written representations from our officers and directors, we believe that no Forms 5 for directors, officers and greater than ten percent beneficial owners were required to be filed with the SEC for the period ended December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Transactions with related persons are governed by our General Code of Ethics and Business Conduct, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Related party transactions that would be required to be disclosed pursuant to federal securities laws must be reported to the Chief Executive Officer or General Counsel and are subject to approval by the Audit Committee of the Board of Directors. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by the Board of Directors and must be promptly disclosed as required by applicable law or regulation. Absent a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted.

The Company also has adopted the written Related Party Policy, which sets forth the Company’s policies and procedures for reviewing and approving transactions with related persons – namely, our directors, executive officers, their respective immediate family members and 5% stockholders. The transactions covered by the Related Party Policy include any financial transaction, arrangement or relationship in which the Company is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Related Party Policy, the related person is required to report all relevant facts with respect to the transaction to the Chief Executive Officer or General Counsel of Hilltop. Upon determination by the Company’s legal department that a transaction requires review under the Related Party Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Audit Committee. The transaction is then reviewed by the disinterested members of the Audit Committee, who determine whether approval of the transaction shall be granted. In reviewing a transaction, the Audit Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.

Certain types of transactions are pre-approved in accordance with the terms of the Related Party Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Company, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

Hilltop Plaza Investment

On July 31, 2018, HTH Diamond Hillcrest Land LLC, or Hillcrest Land LLC, purchased approximately 1.7 acres of land in the City of University Park, Texas for $38.5 million. Hillcrest Land LLC is owned equally between Hilltop Investments I, LLC, a wholly owned entity of Hilltop, and Diamond Ground, LLC, an affiliate of Mr. Gerald J. Ford. Each of Hilltop Investments I, LLC and Diamond Ground, LLC contributed $19.3 million to Hillcrest Land LLC to complete the purchase. Trusts for which Jeremy Ford and the wife of Corey Prestidge are a beneficiary own 10.2% and 10.1%, respectively, of Diamond Ground, LLC.

In connection with the purchase of the land, Hillcrest Land LLC entered into a 99-year ground lease of the land with three tenants-in-common: SPC Park Plaza Partners LLC, or Park Plaza LLC, an unaffiliated entity which received an undivided 50% leasehold interest; HTH Hillcrest Project LLC, or HTH Project LLC, a wholly owned subsidiary of Hilltop, which received an undivided 25% leasehold interest; and Diamond Hillcrest, LLC, or Diamond Hillcrest, an entity owned by Mr. Gerald J. Ford, which received an undivided 25% leasehold interest, or collectively, the Co-Owners. The ground lease is triple net. The base rent from the Co-Owners under the ground lease commences 18 months after the ground lease was signed at $1.8 million per year and increases 1.0% per year each January 1 thereafter.

Concurrent with the ground lease, the Co-Owners entered into an agreement to purchase the improvements currently being constructed on the land, which is a mixed-use project containing a six-story building, or Hilltop Plaza. HTH Project LLC and Diamond Hillcrest each own an undivided 25% interest in Hilltop Plaza. Park Plaza LLC owns the remaining undivided 50% interest in Hilltop Plaza. Park Plaza LLC has agreed to serve as the Co-Owner property manager under the Co-Owners Agreement; however, certain actions require unanimous approval of all Co-Owners. Hilltop Plaza is being funded through a $41.0 million construction loan from an unaffiliated third party bank, as well as cash contributions of $5.3 million from each of HTH Project LLC and Diamond Hillcrest.

Hilltop and the Bank entered into leases for a significant portion of the total rentable corporate office space in Hilltop Plaza to serve as the headquarters for both companies. Affiliates of Mr. Gerald J. Ford also entered into leases for office space in the building. The two separate 129-month office and retail leases of Hilltop and the Bank, respectively, have combined total base rent of approximately $35 million with the first nine months of rent abated. Hilltop Plaza has served as headquarters for both Hilltop and the Bank since February 2020.

These transactions were reviewed by the Audit Committee and approved by the disinterested members of the Board of Directors of Hilltop.

Gerald J. Ford, Chairman of the Board of Directors of Hilltop, is the trustee and settlor of Turtle Creek Revocable Trust, which is the sole member Diamond HTH Stock Company GP, LLC.  Diamond HTH Stock Company GP LLC is the sole general partner of Diamond HTH Stock Company, LP and Turtle Creek Revocable Trust is the sole limited partner of Diamond HTH Stock Company, LP. The sole general partner of Diamond A Financial, L.P. is Diamond HTH Stock Company, LP and Turtle  Creek Revocable Trust is a 1% limited partner of Diamond A Financial, L.P.  Diamond A Financial, L.P. owns 17.4% of the outstanding Hilltop common stock as of April 28, 2020. Jeremy B. Ford, a director and the President and Chief Executive Officer of Hilltop, is the beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, L.P. The spouse of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary, is the beneficiary of a trust that also owns a 49% limited partnership interest in Diamond A Financial, L.P.

Jeremy B. Ford is the son of Gerald J. Ford. Mr. Prestidge is the son-in-law of Gerald J. Ford. Accordingly, Messrs. Jeremy B. Ford and Prestidge are brothers-in-law.

Cowboys Stadium Suite

In 2007, the Bank contracted with Cowboys Stadium, L.P., a company affiliated with the employer of Ms. Anderson and that is beneficially owned by Ms. Anderson and certain of her immediate family members, for the 20-year lease of a suite at Cowboys Stadium beginning in 2009. Pursuant to the lease agreement, Hilltop has agreed to pay Cowboys Stadium, L.P. annual payments of $500,000, subject to possible annual escalations, not to exceed 3% per year, beginning with the tenth year of the lease. In 2019, that lease of suite was assigned to Hilltop by the Bank. Hilltop paid $515,000 under this lease in 2019.

Leases at The Star

In 2016, the Bank contracted with Frisco HQ Operations, L.P. and Bluestar Frisco Retail L.P., each of which is affiliated with the employer of Ms. Anderson and beneficially owned by Ms. Anderson and certain of her immediate family members, for the 10-year lease of office space and a Bank branch. Following an initial rent abatement period, the leases provide for annual base rent of an aggregate of approximately $383,000, which increases on a yearly basis thereafter to a maximum annual base rent of an aggregate of approximately $433,000.

Branch Construction

During 2018, the Bank utilized a company owned by Mr. Lewis, Lee Lewis Construction, to construct a branch for the Bank. The Bank awarded this contract to Lee Lewis Construction following a bid process. This project was completed in the second half of 2018, and the Bank paid Lee Lewis Construction $5,883,629 for construction of this branch.

During 2018, the Bank contracted with Lee Lewis Construction to construct a branch in Lubbock, Texas. The Bank awarded this contract to Lee Lewis Construction following a bid process. This project was completed in December 2019, and the Bank paid Lee Lewis Construction $1,638,735 for the construction of this branch.

During 2018, the Bank contracted with Lee Lewis Construction to install a standalone interactive teller machine in Lubbock, Texas. The Bank awarded this contract to Lee Lewis Construction. This project was completed in March 2019, and the Bank paid Lee Lewis Construction $45,500 for this installation.

During 2019, the Bank contracted with Lee Lewis Construction to renovate a branch in Lubbock, Texas. The Bank awarded this contract to Lee Lewis Construction following a bid process. This project was completed in November 2019, and the Bank paid Lee Lewis Construction $925,617 for the renovation of this branch.

DTF Holdings, LLC

Mr. Sobel, a director of Hilltop, is the managing member of DTF Holdings, LLC. DTF Holdings, LLC has provided investment management services to the Company and its subsidiaries since June 2009 pursuant to an Investment Management Agreement. In accordance with the Investment Management Services Agreement, DTF Holdings, LLC is paid an annual fee of $425,000 and reimbursed for its out-of-pocket expenses related to such services. DTF Holdings, LLC also provides investment management services to other entities related to Gerald J. Ford.

Employment of Certain Family Members

We currently employ, or during 2019 employed, certain family members of our officers and/or directors in the following capacities: Corey G. Prestidge, the brother-in-law of Jeremy B. Ford, our President and Chief Executive Officer, and the son-in-law of Gerald J. Ford, the Chairman of our Board, serves as Hilltop’s Executive Vice President, General Counsel and Secretary; Lee Ann White, the wife of Alan B. White, our former Vice Chairman and Co-Chief Executive Officer, formerly served as the Senior Vice President, Director of Public Relations of PlainsCapital; Logan Passmore, the son-in-law of Mr. White, serves as Commercial Relationship Manager of the Bank; Kale Salmans, the son of Todd Salmans, Chairman of PrimeLending, serves as Manager, Strategic Sales of PrimeLending; Ty Tucker, the son-in-law of Mr. Salmans, serves as Project Manager, Joint Venture Strategy of PrimeLending; Robert Coke IV, the son-in-law of Mr. Salmans, serves as Manager, Appraisal Desk of PrimeLending. Pursuant to our employment arrangements with these individuals, during 2019, these individuals received total compensation for their respective services as employees as follows: Corey G. Prestidge $1,018,305, Lee Ann White $60,088, Logan Passmore $103,252, Kale Salmans $584,607, Ty Tucker $153,772 and Robert Coke IV $90,421.

Indebtedness

The Bank has had, and may be expected to have in the future, lending relationships in the ordinary course of business with our directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. In our management’s opinion, our prior or current lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal collection risk or present other unfavorable features.

PROPOSAL TWO — APPROVAL OF THE HILLTOP HOLDINGS INC. 2020 EQUITY INCENTIVE PLAN

Hilltop is asking its stockholders to approve the adoption of the Hilltop Holdings Inc. 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan was adopted, subject to stockholder approval, by the Board of Directors on April 30, 2020 (the “Effective Date”).  If approved by our stockholders, the 2020 Equity Incentive Plan will supersede the Prior Plan (as defined below), but any awards previously granted under the Prior Plan that are outstanding as of the Effective Date shall continue to be governed by the terms of the applicable Prior Plan and corresponding award agreements.

Hilltop believes the 2020 Equity Incentive Plan will help Hilltop to focus its directors, officers, and other employees and contractors on Hilltop’s business performance, which creates stockholder value; to encourage innovative approaches to Hilltop’s business; to encourage ownership of Hilltop common stock by our non-employee directors, officers, and other employees and contractors; and to continue to attract and retain key employees, key contractors, and non-employee directors in a competitive labor market, which is essential to Hilltop’s long-term growth and success.

The following is a summary of the material terms of the 2020 Equity Incentive Plan. The full text of the 2020 Equity Incentive Plan is attached as Annex A to this Proxy Statement, and the following summary is qualified in its entirety by reference to the terms of the 2020 Equity Incentive Plan. Stockholders are urged to review the 2020 Equity Incentive Plan before determining how to vote on this proposal.

Summary of the 2020 Equity Incentive Plan

Purpose. The purpose of the 2020 Equity Incentive Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and non-employee directors of Hilltop and our subsidiaries. The 2020 Equity Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash or shares of our common stock. The 2020 Equity Incentive Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The 2020 Equity Incentive Plan was approved by the Board of Directors on the Effective Date, subject to approval by our stockholders. The 2020 Equity Incentive Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Compensation Committee of the Board of Directors. No award may be granted under the 2020 Equity Incentive Plan after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.

Shares Available. The 2020 Equity Incentive Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the 2020 Equity Incentive Plan cannot exceed 3,650,000, plus any Prior Plan Awards (as defined below), subject to adjustment in certain circumstances to prevent dilution or enlargement. All of the shares available for issuance as an award under the 2020 Equity Incentive Plan may be delivered pursuant to incentive stock options. Other than during the first calendar year in which a non-employee director has been elected to serve on the Board of Directors, no such director may be granted awards under the 2020 Equity Incentive Plan in any calendar year that, when taken together with all cash retainers and other fees paid to the director for services to Hilltop for the same calendar year, exceed $450,000 in the aggregate (with the value of any equity awards determined as of the date of grant; provided, however, the Chairman may be granted an award or awards each calendar year in an aggregate amount not to exceed 50,000 shares, which shall be in addition to the $450,000 annual limit on awards to non-employee directors described above.  Only 5% of the shares of our common stock that may be issued pursuant to awards under the 2020 Equity Incentive Plan may be designated as Exempt Shares (as defined below).  “Prior Plan Awards” means any awards granted pursuant to the 2012 Equity Incentive Plan that are outstanding on the Effective Date that, on or after the Effective Date, are forfeited, expire, or are canceled; and (ii) any shares subject to awards relating to common stock under the Prior Plan that, on or after the Effective Date, are settled in cash.  “Exempt Shares” are shares of Hilltop common stock that have been granted with (or that have been amended by the Committee to include) more favorable vesting conditions that would otherwise apply to awards granted under the 2020 Equity Incentive Plan, as described in the Vesting of Awards; Forfeiture; Assignment section below.

Administration. Under the terms of the 2020 Equity Incentive Plan, the 2020 Equity Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors and which, to the extent necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall consist entirely of two or more “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. At any time there is no Committee to administer the 2020 Equity Incentive Plan, any reference to the Committee is a reference to the Board of Directors. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2020 Equity Incentive Plan; establish and revise rules and regulations relating to the 2020 Equity Incentive Plan and any sub-plans (including sub-plans for awards made to participants who do not reside in the United States); establish performance goals applicable to awards and certify the extent of their achievement; and make any other determinations that it believes are necessary for the administration of the 2020 Equity Incentive Plan. The Committee may delegate certain of its duties to one or more of our officers as provided in the 2020 Equity Incentive Plan.

Shares to be issued under the 2020 Equity Incentive Plan may be made available from authorized but unissued shares of our common stock, or shares purchased by us on the open market or otherwise. During the term of the 2020 Equity Incentive Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2020 Equity Incentive Plan. Shares underlying awards granted under the 2020 Equity Incentive Plan or one of the Prior Plan that expire or are forfeited or terminated without being exercised, or awards that are settled for cash, will again be available for the grant of additional awards within the limits provided by the 2020 Equity Incentive Plan. Shares withheld by or delivered to us to satisfy the exercise price of stock options or tax withholding obligations with respect to any award granted under the 2020 Equity Incentive Plan will nonetheless be deemed to have been issued under the 2020 Equity Incentive Plan and will not again be available for grant under the 2020 Equity Incentive Plan. Additionally, shares unused in the net settlement of stock-settled SARs and shares purchased from the open market using the proceeds of the sale of stock received upon the exercise of stock options will be deemed to have been issued under the 2020 Equity Incentive Plan and will not again be available for grant under the 2020 Equity Incentive Plan. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2020 Equity Incentive Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2020 Equity Incentive Plan if the settlement of the award will not require the issuance of shares, such as, for example, SARs that can only be satisfied by the payment of cash. Only shares forfeited back to us or shares cancelled on account of termination, expiration, or lapse of an award shall again be available for grant as incentive stock options under the 2020 Equity Incentive Plan, but shall not increase the maximum number of shares that may be delivered pursuant to incentive stock options.

If the 2020 Equity Incentive Plan is approved by our stockholders, no new awards may be granted under the Prior Plan, but such awards will remain in full force and effect under such plans according to their respective terms, and dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under such plan that are outstanding as of the Effective Date.

Eligibility. The 2020 Equity Incentive Plan provides for awards to the directors, officers, employees, and contractors of Hilltop and our subsidiaries and affiliates and prospective directors, officers, employees, and contractors who have accepted offers of employment, service, or consultancy from Hilltop or our subsidiaries or affiliates. As of the date of this Proxy Statement, there were 17 non-employee directors, ten Section 16 officers, and approximately 4,800 other employees eligible to participate in the 2020 Equity Incentive Plan. Hilltop’s current Section 16 executive officers and each member of the Board of Directors are among the individuals eligible to receive awards under the 2020 Equity Incentive Plan.

Stock Options. Subject to the terms and provisions of the 2020 Equity Incentive Plan, stock options to purchase shares of Hilltop common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Stock options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as nonqualified stock options, which do not qualify for such favorable tax treatment. Subject to the limits provided in the 2020 Equity Incentive Plan, the Committee determines the number of stock options granted to each recipient. Each stock option grant will be evidenced by a stock option agreement that specifies the stock option’s exercise price, whether the stock options are intended to be incentive stock options or nonqualified stock options, the duration of the stock options, the number of shares to which the stock options pertain, and such additional limitations, terms, and conditions as the Committee may determine.

The Committee determines the exercise price for each stock option granted, except that the exercise price may not be less than 100% of the fair market value of a share of Hilltop common stock on the date of grant; provided, however, that if an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our common stock (or of any parent or subsidiary), the exercise price must be at least 110% of the fair market value of a share of Hilltop common stock on the date of grant. As of April 28, 2020, the fair market value (as that term is defined under the 2020 Equity Incentive Plan) of a share of Hilltop common stock was $18.54. All stock options granted under the 2020 Equity Incentive Plan will expire no later than ten years (or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our common stock (or of any parent or subsidiary), five years) from the date of grant. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the Committee. The granting of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of a stock option and the registration of shares of Hilltop common stock in the recipient’s name.

Stock Appreciation Rights. The 2020 Equity Incentive Plan authorizes the Committee to grant SARs. A SAR entitles the holder to receive from us, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of Hilltop common stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of Hilltop common stock on the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price, the number of shares to which the SAR pertains, and such additional limitations, terms, and conditions as the Committee may determine. We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Hilltop common stock, cash, or a combination of stock and cash as set forth in the award agreement relating to the SARs. SARs are not transferable except as expressly permitted by the Committee. No dividend or dividend equivalent rights may be paid or granted with respect to any SARs granted under the 2020 Equity Incentive Plan.

Restricted Stock. The 2020 Equity Incentive Plan provides for the award of shares of Hilltop common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2020 Equity Incentive Plan, the applicable award agreement, and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement; provided, however, such dividends or distributions shall be withheld by us for a participant’s account until the restrictions lapse with respect to such restricted stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2020 Equity Incentive Plan authorizes the Committee to grant restricted stock units. Restricted stock units are not shares of Hilltop common stock and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividends or dividend equivalents. The recipient may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the 2020 Equity Incentive Plan prior to their vesting. Restricted stock units will be settled in cash, shares of Hilltop common stock, or a combination thereof as provided in the applicable award agreement, in an amount based on the fair market value of Hilltop common stock on the settlement date. If the right to receive dividends on restricted stock units is awarded, then such dividends shall be withheld by us for a participant’s account until the restrictions lapse with respect to such restricted units.

Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right will be specified by the grant and, when granted as a component of another award, may have terms and conditions different from such other award; provided, however, that (i) any dividend equivalent rights with respect to such other award will be withheld by us for a participant’s account until such other award is vested, subject to such terms as determined by the Committee; and (ii) such dividend equivalent rights so withheld and attributable to another award will be distributed to such participant in cash or, at the discretion of the Committee, in common stock having a fair market value equal to the amount of such dividend equivalent rights, if applicable, upon vesting of the other award and, if such other award is forfeited, the right to dividend equivalent rights attributable to such forfeited award also will be forfeited. No dividend equivalent rights may be paid or granted with respect to any stock option or SAR. Dividend equivalent rights granted as a separate award also may be paid currently or may be deemed to be reinvested in additional common stock. Any such reinvestment will be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or common stock.

Performance Awards. The Committee may grant performance awards payable at the end of a specified performance period in cash, shares of common stock, units, or other rights based upon, payable in, or otherwise related to our common stock. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the applicable performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2020 Equity Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or authoritative guidance issued thereunder. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the maximum amount of any potential awards. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period. In the event of a change in control, performance awards will vest in full at the greater of “target” achievement of the applicable performance goal or the projected actual achievement of the applicable performance goal, based upon results achieved through the date of the change in control or, if applicable, the date of a participant’s termination of service by us without “cause” or by the participant for “good reason” (as each term is defined in the participant’s award agreement), in either case, if such termination occurs within six months prior to or 12 months following the change in control.

Performance Goals. The 2020 Equity Incentive Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2020 Equity Incentive Plan. Such goals shall be based on the attainment of specified levels of one or more measures determined, which may include, without limitation: stock price; book value; book value per share; tangible book value; tangible book value per share; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share (whether on pre-tax, after-tax, operations or other basis); operating earnings; total return to stockholders; return on assets or operating assets; asset quality; net interest margin, in each case with respect to Hilltop or any one or more of our subsidiaries, divisions, business units, or business segments, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2020 Equity Incentive Plan. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.

Vesting of Awards; Forfeiture; Assignment. Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested, in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2020 Equity Incentive Plan. Except to the extent an award is for Exempt Shares, no award (nor any portion of an award, even on a pro rata basis) may vest earlier than one year after the date of grant (other than  Substitute Incentives (as defined below); provided, however, with respect to grants of awards made on the date an annual meeting of stockholders to our non-employee directors, such one year vesting period shall be deem satisfied if such awards vest on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of stockholders if such meeting is held at least 50 weeks following the award’s date of grant. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions at any time, provided that the common stock subject to such awards will be designated as Exempt Shares. As discussed above, only 5% of the shares of our common stock that may be issued pursuant to an award under the 2020 Equity Incentive Plan may be designated as Exempt Shares. In addition, no awards shall become partially or fully vested, nor shall any portion of the applicable restriction period be waived, in connection with a change in control unless a participant also incurs a termination of service by us without “cause” or by the participant for “good reason” (as each term is defined in the participant’s award agreement) within six months prior to or 12 months following the change in control. “Substitute Incentives” are awards that are granted under the 2020 Equity Incentive Plan in substitution for similar awards held by employees, contractors, and non-employee directors of another entity who became employees, contractors, or non-employee directors of Hilltop or our subsidiaries in connection with a corporate transaction in which Hilltop is the surviving entity.

The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the 2020 Equity Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (a) such Immediate Family Members and/or (b) entities that are controlled by the participant and/or his or her Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock options or SARs are granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Change in Control.  As discussed in the Vesting of Awards; Forfeiture; Assignment section above, upon a change in control of Hilltop,  awards will not vest unless the participant incurs a termination of service by us without cause or by the participant for good reason within six months prior to or 12 months following the change in control. A change in control generally includes (i) the acquisition by a third-party of 33% of more of the outstanding voting stock or equity securities of Hilltop, (ii) a merger, reorganization, consolidation, or similar transaction with a third-party after which the stockholders of Hilltop do not retain over 50% of the outstanding voting stock or equity securities following the transaction, (iii) a majority of the members of our Board of Directors are members who were not appointed by the then existing Board of Directors, or (iv) the complete liquidation or dissolution of Hilltop. In connection with a change in control, outstanding awards may be converted into new awards; exchanged or substituted for with new awards; or canceled for no consideration, provided participants were given notice and an opportunity to purchase or exercise such awards, or cancelled and cashed out based on the positive difference between the per share amount to be received in connection with the transaction and the purchase/exercise price per share of the award, if any.

The description of a change in control and its effects on awards granted under the 2020 Equity Incentive Plan is qualified in its entirety by reference to the relevant terms and provisions of the 2020 Equity Incentive Plan, which is attached as Annex A to this Proxy Statement

Recoupment for Restatements. The Committee may recoup all or any portion of any shares of our common stock or cash paid to a participant in connection with an award, in the event of a restatement of our financial statements as set forth in our clawback policy in effect from time to time.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transaction or event affects the fair market value of an award, the Committee shall adjust any or all of the following so that the fair market value of the award immediately after the transaction or event is equal to the fair market value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or other securities or property) that thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the exercise price of each outstanding stock option; (iv) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2020 Equity Incentive Plan; and (v) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2020 Equity Incentive Plan, to the extent that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2020 Equity Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Amendment or Discontinuance of the 2020 Equity Incentive Plan. The Committee may, at any time and from time to time, without the consent of participants, alter, amend, revise, suspend, or discontinue the 2020 Equity Incentive Plan, in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2020 Equity Incentive Plan and any awards under the 2020 Equity Incentive Plan to continue to comply with Sections 421 and 422 of the Code (including any successors to such sections or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which our stock is listed or traded shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Committee regarding the amendment or discontinuance of the 2020 Equity Incentive Plan may adversely affect any rights of any participants or our obligations to any participants with respect to any outstanding awards granted under the 2020 Equity Incentive Plan without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not “reprice” any stock option or SAR, without stockholder approval. For purposes of the 2020 Equity Incentive Plan, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price; (ii) canceling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of our common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing will prevent the Committee from (x) making adjustments to awards upon changes in capitalization, (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2020 Equity Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2020 Equity Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus (i) an interest charge at the then-current underpayment rate plus 1% and (ii) a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the incentive stock option was granted and (ii) one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an incentive stock option is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss that otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis in the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the exercise price paid for such shares, plus any amounts included in the participant’s taxable income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Exercise price is Paid for in Shares. If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives unvested restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an individual receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the grant price, if any, will be taxed as ordinary income to the participant at the time it is received.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the 2020 Equity Incentive Plan, as applicable, is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries) will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will also be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Us. To the extent a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the 2020 Equity Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2020 Equity Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign, and any other tax consequences to them of participating in the 2020 Equity Incentive Plan.

Interest of Directors and Executive Officers.

All members of the Board of Directors and all of our executive officers are eligible for awards under the 2020 Equity Incentive Plan and, thus, have a personal interest in the approval of the 2020 Equity Incentive Plan.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2020 Equity Incentive Plan because the grant of awards and the terms of such awards are to be determined in the sole discretion of the Committee at the time of grant.

The fair market value of our common stock is $18.54 per share based on the closing price of our common stock on April 28, 2020.

Required Vote

Approval of the adoption of the 2020 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock cast on the proposal. For purposes of the adoption of the 2020 Equity Incentive Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE HILLTOP HOLDINGS INC. 2020 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2019, information concerning Hilltop's equity compensation plans, including the number of shares issued and available for issuance under our plans, options, warrants and rights; weighted average exercise price of outstanding options, warrants and rights; and the number of securities remaining available for future issuance.

Equity Compensation Plan Information
Number of securities
remaining available
for future issuance
	Number of securities		under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in first
Plan Category	warrants and rights	warrants and rights	column)
Equity compensation plans approved by security holders*	—	$—	556,368
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	556,368

*  In September 2012, our stockholders approved the 2012 Equity Incentive Plan, which allows for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of Hilltop, its subsidiaries and outside directors of Hilltop. In the aggregate, 4,000,000 shares of common stock may be delivered pursuant to awards granted under the 2012 Equity Incentive Plan. At December 31, 2019, 3,873,386 awards had been granted pursuant to the 2012 Equity Incentive Plan, while 429,754 awards were forfeited and are eligible for reissuance. All shares outstanding under the 2012 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. No participant in our 2012 Equity Incentive Plan may be granted awards in any fiscal year covering more than 1,250,000 shares of our common stock.

PROPOSAL THREE — APPROVAL OF THE HILLTOP HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

On April 30, 2020, our Board of Directors adopted the Hilltop Holdings Inc. Employee Stock Purchase Plan, or the Employee Stock Purchase Plan or the ESPP, subject to the approval of our stockholders. If approved, the ESPP will become effective on January 1, 2021.

Purpose of the Employee Stock Purchase Plan

The Employee Stock Purchase Plan is intended to provide eligible employees of Hilltop and certain designated Related Corporations with an opportunity to purchase shares of our common stock at a discount and possibly with favorable tax consequences, and thereby provide an additional incentive for such employees to contribute to the prosperity of the Company.  Our Board of Directors believes that the ESPP promotes the interests of the Company and its stockholders by attracting, retaining, and motivating talented employees and aligning the interests of participating employees with those of our stockholders.  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and will be treated as such for U.S. federal tax purposes.  The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Summary of the Employee Stock Purchase Plan

Described below is a summary of the material features of the ESPP.  This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Annex B to this proxy statement and is incorporated herein by reference.  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the ESPP.

Purpose.  The purpose of the ESPP is to provide a means by which eligible employees of Hilltop and certain designated Related Corporations may be given an opportunity to purchase shares of our common stock and to assist the Company in retaining the services of its employees and securing and retaining the services of new employees, thereby providing incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.  The rights to purchase shares of Hilltop common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code, or Options.

Shares Subject to the ESPP.  Subject to the terms of the ESPP, an aggregate of 600,000 shares of Hilltop common stock will be reserved for issuance under the ESPP.  If Options granted under the ESPP expire, lapse, or otherwise terminate without being exercised, the shares of common stock not purchased under such Options will again become available for issuance under the ESPP. The stock purchasable under the ESPP may consist, in whole or in part, of authorized and unissued common stock, treasury stock, or common stock purchased on the open market.

As of April 28, 2020, the closing price of a share of Hilltop common stock on the NYSE was $18.54. As of the date hereof, no shares of common stock have been issued under the ESPP.

Administration.  The ESPP will be administered by the Board of Directors or such committee or committees of the Board of Directors as is designated by the Board of Directors to administer the ESPP, or the Committee. The Board of Directors will have the power to (i) determine how and when Options to purchase shares of common stock will be granted and the provisions of each Offering of such Options (which need not be identical); (ii) designate from time to time which Related Corporations of Hilltop will be eligible to participate in the ESPP; (iii) construe and interpret the ESPP and Options, and establish, amend, and revoke rules and regulations for its administration (the Board of Directors, in the exercise of this power, may correct any defect, omission, or inconsistency in the ESPP, in a manner and to the extent it deems necessary or expedient to make the ESPP fully effective); (iv) settle all controversies regarding the ESPP and Options granted under it; (v) suspend or terminate the ESPP at any time as provided for under the ESPP; and (vi) exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the ESPP be treated as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The Board of Directors may delegate some or all of the administration of the ESPP to a Committee or Committees.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the ESPP, the powers theretofore possessed by the Board of Directors that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the ESPP, as may be adopted from time to time by the Board of Directors.  The Board of Directors may retain the authority to concurrently administer the ESPP with the Committee and may, at any time, revest in the Board of Directors some or all of the powers previously delegated.  Whether or not the Board of Directors has delegated administration of the ESPP to a Committee, the Board of Directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.  All determinations, interpretations, and constructions made by the Board of Directors in good faith in its discretion will be final, binding, and conclusive on all persons.

Offerings.  The Board of Directors may, from time to time, grant or provide for the grant of Options to purchase shares of common stock under the ESPP to eligible employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board of Directors.  Each Offering shall be in such form and will contain such terms and conditions as the Board of Directors deems appropriate, which shall comply with the requirement of Section 423(b)(5) of the Internal Revenue Code that all employees granted Options have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the ESPP and treated as part of the ESPP.  The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the ESPP by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period shall not exceed 27 months beginning with the Offering Date, and the substance of the provisions of the ESPP pertaining to (i) eligibility; (ii) the grant of Options; (iii) the purchase price; (iv) participation, withdrawal, and termination; and (v) the exercise of Options.

If a participant has more than one Option outstanding under the ESPP, unless he or she otherwise indicates in agreements or notices delivered by such participant: (i) each agreement or notice delivered by that participant will be deemed to apply to all of his or her Options under the ESPP; and (ii) an Option with a lower exercise price (or an earlier-granted Option, if different Options have identical exercise prices) will be exercised to the fullest possible extent before an Option with a higher exercise price (or a later-granted Option if different Options have identical exercise prices) will be exercised.

Eligibility.  Options may be granted only to employees of Hilltop or, as the Board of Directors may designate, to employees of a Related Corporation.  Except as provided below, an employee is not eligible to be granted Options under the ESPP unless, on the Offering Date, such employee has been in the employ of Hilltop or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board of Directors may require (but in no event greater than two years).  In addition, the Board of Directors may provide that no employee is eligible to be granted Options under the ESPP unless, on the Offering Date, such employee’s customary employment with Hilltop or the Related Corporation is for more than 20 hours per week and/or for more than five months per calendar year, or such other criteria as the Board of Directors may determine consistent with Section 423 of the Internal Revenue Code.

No employee is eligible to participate in the ESPP if, immediately after the grant of the Option, (i) the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Hilltop or of any Related Corporation (including any stock which such employee may purchase under all outstanding rights and options); or (ii) such Option would permit such employee’s rights to purchase stock under all “employee stock purchase plans” (described in Section 423 of the Internal Revenue Code) of Hilltop and any Related Corporation to accrue at a rate that exceeds $25,000 of the Fair Market Value (or such other maximum as may be prescribed from time to time by the Internal Revenue Code) of such stock (determined at the Offering Date of the Option) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Internal Revenue Code.  Officers of Hilltop and any designated Related Corporation, if they are otherwise eligible employees, will be eligible to participate in Offerings under the ESPP.  Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may exclude from participation in the ESPP or any Offering any employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code).

As of March 31, 2020, there were approximately 4,800 employees eligible to participate in the ESPP.

Participation in the ESPP.  A participant may elect to authorize payroll deductions pursuant to an Offering under the ESPP by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide).  Each such enrollment form will authorize an amount of Contributions expressed as a percentage of the submitting participant’s Compensation (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board of Directors).  Each participant’s Contributions will be credited to a bookkeeping account for such participant under the ESPP and be deposited with the general funds of the Company, except where applicable law requires that contributions be deposited with an independent third party.  To the extent provided in the Offering, a participant may begin such contributions after the beginning of the Offering.  To the extent provided in the Offering, a participant may thereafter reduce (including to zero) or increase his or her contributions.  To the extent specifically provided in the Offering, in addition to making contributions by payroll deductions, a participant may make contributions through the payment by cash or check prior to each Purchase Date of the Offering.

Grant of Options.  On each Offering Date of an Offering made under the ESPP, each eligible employee will be granted an Option to purchase up to that number of shares of common stock purchasable with a percentage of such employee’s Compensation (not exceeding the percentage set forth in the Offering) during the period that begins on the Offering Date (or such later date as the Board of Directors determines for a particular Offering) and ends on the date stated in the Offering.  The Board of Directors will establish one or more Purchase Dates during an Offering on which Options granted pursuant to that Offering will be exercised and purchases of shares of common stock will be carried out in accordance with such Offering.

In connection with each Offering made under the ESPP, the Board of Directors may specify a maximum number of shares of common stock that may be purchased by any participant on any Purchase Date during such Offering, and a maximum aggregate number of shares of common stock that may be purchased by all participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Dates, the Board of Directors may specify a maximum aggregate number of shares of common stock that may be purchased by all participants on any or each Purchase Date under the Offering.  If the aggregate purchase of shares of common stock issuable upon exercise of Options granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board of Directors action otherwise, a pro rata allocation of the shares of common stock available will be made in as nearly a uniform manner as practicable and equitable.

Purchase Price.  The purchase price of shares of common stock acquired pursuant to Options may not be less than the lesser of: (i) an amount equal to 85% of the Fair Market Value of the shares of common stock on the Offering Date; or (ii) an amount equal to 85% of the Fair Market Value of the shares of common stock on the applicable Purchase Date, as set forth in the Offering.

Exercise of Options.  On each Purchase Date during an Offering, each participant’s accumulated Contributions will be applied to the purchase of shares of common stock, up to the maximum number of shares of common stock permitted pursuant to the terms of the ESPP and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares will be issued upon the exercise of Options unless specifically provided for in the Offering.  If any amount of accumulated Contributions remains in a participant’s account after the purchase of shares of common stock and such remaining amount is less than the amount required to purchase one share of common stock on the final Purchase Date of an Offering, then such remaining amount will be held in such participant’s account for the purchase of shares of common stock under the next Offering under the ESPP, unless such participant withdraws from such next Offering, as provided in the ESPP, or is not eligible to participate in such Offering, as provided in the ESPP, in which case such amount will be distributed to such participant after the final Purchase Date, without interest (unless required by applicable law).

No Options may be exercised unless the shares of common stock to be issued upon such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act and the ESPP is in material compliance with all applicable federal, state and foreign laws, and any other securities laws and other laws applicable to the ESPP.  If, on a Purchase Date the shares of common stock are not so registered or the ESPP is not in such compliance, no Options may be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of common stock are subject to such an effective registration statement and the ESPP is in such compliance, except that the Purchase Date may not be delayed more than twelve months and the Purchase Date may in no event be more than 27 months from the Offering Date.

Shares of common stock obtained by exercise of Options must be held by the participant for at least 90 days prior to the participant’s sale of such common stock.  The terms and conditions of Options granted to, and the purchase of shares of common stock by, persons subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3.  The ESPP and all Options granted thereunder are deemed to contain, and the shares of common stock issued upon exercise of

Options will be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to ESPP transactions.

Withdrawal.  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering.  Upon such withdrawal from the Offering by a participant, the Company will distribute to such participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of common stock for the participant) under the Offering, and such participant’s Option in that Offering will terminate.  A participant’s withdrawal from an Offering will not affect such participant’s eligibility to participate in any other Offerings under the ESPP, but such participant will be required to deliver a new enrollment form in order to participate in subsequent Offerings.

Termination of Employment.  A participant’s Option granted pursuant to an Offering under the ESPP will terminate immediately upon such participant ceasing to be an employee or other lack of eligibility.  The Company will distribute to such terminated or otherwise ineligible employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of common stock) under the Offering.  An employee will be deemed to have terminated employment for purposes of the ESPP when the employee begins a leave of absence, unless the employee is on an approved leave of absence or is entitled to disability benefits, in which case participation will be suspended until a return to active employment.

Restrictions on Transfer.  Options are not transferable by a participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in the ESPP.  During a participant’s lifetime, Options may be exercised only by such participant.  Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts will be null and void and without effect.

Interest.  Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

Adjustments.  In the event of a Capitalization Adjustment, the Board of Directors will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and maximum number of securities reserved under the ESPP; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Options; and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering.  The Board of Directors’ determination will be final, binding, and conclusive.

Effect of Certain Corporate Events.  In the event of a Corporate Transaction (whether by merger, consolidation, asset or stock sale), then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Options outstanding under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the ESPP; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Options or does not substitute similar rights for Options outstanding under the ESPP, then the participants’ accumulated Contributions will be used to purchase shares of common stock within ten business days prior to the Corporate Transaction under any ongoing Offerings, and the participants’ Options under the ongoing Offerings will terminate immediately after such purchase.

Amendment, Termination, or Suspension of the ESPP.  The Board of Directors may amend the ESPP at any time as the Board of Directors deems necessary or advisable.  Except for Capitalization Adjustments, stockholder approval will, however, be required for any amendment of the ESPP for which stockholder approval is required by applicable law or listing requirements, including any amendment that (i) materially increases the number of shares of common stock available for issuance under the ESPP; (ii) materially expands the class of individuals eligible to become participants and receive Options under the ESPP; (iii) materially increases the benefits accruing to participants under the ESPP or materially reduces the price at which shares of common stock may be purchased under the ESPP; (iv) materially extends the term of the ESPP; or (v) expands the types of awards available for issuance under the ESPP, but in each of (i) through (v) above, only to the extent stockholder approval is required by applicable law or listing requirements.  The Board of Directors may suspend or terminate the ESPP at any time.  No Options may be granted under the ESPP while the ESPP is suspended or after it is terminated.  Any benefits, privileges, entitlements, and obligations under any outstanding Options granted before an amendment, suspension, or termination of the ESPP may not be impaired by any such amendment, suspension, or termination except (i) with the consent of the participant to whom such Options were granted; (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Internal Revenue Code); or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

Effective Date.  The ESPP will become effective on January 1, 2021, but no Options may be exercised unless and until the ESPP has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the ESPP is adopted by the Board of Directors.

U.S. Federal Income Tax Effects

Tax Effects for Participants.  The information set forth in the paragraph below is a summary only and does not purport to be complete.  In addition, the information is based upon current U.S. federal income tax rules and, therefore, is subject to change if those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the federal, state, local and other tax consequences of the acquisition or disposition of common stock under the ESPP.  This summary is general in nature and does not purport to be legal or tax advice.

Options granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with options granted under an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. A participant will be taxed on amounts withheld by payroll deductions for the purchase of shares of common stock as if such amounts were actually received.  Except as described in the preceding sentence, no income relating to Options granted or shares purchased under the ESPP will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.  If the stock is disposed of at least two years after the Offering Date and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the Fair Market Value of the stock at the time of such disposition over the purchase price of such stock, or (ii) the excess of the Fair Market Value of the stock as of the grant date of such Option (typically the Offering Date) over the purchase price (applied and determined as of the grant date of such Option), will be treated as ordinary income.  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the Fair Market Value of the stock on the Purchase Date over the purchase price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its Fair Market Value on the Purchase Date, the same amount of ordinary income will be attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the Fair Market Value of the stock on such Purchase Date.  The participant’s basis in the stock will be equal to the amount paid for such stock, plus any ordinary income included for such stock.  Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Tax Effects for the Company.  There are no federal income tax consequences to the Company by reason of the grant or exercise of Options under the ESPP.  The Company will, however, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations). Any ordinary income that is required to be recognized will not be subject to income or payroll tax withholding.

New Plan Benefits

Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate.  Accordingly, the benefits or amounts that will be received with respect to future purchases under the ESPP are not determinable.  For the same reasons and because this is the first time a plan of this nature has been adopted by us, we cannot determine what benefits or amounts would have been received if the ESPP had been in place during the last completed fiscal year.

Required Vote

The approval of the adoption of the Hilltop Holdings Inc. Employee Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the shares of Hilltop common stock cast on the proposal. For purposes of the approval of the ESPP, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE HILLTOP HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking stockholders to cast an advisory vote on the compensation of our named executive officers disclosed in “Management – Compensation Discussion and Analysis” and “Management – Executive Compensation” sections of this Proxy Statement. At our 2017 annual meeting of stockholders, our stockholders voted in favor of a proposal to hold an advisory vote on executive compensation each year. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions. An advisory vote to determine the frequency of future advisory votes on executive compensation will be conducted at our annual meeting held in 2023.

We believe that our executive compensation programs effectively align the interests of our named executive officers with those of our stockholders by tying compensation to performance.

This annual vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We are asking our stockholders to indicate their support for this Proposal Four and the compensation paid to our named executive officers as disclosed commencing on page 29 of this Proxy Statement by voting FOR, on a non-binding advisory basis, the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Vote Necessary to Approve, on a Non-Binding Advisory Basis, Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on a non-binding advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the non-binding advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm during 2019 and has been selected to serve in that capacity for 2020, unless the Audit Committee of the Board of Directors subsequently determines that a change is desirable. While stockholder ratification is not required for the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection is being submitted for ratification at the Annual Meeting, solely with a view toward soliciting our stockholders’ opinion. This opinion will be taken into consideration by the Audit Committee in its future deliberations.

A representative of PricewaterhouseCoopers LLP is expected to be at our Annual Meeting to respond to appropriate questions and, if PricewaterhouseCoopers LLP desires, to make a statement.

Vote Necessary to Ratify the Appointment

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable rules, a broker will have the authority to vote on this proposal in the absence of instructions from the beneficial owner of the relevant shares.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Hilltop Holdings Inc. currently consists of three directors and operates under a written charter adopted by the Board of Directors. Hilltop considers all members of the Audit Committee to be independent as defined by the applicable NYSE listing standards and SEC regulations. Management is responsible for Hilltop’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Hilltop’s independent registered public accounting firm, is responsible for performing an independent audit of Hilltop’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee the financial reporting process.

In this context, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2019, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussion with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

This report has been furnished by the members of the Audit Committee.

Charles R. Cummings (Chairman)	Tracy A. Bolt	J. Markham Green

Independent Auditor’s Fees

For the fiscal years ended December 31, 2019 and 2018, the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows:

	Fiscal Year Ended
	2019	2018
Audit Fees	$5,792,550	$6,356,200
Audit-Related Fees	638,000	391,500
Tax Fees	—	—
All Other Fees	2,700	2,700
Total	$6,433,250	$6,750,400

Audit Fees

Represents fees billed for the audits of our consolidated financial statements and effectiveness of internal control over financial reporting as of and for the years ended December 31, 2019 and 2018, reviews of our interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory and regulatory audits and related services required for certain of our subsidiaries, and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

In 2019 and 2018 these fees primarily related to procedures associated with recently issued accounting standards and attestation reports required under various services agreements.

Tax Fees

No tax fees were incurred during 2019 or 2018.

All Other Fees

In 2019 and 2018, these fees related to an annual renewal of software licenses for accounting research software.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise its independence in performing its audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee pre-approved all fees noted above for 2019 and 2018.

The pre-approval policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PricewaterhouseCoopers LLP during either 2019 or 2018 that fell under this provision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

STOCKHOLDER PROPOSALS FOR 2021

Stockholder proposals intended to be presented at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 5:00 p.m., Dallas, Texas local time, on February 12,  2021 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2021 Proxy Statement and proxy. However, pursuant to such rule, if the 2021 Annual Meeting is not held within 30 days of July 23, 2021, then a stockholder proposal submitted for inclusion in our Proxy Statement for the 2021 Annual Meeting must be received by us a reasonable time before we begin to print and mail our Proxy Statement for the 2021 Annual Meeting.

In order for director nominations and proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act and pursuant to our current bylaws, the nomination or proposal must be received by us at our principal executive offices not before December 31, 2020, and not later than 5:00 p.m. Dallas, Texas local time, on January 30,  2021;  provided, however, that in the event that the date of the 2021 annual meeting is advanced by more than 30 days or delayed by more than 60 days from July 23,  2021, notice by the stockholder in order to be timely must be received no earlier than the 120th day prior to the date of the 2021 annual meeting and not later than 5:00 p.m. Dallas, Texas local time, on the later of the 90th day prior to the date of the 2021 annual meeting or,  if the first public announcement of the 2021 Annual Meeting is less than 100 days prior to the date of the 2021 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made. Stockholders are advised to review our charter and bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to our corporate Secretary at the address listed under “Questions” below.

OTHER MATTERS

Our Board of Directors knows of no other matters that have been submitted for consideration at this Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in their discretion.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations, Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205, or by calling (214) 855-2177. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT IS INCLUDED WITH THIS PROXY STATEMENT BUT SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL. A COPY OF THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 ALSO IS AVAILABLE WITHOUT CHARGE FROM OUR COMPANY WEBSITE AT WWW.HILLTOP-HOLDINGS.COM OR UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, HILLTOP HOLDINGS INC., 6565 HILLCREST AVENUE, DALLAS, TEXAS 75205.

QUESTIONS

If you have questions or need more information about the Annual Meeting, you may write to the corporate Secretary at the following address of our principal executive office:

Corporate Secretary

Hilltop Holdings Inc.

6565 Hillcrest Avenue

Dallas, Texas 75205

You may also call us at (214) 855-2177. We also invite you to visit our website at www.hilltop-holdings.com.

Annex  A

HILLTOP HOLDINGS INC.
2020 EQUITY INCENTIVE PLAN

The Hilltop Holdings Inc. 2020 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of Hilltop Holdings Inc., a Maryland corporation (the “Company”), effective as of April 30, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders.

Article 1. PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, that will:

(a) increase the interest of such persons in the Company’s welfare;
(b) furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c) provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

Article 2. DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.

2.2 “Authorized Officer” is defined in Section 3.2(b) hereof.

2.3 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination (each individually referred to herein as an “Incentive”).

2.4 “Award Agreement” means a written agreement between a Participant and the Company that sets out the terms of the grant of an Award.
2.5 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.6 “Board” means the board of directors of the Company.
2.7 “Cause” shall have the meaning set forth in the Participant’s Award Agreement.
2.8 “Change in Control” means the happening of any of the following events:

(a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (v) any acquisition directly from the Company, (w) any acquisition by the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (y) any acquisition by a Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.8; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries with a third party or sale or other disposition of all or substantially all of the assets of the Company to a third party, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries from a third party (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more of its subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination, or any Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(e)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 8, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

4.1 “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
4.2 “Code” means the United States Internal Revenue Code of 1986, as amended.
4.3 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

4.4 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

4.5 “Company” means Hilltop Holdings Inc., a Maryland corporation, and any successor entity.

4.6 “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

4.7 “Corporation” means any entity that (a) is defined as a corporation under Section 7701 of the Code and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

4.8 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided that all corporate actions necessary to grant such an Award have been taken on or prior to the date set forth in the applicable Award Agreement.  Notwithstanding the foregoing, solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than (a) the effective date of such Award as set forth in the Award Agreement or (b) the date that all corporate actions necessary to grant such an Award have been taken.

4.9 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

4.10 “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period.

4.11 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
4.12 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act.

4.13 “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 7.2.  No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”

4.14 “Exercise Date” is defined in Section 8.3(b) hereof.
4.15 “Exercise Notice” is defined in Section 8.3(b) hereof.

4.16 “Fair Market Value”  means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date (as determined by the Committee, in its discretion), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.  The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

4.17 “Good Reason” shall have the meaning set forth in the Participant’s Award Agreement.
4.18 “Immediate Family Members” is defined in Section 15.8 hereof.
4.19 “Incentive” is defined in Section 2.3 hereof.
4.20 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

4.21 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan.  The Committee may utilize one or more Independent Third Parties.

4.22 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
4.23 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
4.24 “Other Award” means an Award issued pursuant to Section 6.9 hereof.
4.25 “Outside Director” means a director of the Company who is not an Employee or a Contractor.
4.26 “Parent” means a parent corporation as defined in Section 424 of the Code.
4.27 “Participant” means an Employee, Contractor or an Outside Director to whom an Award is granted under this Plan.

4.28 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
4.29 “Performance Goal” means any of the Performance Criteria set forth in Section 6.10 hereof.
4.30 “Plan” means this Hilltop Holdings Inc. 2020 Equity Incentive Plan, as amended from time to time.

4.31 “Prior Plan Awards” means (a) any awards under the Prior Plan that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the Prior Plan that, on or after the Effective Date are settled in cash.

4.32 “Prior Plan” means the Hilltop Holdings Inc. 2012 Equity Incentive Plan.
4.33 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

4.34 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

4.35 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

4.36 “Restriction Period” is defined in Section 6.4(b)(i) hereof.
4.37 “Retirement” shall have the meaning set forth in the Participant’s Award Agreement.

4.38 “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

4.39 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
4.40 “Spread” is defined in Section 12.4(b) hereof.
4.41 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

4.42 “Subsidiary”  means (a) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (b) any limited partnership, if the Company or any corporation described in item (a) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (a) above or any limited partnership listed in item (b) above.  “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

4.43 “Substitute Incentives” is defined in Article 14 hereof.

4.44  “Termination of Service” occurs when a Participant who is (a) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (b) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (c) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason.  Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa.  If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.  Notwithstanding the foregoing provisions of this Section 2.52, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

4.45 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s, a Parent’s, or a Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.  Notwithstanding the foregoing provisions of this Section 2.53 in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

4.46 “Withheld Dividends” is defined in Section 6.4(b)(ii) hereof.

Article 3. ADMINISTRATION

Subject to the terms of this Article 3, the Plan shall be administered by the Compensation Committee of the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”).    At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan.  The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination.  Subject to the other restrictions and limitations set forth in this Plan, the Committee may, in its sole discretion, accelerate the vesting or waive any restrictions of any Award.  Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

The Committee, in its discretion, shall (a) interpret the Plan and Award Agreements, (b) prescribe, amend, and rescind any rules and regulations and sub-plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the administration of the Plan, (c) establish performance goals for an Award and certify the extent of their achievement, and (d) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Parent or Subsidiary of the Company; the Company’s legal counsel, independent auditors, or consultants; or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or a Parent or Subsidiary of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan.  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.  Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant shall be performed solely by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

Article 4. ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options.  The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director.  Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.  Except as required by this Plan, Awards need not contain similar provisions.  The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5. SHARES SUBJECT TO PLAN

5.1 Number Available for Awards.  Subject to adjustment as provided in Articles 11 and 12 and any increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is Three Million Six Hundred Fifty Thousand (3,650,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, or Common Stock purchased by the Company on the open market or otherwise.  During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.  After the Effective Date of the Plan, no awards may be granted under the Prior Plan.

5.2 Reuse of Shares.  To the extent that any Award under this Plan or any Prior Plan Award shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or Prior Plan Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan.  Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock.  Shares of Common Stock otherwise deliverable pursuant to an Award that are (i) withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings,  (ii) unused in the net settlement of stock-settled SARs, and (iii) purchased from the open market using proceeds from the sale of Common Stock received upon exercise of Stock Options, shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan.  Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash.  Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

5.3 Limitation on Outside Director Awards.  Other than during the first calendar year in which an Outside Director has been elected to serve on the Board, no Outside Director may be granted any Award or Awards denominated in shares in any calendar year, when taken together with all cash retainers and other fees paid for services for the same calendar year, that exceed in the aggregate $450,000 (with the value of equity-based Awards computed as of the Date of Grant in accordance with applicable financial accounting rules); provided, however, the Chairman may be granted, in addition to such limit, an Award or Awards each calendar year in an aggregate amount not to exceed 50,000 shares (or an Award or Awards representing such amount).  For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was earned, and not a later year of settlement.

Article 6. GRANT OF AWARDS
6.1 In General.

(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award.  Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval.  Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval.  The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

3.1 Option Price.  The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant.  The Option Price for any share of Common Stock that may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than  ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.  No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.

3.2 Maximum ISO Grants.  The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000.  To the extent any Stock Option granted under this Plan that is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option.  In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

3.3 Restricted Stock.  If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (a) the number of shares of Common Stock awarded, (b) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (c) the time or times within which such Award may be subject to forfeiture, (d) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (e) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Legend on Shares.  The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan.  No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates.

(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, and any other applicable limitations set forth in this Plan, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee (collectively, “Withheld Dividends”); and (B) such Withheld Dividends attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Withheld Dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting), and if such share is forfeited, the Participant shall forfeit and have no right to such Withheld Dividends.  Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired.  Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant.  Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (1) the Company shall be obligated to, or (2) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

2.4 SARs.  The Committee may grant SARs to any Participant.  SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.  In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock.  The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant.  The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.  No dividends or Dividend Equivalent Rights may be paid or granted with respect to any SARs granted hereunder.

2.5 Restricted Stock Units.  Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.  If the right to receive dividends on a Restricted Stock Unit is awarded, then any such dividends shall be Withheld Dividends.

2.6 Performance Awards.

(a) The Committee may grant Performance Awards to one or more Participants.  The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met.  The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock.  Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time.  Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof.  If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award.  Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

(c) In the event of a Change in Control, Performance Awards will vest in full at the greater of “target” achievement of the applicable Performance Goal or the projected actual achievement of the applicable Performance Goal, based upon results achieved through the date of the Change in Control or, if applicable, the date of a Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, in either case, provided that such Termination of Service occurs within six (6) months prior to or twelve (12) months following the Change in Control.

3.1 Dividend Equivalent Rights.  The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents).  Any such reinvestment shall be at the Fair Market Value at the time thereof.  Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (a) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (b) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award, and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights.  No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.

3.2 Other Awards.  The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan.  The terms and conditions of such other form of Award shall be specified by the grant.  Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

3.3 Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria that may consist of, but are not limited to, one or more or any combination of the following criteria: stock price; book value; book value per share; tangible book value; tangible book value  per share; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share (whether on pre-tax, after-tax, operations or other basis); operating earnings; total return to stockholders; return on assets or operating assets; asset quality; net interest margin; or stockholder value added (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude (a) events that are of an unusual nature or indicate infrequency of occurrence, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, (d) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (e) other similar occurrences.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

3.4 No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR without stockholder approval.  For purposes of this Section 6.11, “reprice” means any of the following or any other action that has the same effect:  (a) amending a Stock Option or SAR to reduce its exercise price or base price, (b) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.11 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.

3.5 Recoupment for Restatements.  Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.

Article 7. AWARD PERIOD; VESTING

7.1 Award Period.  Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement.  Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term.  The Award Period for an Incentive shall be reduced or terminated upon Termination of Service.  No Incentive granted under the Plan may be exercised at any time after the end of its Award Period.  No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant.  However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting.  The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2.  Except as otherwise provided herein, no Incentive (nor any portion of an Incentive, even on a pro rata basis) may vest earlier than one (1) year after the Date of Grant (other than Substitute Incentives); provided, however, with respect to grants of Awards made on the date of an Annual Stockholders Meeting to Outside Directors, such one (1) year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Date of Grant or the first Annual

Stockholders Meeting held at least 50 weeks following the Date of Grant.   Notwithstanding the foregoing, (a) the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 7.2, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares, but (b) in connection with a Change in Control, the Committee may not accelerate the date on which all or any portion of any Award may be vested or waive the Restriction Period with respect to any Award, except to provide that an Award may be partially or fully vested upon the Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, in either case, on or within six (6) months prior to or twelve (12) months following a Change in Control. Notwithstanding anything to the contrary in this Plan, all Awards shall vest upon a Change in Control in the event all outstanding Awards are not assumed by an acquiror or surviving or resulting corporation in accordance with Article 12, and any Performance Awards will vest in full at the greater of “target” achievement of the applicable Performance Goal or the projected actual achievement of the applicable Performance Goal, based upon results achieved through the date of Change in Control.

Article 8. EXERCISE OR CONVERSION OF INCENTIVE
8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2 Securities Law and Exchange Restrictions.  In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a) In General.  If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock that is subject to the applicable provisions of the Plan and the Award Agreement.  If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion and subject to the other restrictions and limitations set forth in this Plan, accelerate the date on which all or any portion of the Stock Option may be exercised.  No Stock Option may be exercised for a fractional share of Common Stock.  The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment.  Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:  (i) cash or check, bank draft, or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (iii) by delivery (including by electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option, (iv) by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise), and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.  In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.  If the Participant fails to deliver the consideration described in this Section 8.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.

(c) Issuance of Certificate.  Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee.  The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates.  Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code.  Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) Failure to Pay.  Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

4.1 SARs.  Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by electronic transmission) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least three (3) days after giving such notice, unless an earlier time shall have been mutually agreed upon.  Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(b) that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c) the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

3.1 Disqualifying Disposition of Incentive Stock Option.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition.  A disqualifying disposition by a

Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
Article 9. AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Code Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.  Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement.  In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.  Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

Article 10. TERM

The Plan shall be effective from the date that this Plan is adopted by the Board.  Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their respective terms and conditions.

Article 11. CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (a) the number of shares and type of Common Stock (or the securities or property) that thereafter may be made the subject of Awards, (b) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (c) the Option Price of each outstanding Award, (d) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (e) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

Article 12. RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 No Effect on Company’s Authority.  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Conversion of Incentives Where Company Survives.  Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive.  Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4 Cancellation of Incentives.  Notwithstanding the provisions of Sections 12.2 and 12.3  hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume or substitute the Incentives, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including, in the Board’s discretion but subject to Section 7.2, some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive.  In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion but subject to Section 7.2, may include some or all of those shares in the calculation of the amount payable hereunder.  In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share.  In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

Article 13. LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (a) sell all or substantially all of its property, or (b) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.  If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

Article 14. INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors, or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer (“Substitute Incentives”).  The terms and conditions of the Substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.  Substitute Incentives shall not reduce the shares authorized for issuance under the Plan nor shall such shares subject to an Incentive be added to the shares available for issuance under the Plan as provided in Article 5.  Additionally, in the event that an entity acquired by the Company or any Parent or Subsidiary, or with which the Company or any Parent or Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing equity compensation plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided in Article 5); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Contractors, or Outside Directors prior to such acquisition or combination.

Article 15. MISCELLANEOUS PROVISIONS

15.1 Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 No Right to Continued Employment.  Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3 Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law.  Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

15.4 Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5 Compliance with Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6 Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

15.7 Tax Requirements.  The Company or, if applicable, any Parent or Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Parent or Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment (up to any Company-imposed limit as described below); (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment (up to any Company-imposed limit as described below); or (d) any combination of (a), (b), or (c).  To the extent any withholding obligation is satisfied by the withholding of shares of Common Stock, such withholding shall be limited to the minimum statutory required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost, subject to the discretion of the Committee and any applicable Company policy that may be in place from time to time; provided, however, that any shares of Common Stock that are withheld in excess of the minimum statutory rate shall not be recycled back into the shares authorized for issuance as Awards under the Plan in accordance with Section 5.2.  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.  The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.8 Assignability.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide.  The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.  The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (a) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (d) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (e) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee.  The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement.  The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR.  The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.

15.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.10 Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Hilltop Holdings Inc. 2020 Equity Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas.  No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan.  By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

15.11 Governing Law.  The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Maryland (excluding any conflict of laws, rule or principle of Maryland law that might refer the governance, construction, or interpretation of this Plan to the laws of another state).  A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.  The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of ___________, 2020, by its General Counsel and Secretary pursuant to prior action taken by the Board.

Hilltop Holdings Inc.

By:

Name:

Title:

Annex B

HILLTOP HOLDINGS INC.
EMPLOYEE STOCK PURCHASE PLAN

The Hilltop Holdings Inc. Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors of Hilltop Holdings Inc., a Maryland corporation (the “Company”), effective as of April 30, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders.

1. General.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board or, if delegated to a Committee, such Committee, in good faith in its discretion shall be final, binding, and conclusive on all persons.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate Six Hundred Thousand (600,000) shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

4. Grant of Purchase Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

5. Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is for more than twenty (20) hours per week and/or for more than five (5) months per calendar year, or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering that coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable with a percentage of such Employee's Compensation (as defined by the Board in each Offering) not exceeding fifteen percent (15%) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any or each Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of: (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the

Offering Date; or (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant's Compensation (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering. An Employee will be deemed to have terminated employment for purposes of the Plan when the employee begins a leave of absence, unless the Employee is on an approved leave of absence or is entitled to disability benefits, in which case participation shall be suspended until a return to active employment.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant's lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date during an Offering, each Participant's accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest (unless required by applicable law). If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state and foreign laws, and any other securities laws and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless required by applicable law).

(d)Shares of Common Stock obtained by exercise of Purchase Rights must be held by the Participant for at least ninety (90) days prior to Participant’s sale of such Common Stock. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

9. Covenants of the Company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Adjustments upon Changes in Common Stock; Corporate Transactions.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments in compliance with applicable law, and its determination shall be final, binding, and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12. Amendment, Termination or Suspension of the Plan.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

13. Effective Date of Plan.

The Plan shall become effective on January 1, 2021, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14. Miscellaneous Provisions.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way (i) alter the at will nature of a Participant's employment, or (ii) be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of Maryland without resort to that state's conflicts of laws rules.

15. Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c)  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and other guidance thereunder.

(d)  “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e)  “Common Stock” means the common stock of the Company.

(f)  “Company” means Hilltop Holdings Inc, a Maryland corporation.

(g)  “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)  “Director” means a member of the Board.

(j)  “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k)  “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l)  “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o)  “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p)  “Offering Date” means a date selected by the Board for an Offering to commence.

(q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)  “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s)  “Plan” means this Hilltop Holdings Inc. Employee Stock Purchase Plan.

(t)  “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u)  “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v)  “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w)  “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y)  “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

6565 Hillcrest Avenue

Dallas, Texas 75205

Telephone:  (214) 855-2177

Facsimile:  (214) 855-2173

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 22, 2020 for shares held directly and by 11:59 P.M. Eastern Time on July 20, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HILLTOP HOLDINGS INC. 6565 HILLCREST AVENUE DALLAS, TX 75205 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on July 22, 2020 for shares held directly and by 11:59 P.M. Eastern Time on July 20, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D16344-P40730 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HILLTOP HOLDINGS INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) 07) 08) 09) Charlotte Jones Anderson Rhodes R. Bobbitt Tracy A. Bolt J. Taylor Crandall Charles R. Cummings Hill A. Feinberg Gerald J. Ford Jeremy B. Ford J. Markham Green 10) 11) 12) 13) 14) 15) 16) 17) 18) William T. Hill, Jr. Lee Lewis Andrew J. Littlefair W. Robert Nichols, III Kenneth D. Russell A. Haag Sherman Jonathan S. Sobel Robert C. Taylor, Jr. Carl B. Webb The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For ! ! ! ! Against ! ! ! ! Abstain ! ! ! ! 2. Approval of the Hilltop Holdings Inc. 2020 Equity Incentive Plan. 3. Approval of the Hilltop Holdings Inc. Employee Stock Purchase Plan. 4. Non-binding advisory vote to approve executive compensation. 5. Ratification of the appointment of PricewaterhouseCoopers LLP as Hilltop Holdings Inc.'s independent registered public accounting firm for the 2020 fiscal year. The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2019 are available at www.proxyvote.com. D16345-P40730 HILLTOP HOLDINGS INC. Annual Meeting of Stockholders July 23, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Corey G. Prestidge and Jeremy B. Ford, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HILLTOP HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Dallas, Texas local time on July 23, 2020, at 6565 Hillcrest Avenue, 5th floor, Dallas, TX 75205, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side